Exhibit 2.1

[Missing Graphic Reference]

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

dated as of

February 10, 2016

by and among

YUMA ENERGY, INC.,

YUMA DELAWARE MERGER SUBSIDIARY, INC.,

YUMA MERGER SUBSIDIARY, INC.,

and

DAVIS PETROLEUM ACQUISITION CORP.

[Missing Graphic Reference]
TABLE OF CONTENTS

Exhibits:

Exhibit A                      Form of Company Voting Agreement
Exhibit B                      Form of Yuma Voting Agreement
Exhibit C                      Form of Certificate of Designation
Exhibit D                      Form of Reincorporation Certificate of Merger
Exhibit E                      Form of Certificate of Merger
Exhibit F                      Form of Lock-Up Agreement
Exhibit G                      Directors of Yuma Delaware
Exhibit H                      Form of Registration Rights Agreement
Exhibit I                        Example Calculation of Per Share Consideration

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) entered into as of February 10, 2016, by and among DAVIS PETROLEUM ACQUISITION CORP., a Delaware corporation (the “Company”), YUMA ENERGY, INC., a California corporation (“Yuma”), YUMA DELAWARE MERGER SUBSIDIARY, INC., a Delaware corporation and wholly-owned subsidiary of Yuma (“Delaware Merger Subsidiary”), and YUMA MERGER SUBSIDIARY, INC., a Delaware corporation and wholly-owned subsidiary of Delaware Merger Subsidiary (“Merger Subsidiary”). Terms with their initial letter capitalized have the meaning assigned herein as provided in Section 10.14 below.

WHEREAS, the respective board of directors of the Company, Yuma, Delaware Merger Subsidiary and Merger Subsidiary have determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of their respective stockholders, and have approved the Reincorporation Merger, the Merger and this Agreement, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Yuma and Delaware Merger Subsidiary intend to effect a merger of Yuma with and into Delaware Merger Subsidiary (the “Reincorporation Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the California Corporations Code (the “CCC”) and the Delaware General Corporation Law (the “DGCL”). Upon consummation of the Reincorporation Merger, Yuma will cease to exist, Delaware Merger Subsidiary will continue as the surviving corporation in the Reincorporation Merger and will change its name to “Yuma Energy, Inc.” (“Yuma Delaware”); and

WHEREAS, as soon as practicable following the Reincorporation Merger, the Company, Merger Subsidiary, and Yuma Delaware intend to effect the merger of Merger Subsidiary with and into the Company (the “Merger”) with the Company as the surviving entity in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL. Upon consummation of the Merger, Merger Subsidiary will cease to exist, and the Company will continue as a wholly-owned subsidiary of Yuma Delaware; and

WHEREAS, in connection with the Merger, the parties desire to make certain representations, warranties, covenants and agreements and prescribe certain conditions to the Merger, as provided herein; and

WHEREAS, as a material inducement to Yuma, Delaware Merger Subsidiary and Merger Subsidiary to enter into this Agreement, certain stockholders of the Company shall have concurrently herewith entered into a voting agreement (the “Company Voting Agreement”) in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders shall have agreed to vote the shares of Company Common Stock and Company Preferred Stock beneficially owned by them in favor of the approval and adoption of this Agreement, the approval of the Merger and the approval of the transactions contemplated hereby; and

WHEREAS, as a material inducement to the Company to enter into this Agreement, certain shareholders of Yuma shall have concurrently herewith entered into a voting agreement (the “Yuma Voting Agreement”) in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such shareholders shall have agreed to vote the shares of Yuma Common Stock beneficially owned by them in favor of the approval and adoption of this Agreement, the approval of the Reincorporation Merger and the Merger, and the approval of the transactions contemplated hereby; and

WHEREAS, as a material inducement to the Company and Yuma to enter into this Agreement, certain parties have agreed to enter into a Lock-up Agreement in substantially the form attached hereto as Exhibit F to be delivered in connection with the closing of the transactions contemplated by this Agreement; and

WHEREAS, for U.S. federal income Tax purposes, the parties intend that (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (b) this Agreement will constitute a plan of reorganization within the meaning of U.S. Treasury Regulation Section 1.368-2(g); and (c) Yuma Delaware, Merger Subsidiary and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE REINCORPORATION MERGER

SECTION 1.01 The Reincorporation Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Reincorporation Effective Time, Yuma shall be merged with and into Delaware Merger Subsidiary, the separate existence of Yuma shall cease, and Delaware Merger Subsidiary will continue as “Yuma Delaware”, the surviving corporation in the Reincorporation Merger.

SECTION 1.02 Effect of the Reincorporation Merger.  The Reincorporation Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CCC and the DGCL (including as more fully set forth in and Section 1107 of the CCC and Section 259 of the DGCL), and following the Reincorporation Merger, Yuma Delaware, as the surviving corporation, (i) shall possess all of Yuma’s and Delaware Merger Subsidiary’s assets, rights, powers and property as constituted immediately prior to the Reincorporation Effective Time, (ii) shall continue to be subject to all of Yuma’s and Delaware Merger Subsidiary’s debts, liabilities and obligations as constituted immediately prior to the Reincorporation Effective Time, and (iii) shall be subject to all actions previously taken by the respective boards of directors of Yuma and Delaware Merger Subsidiary prior to the Reincorporation Effective Time.

SECTION 1.03 Reincorporation Closing.  The consummation of the Reincorporation Merger (the “Reincorporation Closing”) shall take place at the offices of Yuma, 1177 West Loop South, Suite 1825, Houston, Texas 77027, commencing at 9:00 A.M., local time on the second Business Day following the satisfaction or waiver of all conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Reincorporation Closing) or such other place and date as the parties may mutually determine. The date on which the Reincorporation Closing actually takes place is referred to in this Agreement as the “Reincorporation Closing Date.”

SECTION 1.04 Effective Time of the Reincorporation Merger.  Contemporaneous with or as promptly as practicable after the Reincorporation Closing, the parties shall cause the Reincorporation Merger to be consummated by filing with (i) the Secretary of State of the State of Delaware (the “Secretary of State”) a certificate of merger in the form attached hereto as Exhibit D (the “Reincorporation Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Reincorporation Merger and (ii) the secretary of state of the State of California an officer’s certificate executed in accordance with the relevant provisions of the CCC, and such filings or recordings as are required under the CCC in order to consummate the Reincorporation Merger.  The Reincorporation Merger shall become effective at the time the Reincorporation Certificate of Merger is filed with the Secretary of State, or such later time as may be agreed in writing by the parties prior to the filing of the Reincorporation Certificate of Merger and specified in the Reincorporation Certificate of Merger, being referred to as the “Reincorporation Effective Time.”

SECTION 1.05 Certificate of Incorporation.  The certificate of incorporation of Delaware Merger Subsidiary, as may be amended and restated, immediately prior to the Reincorporation Effective Time, including the certificate of designation of the Yuma Delaware Series D Preferred Stock, in the form attached hereto as Exhibit C (the “Certificate of Designation”), shall be the certificate of incorporation of Yuma Delaware, unless and until amended in accordance with applicable Law and the terms of this Agreement.

SECTION 1.06 Bylaws.  The bylaws of Delaware Merger Subsidiary, as may be amended and restated, as of the Reincorporation Effective Time, shall be the bylaws of Yuma Delaware, unless and until amended in accordance with applicable Law and the terms of this Agreement.

SECTION 1.07 Directors and Officers.  Subject to Section 2.05(b) and Section 8.02(c), the Persons who are directors and officers of Yuma immediately prior to the Reincorporation Effective Time shall be the directors and officers of Yuma Delaware in their same positions, and shall hold office in accordance with the DGCL, and the certificate of incorporation and bylaws of Yuma Delaware.

SECTION 1.08 Conversion of Capital Stock.  At the Reincorporation Effective Time, by virtue of the Reincorporation Merger and without any further action on the part of the parties or any holder of any of the following securities:

(a) Yuma Common Stock.  Each issued and outstanding share of Yuma Common Stock shall be converted into and become one-tenth (0.10) of one fully paid and nonassessable share of Yuma Delaware Common Stock.

(b) Yuma Series A Preferred Stock. Each issued and outstanding share of Yuma Series A Preferred Stock shall be converted into three and a half (3.5) shares of Yuma Delaware Common Stock.

(c) Cancellation of Delaware Merger Subsidiary Common Stock.  Each issued and outstanding share of common stock, $0.001 par value per share, of Delaware Merger Subsidiary, shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

SECTION 1.09 Treatment of Outstanding Yuma Equity Awards.

(a) Stock Options. At the Reincorporation Effective Time, each option to purchase Yuma Common Stock (the “Yuma Options”) which was issued pursuant to the Yuma 2006 Equity Incentive Plan (the “Yuma 2006 Plan”) and evidenced by an option agreement (the “Yuma Option Agreement”), by virtue of the Reincorporation Merger and without any further action on the part of any holder of any outstanding Yuma Option, that is outstanding immediately prior to the Reincorporation Effective Time, whether vested or unvested, or exercisable or unexercisable, shall be deemed automatically converted into an option (the “Yuma Delaware Option”) to purchase, on the same terms and conditions as were applicable under such Yuma Option at the Reincorporation Effective Time (including, without limitation, the vesting schedule for such Yuma Option), such number of shares of Yuma Delaware Common Stock as is equal to the product of the number of shares of Yuma Common Stock that were subject thereto immediately prior to the Reincorporation Effective Time multiplied by one-tenth (0.10) at an exercise price per share of Yuma Delaware Common Stock, rounded up or down to the nearest whole cent, equal to the per share exercise price per share of Yuma Common Stock otherwise purchasable pursuant to the Yuma Option immediately prior to the Reincorporation Effective Time divided by one-tenth (0.10).  Notwithstanding the foregoing, any such conversion shall be in accordance with the requirements of Sections 409A and, to the extent applicable, 424 of the Code.  A number of shares of Yuma Delaware Common Stock shall be reserved for issuance upon the exercise of options equal to one-tenth (0.10) of the number of shares of Yuma Common Stock so reserved under the Yuma 2006 Plan immediately prior to the Reincorporation Effective Time.  Any such adjustment shall be in accordance with the Yuma 2006 Plan and the Code.

(b) Restricted Stock. At the Reincorporation Effective Time, each share of restricted stock of Yuma (“Yuma Restricted Shares”) which was issued pursuant to the Yuma 2014 Long-Term Incentive Plan (the “Yuma 2014 Plan”) or the Yuma 2011 Stock Option Plan (the “Yuma 2011 Plan” and collectively with the Yuma 2006 Plan and the Yuma 2014 Plan, the “Yuma Plans”) and evidenced by a restricted stock agreement (the “Yuma RSA Agreement”), that is outstanding and will not vest at or immediately prior to the Reincorporation Effective Time, by virtue of the Reincorporation Merger and without further action on the part of any holder of any outstanding Yuma Restricted Share, shall be deemed automatically converted into one-tenth (0.10) of one share of Yuma Delaware restricted common stock (“Yuma Delaware Restricted Shares”), on the same terms and conditions as were applicable under such Yuma Restricted Share immediately prior to the Reincorporation Effective Time, except that all references to the “Company” in the applicable Yuma Plans and the Yuma RSA Agreements will be references to Yuma Delaware.  Any such adjustment shall be in accordance with the applicable Yuma Plan and the Code.

(c) Restricted Stock Units. At the Reincorporation Effective Time, each restricted stock unit of Yuma (the “Yuma RSUs”) which was issued pursuant to the Yuma 2014 Plan or the Yuma 2011 Plan and evidenced by a restricted stock unit agreement (the “Yuma RSU Agreement”), by virtue of the Reincorporation Merger and without any further action on the part of any holder of any outstanding Yuma RSU, that is outstanding immediately prior to the Reincorporation Effective Time, whether vested or unvested, shall be deemed automatically converted into one-tenth (0.10) of one restricted stock unit of Yuma Delaware (“Yuma Delaware RSUs”) on the same terms and conditions as were applicable under such Yuma RSU immediately prior to the Reincorporation Effective Time, except that all references to the “Company” in the applicable Yuma Plan and the Yuma RSU Agreements will be references to Yuma Delaware. A number of shares of Yuma Delaware Common Stock shall be reserved for issuance upon the settlement of the Yuma Delaware RSUs equal to one-tenth (0.10) of the number of shares of Yuma Common Stock so reserved immediately prior to the Reincorporation Effective Time.  Any such adjustment shall be in accordance with the applicable Yuma Plan and the Code.

(d) Stock Appreciation Rights. At the Reincorporation Effective Time, each stock appreciation right with respect to Yuma Common Stock granted under the 2014 Plan (each, a “Yuma SAR”) which was issued pursuant to the Yuma 2014 Plan and evidenced by a stock appreciation right agreement (the “Yuma SAR Agreement”), by virtue of the Reincorporation Merger and without any further action on the part of any holder of any outstanding Yuma SAR, that is outstanding immediately prior to the Reincorporation Effective Time, whether vested or unvested, shall be deemed automatically converted into a stock appreciation right of Yuma Delaware (“Yuma Delaware SARs”), on the same terms and conditions as were applicable under such Yuma SARs immediately prior to the Reincorporation Effective Time except that the Yuma SAR Agreement and each Yuma Delaware SAR shall be deemed to reference and concern such number of shares of Yuma Delaware Common Stock as is equal to the product of the number of shares of Yuma Common Stock that were subject thereto immediately prior to the Reincorporation Effective Time multiplied by one-tenth (0.10) at an exercise price per share of Yuma Delaware Common Stock, rounded up or down to the nearest whole cent, equal to the per share exercise price per share of Yuma Common Stock otherwise provided pursuant to such Yuma SAR Agreement immediately prior to the Reincorporation Effective Time divided by one-tenth (0.10).  Notwithstanding the foregoing, any such conversion shall be in accordance with the requirements of Section 409A of the Code.  A number of shares of Yuma Delaware Common Stock shall be reserved for issuance upon the settlement of the Yuma Delaware SARs equal to one-tenth (0.10) of the number of shares of Yuma Common Stock so reserved immediately prior to the Reincorporation Effective Time.  Any such adjustment shall be in accordance with the applicable Yuma Plan and the Code.

SECTION 1.10 Fractional Shares in Reincorporation Merger.  With respect to any fractional amounts of shares or other Capital Stock of Yuma Delaware (including Capital Stock underlying any Yuma Delaware Option, Yuma Delaware RSU or Yuma Delaware SAR) resulting from, or issuable pursuant to, the Reincorporation Merger pursuant to this Article I, such fractions that are equal to or greater than one-half (0.5) shall be rounded up to the next whole applicable share, and such fractions that are less than one-half (0.5) shall be rounded down to the next whole applicable share.  Notwithstanding the foregoing, any such rounding shall be in accordance with the requirements of Sections 409A and 424 of the Code, as applicable.

ARTICLE II

THE MERGER

SECTION 2.01 Merger Subsidiary Merges into the Company.  Upon the terms and subject to the conditions of this Agreement, at the Merger Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL.  Upon the Merger, the separate corporate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”) and shall continue its existence under the DGCL.

SECTION 2.02 The Closing; Effective Time of the Merger.  Unless this Agreement is earlier terminated pursuant to the terms hereof, the Merger shall become effective as promptly as practicable as set forth below.

(a) The consummation of Merger (the “Closing”) shall take place at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, as soon as practicable following the Reincorporation Closing, which shall be no later than the second Business Day following the satisfaction or waiver of all conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) or such other place and date as the parties may mutually determine (the “Closing Date”).

(b) Contemporaneous with the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State a certificate of merger in the form attached hereto as Exhibit E (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger.  The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary of State, or such later time as may be agreed in writing by the parties prior to the filing of the Certificate of Merger and specified in the Certificate of Merger, being referred to as the “Merger Effective Time.”

SECTION 2.03 Effects of the Merger.  The Merger shall have the effects provided for in this Agreement and in Section 259 of the DGCL.  Without limiting the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of Merger Subsidiary shall vest in the Company and all the obligations, duties, debts and liabilities of Merger Subsidiary shall be the obligations, duties, debts and liabilities of the Company.

SECTION 2.04 Governing Documents

.  Pursuant to the Merger, (a) the certificate of incorporation of Merger Subsidiary in effect at the Merger Effective Time shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law, and (b) the bylaws of Merger Subsidiary, as in effect immediately prior to the Merger Effective Time, shall be the bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

SECTION 2.05 Directors and Officers.

(a) Directors and Officers of the Company.  The directors and officers of the Merger Subsidiary immediately prior to the Merger Effective Time shall, from and after the Merger Effective Time, be the directors and officers of the Company as the Surviving Company of the Merger until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of incorporation and bylaws.

(b) Directors and Officers of Yuma Delaware.  At the Merger Effective Time, automatically and without further action on the part of any Person, the number of members of the Yuma Delaware board of directors shall be set and established at seven (7) and each of the persons named on Exhibit G hereto shall, from and after the Merger Effective Time, be the duly elected and qualified directors of Yuma Delaware and shall hold office until their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal in accordance with Yuma Delaware’s certificate of incorporation and bylaws.  The officers of Yuma Delaware  immediately prior to the Merger Effective Time shall, from and after the Merger Effective Time, continue to be the officers of the Yuma Delaware and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of incorporation and bylaws.

SECTION 2.06 Conversion of Shares.  At the Merger Effective Time and subject to the other provisions of this Article II, by virtue of the Merger and without any action on the part of the parties or the holders of any of the following securities:

(a) Capital Stock of Merger Subsidiary.  Each issued and outstanding share of Capital Stock of Merger Subsidiary immediately prior to the Merger Effective Time shall be cancelled and automatically converted into and become one (1.0) validly issued, fully paid and nonassessable share of common stock of the Surviving Company, $0.001 par value per share;

(b) Excluded Capital Stock of the Company.  Each issued and outstanding share of (i) Company Common Stock and (ii) Company Preferred Stock, owned by any Subsidiary of the Company, Yuma Delaware or Merger Subsidiary and shares of Company Common Stock and Company Preferred Stock held by the Company as treasury stock immediately prior to the Merger Effective Time (all such shares, the “Excluded Shares”), shall automatically be cancelled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

(c)  Company Common Stock.  Each share of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time (excluding any Excluded Shares and any Dissenting Shares) shall be cancelled and automatically converted into and become that number of validly issued, fully paid and non-assessable shares of Yuma Delaware Common Stock equal to the Per Share Consideration.  An example calculation of the Per Share Consideration is attached hereto as Exhibit I; and

(d) Company Preferred Stock.  Each share of Company Preferred Stock issued and outstanding immediately prior to the Merger Effective Time (excluding any Excluded Shares and any Dissenting Shares) shall be cancelled and automatically converted into and become that number of validly issued, fully paid and non-assessable shares of Yuma Delaware Series D Preferred Stock equal to the Per Share Preferred Stock Consideration, with the designations, powers, preferences and rights, and the qualifications, limitations or restrictions, as set forth in the Certificate of Designation.

(e) Merger Consideration Definitions.

(i) The term “Per Share Consideration” means the quotient resulting from (A) the Common Stock Merger Consideration divided by (B) the Closing Company Share Number.

(ii) The term “Closing Company Share Number” means the aggregate number of shares of Company Common Stock outstanding immediately prior to the Merger Effective Time, including the number of Company Restricted Shares vested pursuant to Sections 3.02(b) and 6.21(c) (net of shares surrendered by the holder thereof in satisfaction of withholding tax payment obligations), and Company Common Stock issued upon vesting of the outstanding Company Equity Awards immediately prior to the Merger Effective Time pursuant to Section 3.02. For avoidance of doubt, Dissenting Shares shall not be deemed outstanding immediately prior to the Merger Effective Time for purposes of determining the Closing Company Share Number.

(iii) The term “Common Stock Merger Consideration” means the result of (A) the Initial Common Stock Merger Consideration less (B) the Aggregate Dissenting Share Amount.

(iv) The term “Initial Common Stock Merger Consideration” means the number of shares of newly issued Yuma Delaware Common Stock resulting from the product of (A) the aggregate number of shares of Yuma Delaware Common Stock issued and outstanding immediately prior to the Merger Effective Time (including any shares of Yuma Delaware Common Stock issued or issuable as a result of any Yuma Delaware Vested Equity Awards) (collectively, the “Closing Yuma Share Number”) multiplied by (B) the Exchange Ratio.

(v) The term “Initial Company Share Number” means the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Merger Effective Time, including the number of Company Restricted Shares that vest pursuant to Sections 3.02(b) and 6.21(c) (net of shares surrendered by the holder thereof in satisfaction of withholding tax payment obligations), plus (B) the Aggregate Dissenting Shares.  For avoidance of doubt, Dissenting Shares shall not be deemed outstanding immediately prior to the Merger Effective Time for purposes of clause (A).

(vi) The term “Initial Per Share Consideration” means the quotient resulting from (A) the Initial Common Stock Merger Consideration divided by (B) the Initial Company Share Number.

(vii) The term “Per Share Preferred Stock Consideration” means the Per Share Consideration.

(viii) The term “Preferred Stock Merger Consideration” means the product resulting from the (A) the Per Share Consideration multiplied by (B) the number of shares of Company Preferred Stock outstanding immediately prior to the Merger Effective Time.

(ix) The term “Aggregate Dissenting Shares” means the aggregate number of shares of Company Common Stock that are deemed Dissenting Shares immediately prior to the Merger Effective Time.

(x) The term “Aggregate Dissenting Share Amount” shall mean the product resulting from (A) the Aggregate Dissenting Shares multiplied by (B) the Initial Per Share Consideration, and rounding the product down to the nearest whole number.

(xi) The term “Yuma Delaware Vested Equity Awards” means the sum of:  (A) the aggregate number of shares of Yuma Delaware Restricted Shares that vest as a result of, or prior to, the Merger (net of shares surrendered by the holder thereof in satisfaction of withholding tax payment obligations) pursuant to any Yuma Delaware equity award plan or agreement, including without limitation, the Yuma 2006 Plan, the Yuma 2011 Plan, the Yuma 2014 Plan and any successor plan or agreement (collectively, the “Yuma Stock Plans”); plus (B) the aggregate number of shares of Yuma Delaware Common Stock issued or issuable to settle (giving effect to any net cashless settlement) all Yuma Delaware RSU awards that vest as a result of, or prior to, the Merger pursuant to any Yuma Stock Plan; plus (C) the aggregate number of shares of Yuma Delaware Common Stock issued or issuable to settle (giving effect to any net cashless settlement) all Yuma Delaware SARs that vest as a result of, or prior to, the Merger pursuant to any Yuma Stock Plan.

(xii) The term “Exchange Ratio” means the quotient resulting from (A) 0.611 (the “Company Ownership Percentage”) divided by (B) 0.389 (the “Yuma Ownership Percentage”).

SECTION 2.07 Dissenting Shares.

(a) For purposes of this Agreement, the term “Dissenting Shares” means shares of Company Common Stock and Company Preferred Stock held immediately prior to the Merger Effective Time by a holder of Company Common Stock and Company Preferred Stock (each, a “Company Stockholder”), who did not vote in favor of the Merger (or consent thereto in writing) and with respect to which demand to the Company for purchase of such shares is duly made and perfected in accordance with Section 262 of the DGCL and not subsequently and effectively withdrawn or forfeited. Notwithstanding the provisions of Section 2.06(d), Section 2.06(e) or any other provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the Merger Consideration at or after the Merger Effective Time, and at the Merger Effective Time such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist but shall entitle the holder thereof to receive such consideration as may be determined to be due to holders pursuant to the DGCL, unless and until the holder of such Dissenting Shares withdraws his or her demand for such appraisal in accordance with the DGCL or becomes ineligible for such appraisal.  If a holder of Dissenting Shares shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Merger Effective Time or the occurrence of such event, whichever last occurs, such holder’s Dissenting Shares shall automatically be converted into the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable, as provided in Section 2.06 and in accordance with the DGCL.

(b) The Company shall give Yuma (i) prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock or Company Preferred Stock and (ii) the opportunity to participate in negotiations and proceedings with respect to any such demands.

SECTION 2.08 Exchange of Certificates.

(a) Prior to the Merger Effective Time, Yuma or Yuma Delaware shall appoint an agent, reasonably satisfactory to the Company, to act as exchange agent (the “Exchange Agent”) for the exchange of stock certificates representing the Merger Consideration upon surrender of certificates representing shares of Company Common Stock and Company Preferred Stock (the “Company Certificates”) or, with respect to uncertificated shares, such other evidence of ownership as the Exchange Agent or Yuma Delaware may reasonably request.  At or prior to the Merger Effective Time, Yuma Delaware shall deposit or cause to be deposited with the Exchange Agent in trust for the benefit of the Company Stockholders (i) certificates representing the shares of Yuma Delaware Common Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Common Stock represented by a book entry will be issued) and (ii) certificates representing the shares of Yuma Delaware Series D Preferred Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Series D Preferred Stock represented by a book entry will be issued), sufficient, in each case, to exchange upon the surrender of Company Certificates, together with a properly completed form of letter of transmittal, as hereinafter provided.

(b) Promptly after the Merger Effective Time, Yuma Delaware shall cause the Exchange Agent to mail to each individual, corporation, limited liability company, partnership, association, joint venture, unincorporated organization, trust, joint venture, association, or any other entity, including a Governmental Entity (each, a “Person”), who was a record holder as of the Merger Effective Time of shares of Company Common Stock or Company Preferred Stock, and whose shares were converted into the Merger Consideration pursuant to Section 2.06, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent, and which shall be in such form and shall have such other customary provisions as Yuma Delaware may reasonably specify) and instructions for use in effecting the surrender of the Company Certificates in exchange for stock certificates representing the Merger Consideration. Upon surrender to the Exchange Agent of a Company Certificate or, with respect to uncertificated shares of Company Common Stock or Company Preferred Stock, such other evidence of ownership as the Exchange Agent or Yuma Delaware may reasonably request, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Exchange Agent, the record holder of such shares of Company Common Stock or Company Preferred Stock shall receive, in exchange therefor, either (i) certificates representing the shares of Yuma Delaware Common Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Common Stock represented by a book entry will be issued) or (ii) certificates representing the shares of Yuma Delaware Series D Preferred Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Series D Preferred Stock represented by a book entry will be issued), as applicable, and such Company Certificate shall forthwith be canceled.  If delivery of the Merger Consideration is to be made to a Person other than the Person in whose name the Company Certificate surrendered is registered, it shall be a condition of exchange that the Company Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange pay any transfer or other Taxes required by reason of the transfer or payment of the Merger Consideration to a Person other than the registered holder of the Company Certificate surrendered or establish to the satisfaction of Yuma Delaware that such Tax has been paid or is not applicable. In accordance with the Bylaws of the Company, the Company (and the Surviving Company) shall be entitled to treat the registered owner of all of the shares of Company Common Stock or Company Preferred Stock as the owner thereof, and after the Merger Effective Time, as the owner of the Merger Consideration, for all purposes, until the Company Certificates representing such shares (and such Merger Consideration) have been surrendered by the registered owner thereof in accordance with the provisions of this Section 2.08 (other than Company Certificates representing Excluded Shares and other than Company Certificates representing Dissenting Shares).

(c) At the close of business on the day of the Merger Effective Time, the stock ledger of the Company shall be closed.  From and after the Merger Effective Time, there shall be no registration of transfers of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Merger Effective Time on the stock transfer books of the Surviving Company. From and after the Merger Effective Time, the holders of shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares of Company Common Stock and Company Preferred Stock except as otherwise provided in this Agreement or by applicable Law, and instead shall be owners of the Merger Consideration. If, after the Merger Effective Time, Company Certificates are presented to Yuma Delaware or the Surviving Company for any reason, such Company Certificates shall be cancelled and exchanged as provided in this Article II.

(d) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if reasonably required by Yuma Delaware, the posting by such Person of a bond, in such reasonable amount as Yuma Delaware may direct, as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Company Certificate, (i) certificates representing the shares of Yuma Delaware Common Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Common Stock represented by a book entry will be issued) or (ii) certificates representing the shares of Yuma Delaware Series D Preferred Stock (or make appropriate alternative arrangements if uncertificated shares of Yuma Delaware Series D Preferred Stock represented by a book entry will be issued), as applicable, as contemplated by this Article II.

(e) If the aggregate number of shares of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock to which a Company Stockholder would otherwise be entitled under this Agreement would include a fractional share of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock, then the number of shares of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock that such Company Stockholder is entitled to receive will be (i) if equal to or greater than one-half (0.5), rounded up to the next whole applicable share, and (ii) if less than one-half (0.5), rounded down to the next whole applicable share, and such Company Stockholder will not receive cash or any other compensation in lieu of such fractional share of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock.

(f) At any time after 180 days after the Merger Effective Time, Yuma Delaware shall be entitled to require the Exchange Agent to return certificates representing the Merger Consideration which had been deposited by Yuma or Yuma Delaware, as the case may be, with the Exchange Agent and not exchanged for Company Certificates. Thereafter, former holders of shares of Company Common Stock and Company Preferred Stock shall look only to Yuma Delaware for stock certificates representing the Merger Consideration in exchange for Company Certificates. None of Yuma Delaware, the Company, the Surviving Company or the Exchange Agent shall be liable to any holder of a share of Company Common Stock or Company Preferred Stock for any Merger Consideration delivered in respect of such share of Company Common Stock or Company Preferred Stock to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(g) As required by applicable Law, Yuma Delaware and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to a holder of shares of Company Common Stock or Company Preferred Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law.  To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(h) If, between the date of this Agreement and the Merger Effective Time, the shares of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock shall be changed or proposed to be changed into a different number or class of shares by reason of the occurrence of or record date with respect to any reclassification, recapitalization, split-up, combination, exchange of shares or similar readjustment, in any such case within such period, or a stock dividend thereon shall be declared with a record date within such period, appropriate adjustments shall be made to the Merger Consideration.

SECTION 2.09 Tax Consequences.  It is the intention of the parties hereto that the Merger qualify as a reorganization under Section 368(a) of the Code.

SECTION 2.10 Further Assurances. At and after the Merger Effective Time, the officers, directors and managers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Merger Subsidiary, or the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Merger Subsidiary, or the Company, any other actions and things necessary to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Merger Subsidiary  as a result of, or in connection with, the Merger.

SECTION 2.11 Fractional Shares in Merger.  With respect to any fractional amounts of shares or other Capital Stock of Yuma Delaware resulting from, or issuable pursuant to, the Merger pursuant to this Article II, such fractions that are equal to or greater than one-half (0.5) shall be rounded up to the next whole applicable share, and such fractions that are less than one-half (0.5) shall be rounded down to the next whole applicable share.

SECTION 2.12 Lock-Up Agreement.  Each of the Lock-Up Persons shall be subject to certain transfer restrictions with respect to the shares Yuma Delaware Common Stock they hold after the closing of the Merger, in accordance with the terms of the six (6) month Lock-Up Agreement, a form of which is attached hereto as Exhibit F (the “Lock-Up Agreement”), to be executed and delivered to Yuma Delaware.  In addition, the Company shall use commercially reasonable efforts to cause each of the Additional DPAC Holders to execute and deliver the Lock-Up Agreement to Yuma Delaware; provided, however, that in the event that any Additional DPAC Holder executes and delivers the Lock-Up Agreement to Yuma Delaware and a voting agreement in substantially the form of the Company Voting Agreement, then such Additional DPAC Holder shall be entitled to enter in to the Registration Rights Agreement with Yuma Delaware as provided in Section 6.26(b).

ARTICLE III

EQUITY AWARD PLANS

SECTION 3.01 Yuma Delaware Equity Awards. All Yuma Delaware equity awards outstanding shall remain outstanding, as follows:

(a) Stock Options. At the Merger Effective Time, each Yuma Delaware Option that is outstanding immediately prior to the Merger Effective Time, whether vested or unvested, exercisable or unexercisable, by virtue of the Merger and without any further action on the part of any Person, shall remain outstanding, subject to limitations to avoid federal excise Tax pursuant to Sections 409A and 424 of the Code, and shall continue on the same terms and conditions as were applicable to the Yuma Delaware Option immediately prior to the Merger Effective Time.

(b) Restricted Stock. At the Merger Effective Time, each Yuma Delaware Restricted Share that is outstanding, whether vested or unvested, by virtue of the Merger and without further action on the part of any Person, shall continue on the same terms and conditions as were applicable to the Yuma Delaware Restricted Share immediately prior to the Merger Effective Time, subject to limitations to avoid federal excise Tax pursuant to Section 409A of the Code.

(c) Restricted Stock Units. At the Merger Effective Time, each Yuma Delaware RSU that is outstanding immediately prior to the Merger Effective Time, whether vested or unvested, by virtue of the Merger and without any further action on the part of any Person, subject to limitations to avoid federal excise Tax pursuant to Section 409A of the Code, shall continue on the same terms and conditions as were applicable to the Yuma Delaware RSU immediately prior to the Merger Effective Time.

(d) Stock Appreciation Rights. At the Merger Effective Time, each Yuma Delaware SAR that is outstanding immediately prior to the Merger Effective Time, whether vested or unvested, exercisable or unexercisable, by virtue of the Merger and without any further action on the part of any Person, subject to limitations to avoid federal excise Tax pursuant to Section 409A of the Code, shall continue on the same terms and conditions as were applicable to the Yuma Delaware SAR at the Merger Effective Time.

SECTION 3.02 Company Equity Awards. All Company Equity Awards outstanding shall automatically at the Merger Effective Time be affected as follows:

(a) Stock Options. Each option granted by the Company to purchase shares of Company Common Stock (each, a “Company Option”) that was granted pursuant to the Company Stock Plan or any applicable Company Employee Plan (the “Company Plans”) and evidenced by an option agreement (“Company Option Agreement”), that is outstanding and not exercised prior to the Merger Effective Time, whether vested or unvested, by virtue of the Merger and without further action on the part of any Person, shall automatically be deemed canceled at the Merger Effective Time, the grantee shall have no further rights thereunder and no further consideration shall be paid or payable with respect thereto.

(b) Restricted Stock. At the Merger Effective Time, each share of restricted stock of the Company (“Company Restricted Shares”) which was issued pursuant to the Company Plans and evidenced by a restricted stock agreement (the “Company RSA Agreement”), that is outstanding immediately prior to the Merger Effective Time, whether vested or unvested, by virtue of the Merger and without further action on the part of any Person, shall automatically be deemed to be fully vested immediately prior to the Merger Effective Time and shall be converted into and become the Per Share Consideration, subject to limitations to avoid federal excise Tax pursuant to Section 409A of the Code; provided, however, that each holder of Company Restricted Shares may elect to surrender to the Company, after vesting and prior to such conversion, the number of Company Restricted Shares required to satisfy such holder’s applicable Tax withholding obligation in accordance with the terms of the applicable Company RSA Agreement, and following any such election, each such remaining Company Restricted Share shall be converted into and become the Per Share Consideration.

SECTION 3.03 Company Stock Plan.  As of the Merger Effective Time, the Company Stock Plan shall be terminated by the Company.

SECTION 3.04 Fractional Amounts.  With respect to any fractional amounts of shares or other Capital Stock of Yuma Delaware resulting from, or issuable pursuant to, the Merger pursuant to this Article III, such fractions that are equal to or greater than one-half (0.5) shall be rounded up to the next whole applicable share, and such fractions that are less than one-half (0.5) shall be rounded down to the next whole applicable share.  Notwithstanding the foregoing, any such rounding shall be in accordance with the requirements of Sections 409A and 424 of the Code, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF YUMA, DELAWARE MERGER SUBSIDIARY AND MERGER SUBSIDIARY

Yuma, Delaware Merger Subsidiary and Merger Subsidiary (each, a “Yuma Entity,” and collectively, the “Yuma Entities”), jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule delivered to the Company by Yuma at or prior to the execution and delivery of this Agreement (the “Yuma Disclosure Schedule”), which shall be arranged in sections corresponding to the numbered sections of this Article IV, it being agreed that disclosure of any item on the Yuma Disclosure Schedule shall be deemed to be disclosure with respect to any other section of the Yuma Disclosure Schedule and this Agreement to the extent that the applicability of such item to such other section of the Yuma Disclosure Schedule is reasonably apparent from the face of such disclosure:

SECTION 4.01 Organization and Qualification.

(a) Each of the Yuma Companies is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite corporate power or entity power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Yuma Companies is duly qualified and licensed to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so organized, existing, qualified, licensed and in good standing would not reasonably be expected to have a Yuma Material Adverse Effect.  True, accurate and complete copies of the Governing Documents of each Yuma Company as in effect on the date hereof, including all amendments thereto, have heretofore been made available to the Company.

(b) For purposes of this Agreement, “Yuma Material Adverse Effect” means any change, event, circumstance, development or other occurrence (other than an effect arising out of or resulting from the entering into or the public announcement or disclosure of this Agreement and the transactions contemplated hereby) that, individually or in the aggregate with any other occurrences:

(i) has a material effect on the business, assets, financial condition or ongoing operations of the Yuma Companies taken as a whole, which results in or is reasonably likely to result in, losses, claims, damages, liabilities, fees, expenses or fines to any of the Yuma Companies (collectively, “Yuma Losses”) that, when taken together with all Yuma Losses pursuant to Section 4.01(b)(ii), would exceed $3,000,000 in aggregate amount. For absence of doubt, any operational event which results in a reduction of proved reserves which would reduce the net present value of the Yuma Oil and Gas Properties set forth in the Yuma Reserve Report would result in Yuma Losses in the amount of the reduction in such net present value shall be included in Yuma Losses; provided, however, that notwithstanding any language to the contrary herein, financial statement adjustments not relating to operational events, such as ceiling test write-downs, changes in commodity prices and other non-cash charges, if there is no corresponding cash cost, shall not be deemed to constitute Yuma Losses; or

(ii) results in the breach of any representation, warranty or covenant of any Yuma Company contained in this Agreement (other than a breach of Section 4.15(b)), or which would reasonably be expected to result in the breach of any representation, warranty or covenant of any Yuma Company at Closing, which, individually or in the aggregate, results in, or is reasonably likely to result in, Yuma Losses that, when taken together with all Yuma Losses pursuant to Section 4.01(b)(i), would exceed $3,000,000 in aggregate amount, or

(iii) has a material adverse effect on Yuma’s ability to timely consummate the Merger; provided, however, that in no event shall a decrease in Yuma’s stock price or a write down resulting from a ceiling test impairment by itself constitute a Yuma Material Adverse Effect.

(c) Section 4.01(c) of the Yuma Disclosure Schedule lists each of the Yuma Companies and sets forth as to each the type of entity, its jurisdiction of organization and, except in the case of Yuma, its stockholders or other equity holders.  Except for the Capital Stock of, or other equity or voting interests in, the Subsidiaries listed on Section 4.01(c) of the Yuma Disclosure Schedule, Yuma does not own, directly or indirectly, any Capital Stock of, or other equity or voting interests in, any other Person.

SECTION 4.02 Capitalization.

(a) The authorized Capital Stock of Yuma consists of 300,000,000 shares of Yuma Common Stock and 10,000,000 shares of preferred stock, no par value (“Yuma Preferred Stock”) of Yuma. As of the date hereof, (i) 71,911,361 shares of Yuma Common Stock are issued and outstanding, all of which have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) 554,596 shares of Yuma Series A Preferred Stock are issued and outstanding, all of which have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (iii) no shares of Yuma Capital Stock are held in treasury by Yuma, (iv) 2,437,690 Yuma Restricted Shares, (v) 80,278 shares of Yuma Common Stock are reserved for issuance upon vesting and settlement of outstanding Yuma RSUs, (vi) 1,912,419 shares of Yuma Common Stock are reserved for issuance upon the settlement of the Yuma SARs, and (vii) 105,000 shares of Yuma Common Stock are reserved for issuance upon the exercise of Yuma Options.

(b) Section 4.02(b) of the Yuma Disclosure Schedule sets forth a complete and accurate list of all Yuma Stock Plans and all holders of Yuma Restricted Shares, Yuma SARs, Yuma Options and Yuma RSUs, indicating with respect to each Yuma Restricted Share, each Yuma SAR, each Yuma Option and each Yuma RSU, the number of shares of Yuma Common Stock subject to such Yuma Restricted Shares, Yuma SARs, Yuma Options and Yuma RSUs, the date of grant, settlement terms, vesting period and the expiration date thereof.  Yuma has delivered or made available to the Company accurate and complete copies of all Yuma Stock Plans, the standard forms of the Yuma Restricted Share Agreement, the Yuma SAR Agreement, the Yuma Option Agreement and the Yuma RSU Agreement evidencing Yuma Restricted Shares, Yuma SARs, Yuma Options and Yuma RSUs, and any Yuma Restricted Share Agreements, Yuma SAR Agreement, Yuma Option Agreement and Yuma RSU Agreements evidencing a Yuma Restricted Share, Yuma SAR, Yuma Option or a Yuma RSU that deviates in any material manner from the Yuma’s standard forms of the Yuma Restricted Share Agreement, Yuma SAR Agreement, Yuma Option Agreement and the Yuma RSU Agreement.

(c) The shares of Yuma Delaware Common Stock and Yuma Delaware Series D Preferred Stock to be issued pursuant to the Merger, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities Laws.

(d) Except for the Yuma Series A Preferred Stock, the Yuma Options, the Yuma Restricted Stock, the Yuma RSUs and the Yuma SARs, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement (“Capital Stock Agreements”), obligating any Yuma Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Capital Stock of any Yuma Company or obligating any Yuma Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.02(d) of the Yuma Disclosure Schedule, there are no outstanding stock appreciation rights or similar derivative securities or rights of any Yuma Company.  There are no voting trusts, irrevocable proxies or other agreements or understandings to which any Yuma Company is a party or is bound with respect to the voting of any shares of Capital Stock of Yuma.

(e) All of the issued and outstanding shares of Capital Stock (or equivalent equity interests of entities other than corporations) of each of Yuma’s Subsidiaries are owned, directly or indirectly, by Yuma free and clear of any liens, other than statutory liens for Taxes not yet due and payable, such other restrictions as may exist under applicable securities Law and liens in favor of Yuma’s lenders as listed on Section 4.02(e) of the Yuma Disclosure Schedule, and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

SECTION 4.03 Authority; Non-Contravention; Approvals.

(a) Yuma has the requisite corporate power and authority to enter into this Agreement and, subject to Yuma Shareholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Yuma of this Agreement, the performance by Yuma of its obligations hereunder, and the consummation by Yuma of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Yuma, subject only to the approval of the Yuma Shareholder Approval Matters by the shareholders of Yuma.  The affirmative vote of the holders of (i) a majority of the outstanding shares of Yuma Common Stock outstanding on the applicable record date and (ii) two-thirds of the outstanding shares of Yuma Series A Preferred Stock outstanding on the applicable record date voting as a separate class (collectively, the “Yuma Shareholder Approval”) is the only vote of the holders of any class or series of Yuma’s Capital Stock necessary to adopt or approve the Yuma Shareholder Approval Matters.  There are no bonds, debentures, notes or other indebtedness of Yuma having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of Yuma Common Stock may vote.  This Agreement has been duly executed and delivered by each of the Yuma Entities, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of the Yuma Entities, enforceable against the Yuma Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

(b) The Yuma Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of Yuma duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) approved this Agreement, the Reincorporation Merger and the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Reincorporation Merger and the Merger, are fair to, and in the best interests of, Yuma shareholders, and (ii) resolved to recommend that Yuma’s shareholders approve the Yuma Shareholder Approval Matters and directed that such matters be submitted for consideration of the shareholders of Yuma at the Yuma Shareholders’ Meeting. The board of directors of each of Delaware Merger Subsidiary and Merger Subsidiary, at a meeting duly called and held, has unanimously approved this Agreement, the Reincorporation Merger and the Merger, as applicable.  Yuma, in its capacity as the sole stockholder of Delaware Merger Subsidiary, hereby approves of this Agreement and the Reincorporation Merger, and Delaware Merger Subsidiary, in its capacity as the sole stockholder of Merger Subsidiary, hereby approves of this Agreement and the Merger.

(c) The execution, delivery and performance of this Agreement by each of the Yuma Entities and the consummation of the Reincorporation Merger, the Merger, and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Yuma under any of the terms, conditions or provisions of (i) the Governing Documents of any Yuma Company, (ii) subject to compliance with the requirements set forth in clauses (i)-(v) of Section 4.03(d) and obtaining the Yuma Shareholder Approval, any statute, Law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, Permit or license of any court or Governmental Entity applicable to any of the Yuma Companies or any of their respective properties or assets, or (iii) any contract, agreement, commitment or understanding to which any Yuma Company is now a party or by which any of the Yuma Companies or any of their respective properties or assets may be bound or affected, except as provided in Section 4.03 of the Yuma Disclosure Schedule, and other than, in the case of clauses (ii) and (iii) of this Section 4.03(c), such violations, conflicts, breaches, defaults, terminations, accelerations, contractual requirements or creations of liens, security interests or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Yuma Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(d) Except for (i) the filing with the SEC of a Registration Statement on Form S-4 under the Securities Act by Yuma, through Delaware Merger Subsidiary, with respect to the transactions contemplated hereby (the “Registration Statement”) and applicable filings pursuant to the Exchange Act, including the filing with the SEC of Yuma’s proxy statement relating to the Yuma Shareholders’ Meeting (the “Proxy Statement/Prospectus”), (ii) the filing of the Certificate of Merger with the Secretary of State in connection with the Merger, (iii) the filing of a Current Report on Form 8-K with the SEC within four (4) Business Days after the execution of this Agreement and within four (4) Business Days of the Closing Date, (iv) filings with the Secretary of State and the secretary of state of the State of California in connection with the Reincorporation Merger, and (v) such approvals as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of the NYSE MKT, and except as provided in Section 4.03 of the Yuma Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval, ratification or permission of (any of the foregoing being a “Consent”), any Governmental Entity or authority or other Person is necessary under any Yuma Material Contract or otherwise for the execution and delivery of this Agreement by Yuma or Merger Subsidiary or the consummation by Yuma or Merger Subsidiary of the transactions contemplated hereby, other than such Consents which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Yuma Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(e) The board of directors of Yuma has approved the Merger and this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated hereby the anti-takeover provisions of the CCC to the extent, if any, such provisions are applicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby.  No other state takeover, control share, fair price or similar statute or regulation applies to or purports to apply to Yuma with respect to the Merger, this Agreement, or the transactions contemplated hereby and thereby.

SECTION 4.04 Reports and Financial Statements.

(a) Since January 1, 2014, Yuma has timely filed or furnished, as applicable, with the SEC all forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto (the “Yuma SEC Reports”), required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed or amended, in all material respects, with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Yuma SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Yuma SEC Report filed with the SEC prior to the date hereof.

(b) The financial statements of Yuma included in the Yuma SEC Reports (collectively, the “Yuma Financial Statements”) were prepared in accordance with United States generally accepted accounting principles (except, with respect to any unaudited financial statements, as permitted by applicable SEC rules or requirements) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Yuma Companies as of the dates thereof and the consolidated results of operations and changes in financial position of the Yuma Companies for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

(c) Since January 1, 2014, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Yuma, the Yuma Board or any committee thereof.  Since January 1, 2014, neither Yuma nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Yuma, (ii) any fraud, whether or not material, that involves Yuma’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Yuma, or (iii) any claim or allegation regarding any of the foregoing.

SECTION 4.05 Proxy Statement/Prospectus.  None of the information to be supplied by any of the Yuma Entities or its stockholders for inclusion in the Proxy Statement/Prospectus will, at the time of the mailing thereof or any amendments or supplements thereto, or at the time of the Yuma Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Registration Statement will comply, as of its effective date, as to form in all material respects with all applicable Laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made by any Yuma Entity with respect to statements made or incorporated by reference therein or information supplied by the Company in writing for inclusion therein.

SECTION 4.06 No Violation of Law.  No Yuma Company is in violation of or has been given written (or, to the knowledge of any Yuma Entity, oral) notice of any violation of any Law, statute, order, rule, regulation, ordinance or judgment of any Governmental Entity or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Yuma Material Adverse Effect.  The Yuma Companies have all material Permits necessary to conduct their businesses as presently conducted.  The Yuma Companies are in compliance, in all material respects, with the terms of such material Permits.

SECTION 4.07 Material Contracts; Compliance with Contracts.

(a) Except as otherwise noted below, Section 4.07 of the Yuma Disclosure Schedule includes a list of the following contracts, agreements, licenses, arrangements or understandings to which any of the Yuma Companies is a party or by which any them or their respective assets are bound or affected as of the date hereof (each, whether or not listed on Section 4.07 of the Yuma Disclosure Schedule, a “Yuma Material Contract”):

(i) contracts for professional services, consulting agreements, licenses, technical data and other Intellectual Property, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period, and master services agreements pursuant to which any Yuma Company made aggregate payments of $1,000,000 in the twelve (12) months prior to the date hereof or reasonably expects to make aggregate payments of $1,000,000 in the twelve (12) months after the date hereof;

(ii) contracts relating to any Owned Property or Leased Property of any Yuma Company, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period;

(iii) contracts relating to the Yuma Oil and Gas Properties, including oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, as well as operating agreements, unitization, pooling and communitization agreements, area of mutual interest agreements, farmin and farmout agreements, participation agreements, exchange agreements, exploration agreements, and development agreements, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period, and provided that the contracts listed in this Section 4.07(a)(iii) need not be listed on Section 4.07 of the Yuma Disclosure Schedule;

(iv) contracts for the sale, gathering, processing, storage or transportation of production, or otherwise relating to the marketing of production from the Yuma Oil and Gas Properties, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period, and other than contracts which are subject to cancellation on not more than sixty (60) days’ notice without penalty or other detriment to the applicable Yuma Company;

(v) contracts that contain calls upon or options to purchase production, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period;

(vi) pursuant to which payments are required or acceleration of benefits is required upon a change of control of Yuma or similar event, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period;

(vii) which is material to any of the Yuma Companies or any of their assets, including Yuma’s Intellectual Property, or business and which requires the Consent or waiver of a third party prior to Yuma consummating the transactions contemplated hereby, in each case that provide for aggregate payments by or to any Yuma Company in excess of $250,000 during any twelve (12) month period;

(viii) contracts which concern payments by the Yuma Companies in excess of $250,000 in the aggregate unless terminable by the Yuma Companies on not more than thirty (30) days’ notice without penalty;

(ix) contracts restricting, in any material respect, any Yuma Company from freely engaging in any business or competing anywhere;

(x) contracts that constitute a partnership or joint venture agreement (excluding any Tax partnership);

(xi) any mortgages, indentures, guarantees, letters of credit, loans or credit agreements, security agreements or similar contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $250,000, other than (A) accounts receivable and payable, and (B) loans to direct or indirect wholly owned Subsidiaries of Yuma;

(xii) any employee collective bargaining agreement or other contract with any labor union;

(xiii)  which would be deemed a “material contract” within the meaning of Item 601(b)(10) of SEC Regulation S-K; or

(xiv) which, with respect to any Yuma Company’s Intellectual Property, relates to (A) any acquisition by or from Yuma or any of its Subsidiaries, or any grant by or to Yuma or any of its Subsidiaries, of any right, title or interest in, under or to any of Yuma’s Intellectual Property, including contracts, agreements, arrangements or understandings with respect to Yuma’s Intellectual Property, or (B) any covenant not to sue granted by any of the Yuma Companies to any Person or granted by any Person to the Yuma Companies for the benefit of such Yuma Company, with respect to any of the Intellectual Property of any Yuma Company, all of which any Yuma Company’s Intellectual Property in clauses (A) and (B) is material to the Yuma Companies, taken as a whole, other than standardized nonexclusive licenses obtained by the Yuma Companies in the ordinary course of business.

(b) With respect to each Yuma Material Contract (i) the Yuma Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the applicable Yuma Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity), and (ii) neither Yuma nor any of its Subsidiaries is, or has any knowledge that any other party thereto is, in material breach or violation of or in material default in the performance or observance of any term or provision of any Yuma Material Contract, and, to the knowledge of the Yuma Companies, no event has occurred which, with lapse of time or action by a third party, would result in a default under, any Yuma Material Contract.

(c) True, accurate and complete copies of each Yuma Material Contract have heretofore been made available to the Company.

SECTION 4.08 Brokers and Finders.  Except for fees payable to the Financial Advisor pursuant to an engagement letter, dated January 22, 2016, Yuma has not entered into any contract with any Person that may result in the obligation of Yuma to pay any investment banking fees, finder’s fees or brokerage fees in connection with the transactions contemplated hereby. Yuma has provided to the Company a true, correct and complete copy of any and all engagement or retention agreements with financial advisors or other advisors, to which Yuma is a party and which are related to the transactions contemplated hereby.

SECTION 4.09 No Prior Activities of Delaware Merger Subsidiary and Merger Subsidiary.  Except for obligations incurred in connection with its incorporation or organization and the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, none of Delaware Merger Subsidiary and Merger Subsidiary has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

SECTION 4.10 Litigation; Government Investigations.  There are no material claims, suits, actions, proceedings, arbitrations or other actions pending or, to the knowledge of Yuma, threatened against, relating to or affecting any Yuma Company or any of their assets, before any court, governmental department, Governmental Entity, commission, agency, instrumentality or authority, or any arbitrator.  No material investigation or review by any Governmental Entity or authority is pending or, to the knowledge of Yuma, threatened, and no Governmental Entity or authority has indicated an intention to conduct the same.  No Yuma Company is subject to any judgment, decree, injunction, rule or Order of any court, governmental department, Governmental Entity, commission, agency, instrumentality or authority, or any arbitrator, or any settlement agreement or stipulation, which as of the date hereof, prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Yuma Material Adverse Effect.

SECTION 4.11 Taxes.

(a) Each Yuma Company has timely (i) filed with the appropriate Governmental Entity all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or reserved in accordance with United States generally accepted accounting principles on the Yuma Financial Statements all material Taxes required to be paid.  No Yuma Company has requested an extension of time within which to file a material Tax Return, which has not been since filed.  There are no liens for Taxes upon any property or asset of any Yuma Company, other than liens for Taxes not yet due and payable or Taxes contested in good faith by appropriate proceedings or that are otherwise not material and reserved against in accordance with United States generally accepted accounting principles.  No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against any Yuma Company, which has not been fully paid or adequately reserved or reflected in the Yuma SEC Reports, and there are no material unresolved issues of Law or fact arising out of a written notice of a deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Yuma Companies.  No Yuma Company has agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect.  No Yuma Company has received (A) notice from any federal taxing authority of its intent to examine or audit any of Yuma’s or any of its Subsidiaries’ Tax Returns or (B) notice from any state taxing authority of its intent to examine or audit any of Yuma’s or any of its Subsidiaries’ Tax Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a Yuma Material Adverse Effect.  No Yuma Company is a party to any agreement providing for the allocation or sharing of Taxes with any entity other than agreements the consequences of which are fully and adequately reserved for in the Yuma Financial Statements.  Yuma has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the five-year period ending on the date hereof.

(b) Each Yuma Company has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c) The statutes of limitations for the federal income Tax Returns of the Yuma Companies have expired or otherwise have been closed for all taxable periods ending on or before December 31, 2009.

(d) Since December 31, 2009, no Yuma Company has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(e) No Yuma Company is the subject of or bound by any material private letter ruling, technical advice memorandum, closing agreement or similar material ruling, memorandum of agreement with any taxing authority.

(f) No Yuma Company has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the U.S. Treasury Regulations.

(g) No Yuma Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in the U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(h) No Yuma Company has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i) Yuma has made available to the Company correct and complete copies of (i) all U.S. federal income Tax Returns of the Yuma Companies relating to taxable periods ending on or after December 31, 2009, filed through the date hereof and (ii) any material audit report within the last three years relating to any material Taxes due from or with respect to any Yuma Company.

(j) No jurisdiction where any Yuma Company does not file a Tax Return has made a claim that any Yuma Company is required to file a Tax Return for a material amount of Taxes for such jurisdiction.

(k) Within the last three (3) years, no Yuma Company has owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(l) Except as set forth in Section 4.11(l) of the Yuma Disclosure Schedule, all of the transactions which Yuma has accounted for as hedges under the SFAS 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to U.S. Treasury Regulation Section 1.1221-2 and have been properly identified as such under U.S. Treasury Regulation Section 1.1221-2(f).

(m) For purposes of this Agreement, “Tax” (including, with correlative meaning, the terms “Taxes”) means all federal, state, local and foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, profits, franchise, gross receipts, environmental, customs duty, Capital Stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, social security, occupation, use, property, withholding, excise, production, value added, occupancy, capital, ad valorem, transfer, inventory, license, customs duties, fees, assessments and charges of any kind whatsoever and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and includes any liability for Taxes of another Person by contract, as a transferee or successor, under U.S. Treasury Regulation Section 1.1502-6 or analogous state, local or foreign Law provision or otherwise, and “Tax Return” means any return, report, claim for refund, estimate, information return or statement or other similar document (including attached schedules) relating to or required to be filed with respect to any Tax, including, any information return, claim for refund, amended return or declaration of estimated Tax.

SECTION 4.12 Employee Benefit Plans; ERISA; Employment Agreements.

(a) Section 4.12(a) of the Yuma Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, change in control, supplemental retirement, fringe benefits, cafeteria benefits, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which any Yuma Company is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, or other benefits, whether written or unwritten, including without limitation each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to by any Yuma Company and any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with Yuma within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) for the benefit of any Person who performs or who has performed services for any Yuma Company or with respect to which any Yuma Company or any ERISA Affiliate of any Yuma Company has or may have any liability (including without limitation contingent liability) or obligation (collectively, the “Yuma Employee Plans”).

(b) Yuma has furnished to the Company true and complete copies of documents embodying each of Yuma Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three (3) plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto.  With respect to each Yuma Employee Plan, if any, that is subject to ERISA reporting requirements, Yuma has provided copies of the Form 5500 reports filed for the last three (3) plan years.

(c) Compliance. Except as disclosed in Section 4.12 of the Yuma Disclosure Schedule, (i) Each Yuma Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Yuma Material Adverse Effect; and Yuma and each ERISA Affiliate of Yuma have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of Yuma Employee Plans; (ii) any Yuma Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable U.S. Treasury Regulations or IRS pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of Yuma Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person; (iv) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Yuma Employee Plan; (v) none of Yuma or, to the knowledge of Yuma, any ERISA Affiliate of Yuma is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Yuma Employee Plan; (vi) all contributions required to be made by Yuma or any ERISA Affiliate of Yuma to any Yuma Employee Plan have been timely paid and accrued; (vii) with respect to each Yuma Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (viii) each Yuma Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Yuma Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Yuma is threatened, against or with respect to any such Yuma Employee Plan, including any audit or inquiry by the IRS or U.S. Department of Labor; (x) there has been no amendment to, written interpretation or announcement by Yuma or any ERISA Affiliate of Yuma that would materially increase the expense of maintaining any Yuma Employee Plan above the level of expense incurred with respect to that Yuma Employee Plan for the most recent fiscal year included in Yuma Financial Statements; and (xi) no Yuma Employee Plan is subject to or maintained pursuant to the Laws of a foreign jurisdiction.  No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of any Yuma Company or its ERISA Affiliates has or will obtain a right to receive a gross-up payment from any Yuma Company or its ERISA Affiliates with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(d) Neither Yuma nor any ERISA Affiliate of Yuma has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any “multiemployer plan” (as defined in Section 3(37) of ERISA), to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 or 430 of the Code or any multiple employer welfare arrangement or voluntary employee benefits association.  None of Yuma or any ERISA Affiliate of Yuma has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e) With respect to each Yuma Employee Plan, each Yuma Company has complied with (i) the applicable health care continuation and notice provisions of the COBRA and the regulations thereunder or any state Law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) HIPAA; (iv) the applicable requirements of the Cancer Rights Act of 1998; and (v) the Patient Protection and Affordable Care Act (“PPAC”).  Yuma has no unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Law governing health care coverage extension or continuation.

(f) Except as set forth in Section 4.12(f) of the Yuma Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Yuma or any ERISA Affiliate of Yuma to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Yuma Employee Plan); or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider.  No benefit payable or that may become payable by any Yuma Company pursuant to any Yuma Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code and no such benefit will fail to be deductible for federal income Tax purposes by virtue of Section 162(m) of the Code.  Except as set forth in Section 4.12(f) of the Yuma Disclosure Schedule, each Yuma Employee Plan can be amended, terminated or otherwise discontinued after the Merger Effective Time in accordance with its terms, without material liability to Yuma or the Company other than ordinary administration expenses typically incurred in a termination event.

(g) Each Yuma Company is in compliance with all currently applicable Laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration Laws, discrimination Laws, verification of employment eligibility, employee leave Laws, classification of workers as employees and independent contractors, wage and hour Laws, and occupational safety and health Laws.  There are no proceedings pending or, to the knowledge of Yuma, reasonably expected or threatened, between any Yuma Company, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage.  There are no claims pending, or, to the knowledge of Yuma, reasonably expected or threatened, against any Yuma Company under any workers’ compensation or long-term disability plan or policy.  No Yuma Company is a party to any collective bargaining agreement or other labor union contract.  No Yuma Company is paying or is obligated to pay any employee or any former employee any disability or workers compensation payments or unemployment benefits. Except as set forth in Section 4.12(g) of the Yuma Disclosure Schedule, the employment of each of the Yuma Company’s employees is terminable by Yuma at will.  To the best of the knowledge of Yuma, no employee of any Yuma Company intends to terminate his or her employment with Yuma.

(h) Except as set forth in Section 4.12(h) of the Yuma Disclosure Schedule, no Yuma Company is a party to or bound by any employment, consulting, termination, severance or similar agreement with any individual officer, director or employee of any Yuma Company or any agreement pursuant to which any such Person is entitled to receive any benefits from any Yuma Company upon the occurrence of a change in control of Yuma or similar event.

(i) All Yuma Employee Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder.  Except as set forth in Section 4.12(i) of the Yuma Disclosure Schedule, no Yuma Common Stock or other security of Yuma, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Yuma Employee Plan.

SECTION 4.13 Tax Matters.  No Yuma Company has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.  Without limiting the generality of the foregoing:

(a) The Merger will be carried out strictly in accordance with this Agreement and pursuant to the DGCL.  There are no other written or oral agreements relating to the Merger other than those expressly referred to in this Agreement.

(b) In connection with the Merger, no shares of Company Common Stock or Company Preferred Stock will be acquired by Yuma, Yuma Delaware or a Related Person for consideration other than shares of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock, as applicable. In accordance with U.S. Treasury Regulation Section 1.368-1(e)(4), (5), and (7), for purposes of this Agreement, the term “Related Person” means, (i) a corporation that, immediately before or immediately after a purchase, exchange, redemption, or other acquisition of Company Common Stock or Yuma Common Stock, as the case may be, or Company Preferred Stock or Yuma Series A Preferred Stock, as the case may be, is a member of an Affiliated Group of which the Company or Yuma, as applicable, (or any successor corporation thereto) is a member; or (ii) a corporation in which the Company or Yuma, as applicable, (or any successor corporation thereto), owns, or which owns with respect to the Company or Yuma, as applicable, (or any successor corporation thereto), directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of the Company or Yuma, as applicable, (or any successor thereto) or such corporation, a proportionate share of the stock owned by entities in which the Company or Yuma, as applicable, (or any successor thereto) or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options.

(c) Yuma is a publicly traded company and its value is determined on that basis. The Merger Consideration was negotiated by the parties on an arm’s length basis. Based on the volume weighted average closing price of Yuma Common Stock over the fifteen (15) trading days prior to the date of this Agreement, the fair market value of the Merger Consideration received by each stockholder of the Company will be approximately equal to the fair market value of Company Common Stock and Company Preferred Stock exchanged in the Merger.

(d) Neither Yuma, Yuma Delaware nor any Related Person has any plan or intention to redeem or otherwise reacquire, directly or indirectly, any shares of Yuma Delaware Common Stock or Yuma Delaware Series D Preferred Stock to be issued in the Merger.

(e) Yuma has no stock repurchase program and has no current plan or intention to adopt such a plan.

(f) Neither Yuma nor any Related Person owns, nor has it owned during the past five (5) years, any shares of stock of the Company.  Neither Yuma nor any Related Person has caused any other Person to acquire stock of the Company on behalf of Yuma or a Related Person, and will not directly or indirectly acquire any stock of the Company in connection with the Merger, except as described in this Agreement.

(g) Yuma has not, directly or indirectly, transferred any cash or property to the Company (or any entity controlled directly or indirectly by the Company) for less than full and adequate consideration and has not made any loan to the Company (or any entity controlled directly or indirectly by the Company) in anticipation of the Merger.

(h) There is no intercompany indebtedness existing between Yuma, Merger Subsidiary, and the Company that was or will be issued, acquired, or settled at a discount in connection with the Merger.

(i) Yuma, Yuma Delaware, Merger Subsidiary will each pay its expenses incurred in connection with or as part of the Merger. Yuma and Yuma Delaware have not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of shares of Company Common Stock or Company Preferred Stock in connection with or as part of the Merger, or any related transactions.  Yuma and Yuma Delaware have not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of shares of Company Common Stock or Company Preferred Stock.

(j) Any compensation paid to the holders of shares of Company Common Stock or Company Preferred Stock who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with Yuma or Yuma Delaware, as the case may be, (i) will be for services actually rendered or to be rendered, (ii) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (iii) will not represent consideration for the surrender of the shares of Company Common Stock or Company Preferred Stock in the Merger.

(k) Following the Merger, Yuma Delaware will continue the historic business of the Company or use a significant portion of its assets in a business, within the meaning of U.S. Treasury Regulation Section 1.368-1(d).

(l) Yuma Delaware is paying no consideration in the Merger other than the Merger Consideration.

(m) Yuma has substantial non-tax business purposes and reasons for the Merger, and the terms of the Merger are the product of arm’s length negotiations.

(n) Yuma Delaware will not take any position on any Tax Return, or take any other Tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(o) No stock or securities of Yuma or Yuma Delaware will be issued to any Company Stockholder for services rendered to or for the benefit of Yuma, Yuma Delaware or the Company in connection with the Merger except as provided in this Agreement.

(p) No stock or securities of Yuma or Yuma Delaware will be issued for any indebtedness owed to any Company Stockholder in connection with the Merger.

(q) Yuma has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since February 10, 2014.  The stock of Yuma has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since February 10, 2014.

(r) At and after the Merger Effective Time, Yuma Delaware will be a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

(s) After the Merger Effective Time as part of a plan that includes the Merger, Yuma Delaware will not sell or otherwise transfer any of the assets of the Company to a corporation or other entity.

(t) Immediately after the Merger Effective Time, Yuma expects that Yuma Delaware will be treated as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), taking into account the United States real property owned by the Company.

(u) Prior to the Merger, Merger Subsidiary will be a newly formed corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and Yuma (or Yuma Delaware after the consummation of the Reincorporation Merger) will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

(v) Merger Subsidiary will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities in the Merger.

(w) No Yuma Company is an investment company as defined in Section 368(a)(2)(F) of the Code.  An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment.  In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any Subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the Subsidiary’s assets, and a corporation shall be considered a Subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.  For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(x) No Yuma Company is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

SECTION 4.14 Liabilities.  As of the date hereof, no Yuma Company has incurred liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Yuma Financial Statements or reflected in the notes thereto, or (ii) which were incurred since September 30, 2015 in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Yuma Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business; and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles consistently applied, including the footnotes thereto.  As of the date hereof, each of Delaware Merger Subsidiary and Merger Subsidiary has no assets or liabilities.

SECTION 4.15 Absence of Certain Changes or Events.  Since December 31, 2014, (a) except with respect to the transactions contemplated by this Agreement, the Yuma Companies have carried on and operated their businesses in all material respects in the ordinary course of business, (b) there have not been any changes, events, circumstances, developments or occurrences that would reasonably be expected to have a Yuma Material Adverse Effect, and (c) except as disclosed on Section 4.15 of the Yuma Disclosure Schedule or in the Yuma SEC Reports filed by Yuma with the SEC since December 31, 2014, and prior to the date hereof to the extent that it is reasonably apparent that the disclosure in such Yuma SEC Reports is responsive to the matter in this Section 4.15(c), no Yuma Company has taken any action that, if taken after the date hereof and before the Closing, would constitute a breach of Sections 6.02(b) through (e) and (g) through (p).

SECTION 4.16 Compliance.  Yuma is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, and the listing and corporate governance rules and regulations of NYSE MKT that are in each case applicable to Yuma.

SECTION 4.17 Environmental Matters.  Each Yuma Company is in material compliance with all applicable Environmental Laws, which compliance includes the possession by the Yuma Companies of all material Permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof.  With respect to each Yuma Oil and Gas Property that is operated by a Yuma Company, Yuma has made available to the Company any and all material Permits, spill reports and notifications from any governmental body, court, administrative agency or commission or other Governmental Entity or instrumentality held, prepared or received, as applicable, by any Yuma Company at any time during the past five (5) years with respect to the generation, treatment, storage and disposition by Yuma of Hazardous Materials together with all other regulatory records and files relative to the Yuma Oil and Gas Properties.  Since January 1, 2006: (a) no Yuma Company and, to the knowledge of Yuma, no current or prior owner of any property leased or controlled by any Yuma Company has received any written notice or other communication relating to property owned or leased at any time by any Yuma Company, whether from a governmental body, court, administrative agency or commission or other Governmental Entity or instrumentality, citizens group, employee or otherwise, that alleges that a Yuma Company and/or such current or prior owner or any Yuma Company is not in material compliance with or has materially violated any Environmental Law relating to such property, which, in both cases, remains unresolved and (b) Yuma does not have any material liability under any Environmental Law.  Yuma is not aware of any ongoing material environmental corrective action or remediation action at any of the Yuma Oil and Gas Properties operated by any Yuma Company.

SECTION 4.18 Insurance.  Section 4.18 of the Yuma Disclosure Schedule sets forth each insurance policy maintained by any Yuma Company as of the date hereof and each general liability, umbrella and excess liability policy currently maintained by any Yuma Company (each, a “Yuma Insurance Policy”). Each Yuma Insurance Policy is in full force and effect with respect to the period covered and is valid, outstanding and enforceable, and all premiums or installment payments of premiums, as applicable, due thereon have been paid in full. No insurer under any Yuma Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of Yuma, indicated any intent to do so or not to renew any such policy. To the knowledge of Yuma, all material claims under the Yuma Insurance Policies have been filed in a timely fashion.

SECTION 4.19 Affiliate Transactions.  Yuma’s SEC Reports completely and correctly disclose, as of the date of this Agreement, all agreements, contracts, transfers or assets or liabilities or other commitments or transactions required to be disclosed by applicable securities Laws, whether or not entered into in the ordinary course of business, to or by which any Yuma Company, on the one hand, and, on the other hand, any (a) present executive officer or director of any Yuma Company or any Person that has served as such an executive officer or director within the past two (2) years or any of such executive officer’s or director’s immediate family members, (b) record or beneficial owner of more than 5% of Yuma Common Stock as of the date hereof, or (c) any affiliate of any such executive officer or director or, to the knowledge of Yuma, of any owner are or have been a party or otherwise bound or affected, and that (i) are currently pending, in effect or have been in effect during the past twelve (12) months, and (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the Yuma Companies taken as a whole, provided that any such agreement, contract, transfer or assets or liabilities or other commitment or transaction that provides for aggregate payments by or to any Yuma Company in excess of $120,000 during any twelve (12) month period shall be deemed to be “material” for purposes of this Section 4.19.

SECTION 4.20 Recommendation of Yuma Board of Directors; Opinion of Financial Advisor.

(a) The Yuma Board, at a meeting duly called and held, duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the shareholders of Yuma, (ii) approving this Agreement and the transactions contemplated hereby, (iii) resolving to recommend adoption of this Agreement and the Yuma Shareholder Approval Matters, and (iv) directing that the adoption of this Agreement and the approval of the Yuma Shareholder Approval Matters and the other transactions contemplated hereby be submitted to Yuma’s shareholders for consideration in accordance with this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

(b) Yuma has received an opinion of the Financial Advisor, to the effect that, as of the date of such opinion, the Merger is fair, from a financial point of view, to Yuma shareholders. A correct and complete copy of the form of such opinion has been made available to the Company. Yuma has received the approval of the Financial Advisor to permit the inclusion of a copy of its written opinion in its entirety and/or references thereto in the Proxy Statement/Prospectus, subject to the Financial Advisor’s and its legal counsel’s review of the Proxy Statement/Prospectus and approval of any references to the Financial Advisor or its written opinion included therein.

SECTION 4.21 Certain Payments.  Yuma has not, nor to the knowledge of Yuma, has any director, officer, agent or employee of any Yuma Company, or any other Person, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any entity or Person, private or public, regardless of form, whether in money, property or services, in material violation of any applicable Law.

SECTION 4.22 Title to Properties.

(a) Section 4.22(a) of the Yuma Disclosure Schedule sets forth a complete and correct list of (i) all real property and interests in real property owned in fee (individually, an “Owned Property”) by the Yuma Companies (other than the Yuma Oil and Gas Properties); (ii) all real property and interests in real property leased, subleased, or otherwise occupied as lessee (individually, a “Leased Property”) by any Yuma Company (other than the Yuma Oil and Gas Properties); and (iii) all existing wells (whether producing, non-producing, water injection, inactive, shut-in or any other status) and proved undeveloped locations included in the Yuma Oil and Gas Properties (specifying the working interest and net revenue interest with respect to each well and proved undeveloped location), in each case setting forth information sufficient to specifically identify such Owned Properties and Leased Properties and, with respect to the Yuma Oil and Gas Properties, to identify the wells and proved undeveloped locations of the Yuma Companies (such Owned Properties, Leased Properties and all Yuma Oil and Gas Properties collectively, “Yuma Properties”), as the case may be, and the legal owner thereof.

(b) Except as set forth in Section 4.22(b) of the Yuma Disclosure Schedule, the Yuma Companies have good title to all of their Owned Properties, as reflected in Yuma Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since September 30, 2015, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current Taxes, payments of which are not yet delinquent or are being disputed in good faith by appropriate proceedings and (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise have a Yuma Material Adverse Effect.

(c) The Yuma Companies are in possession of all of their Leased Properties pursuant to each lease or sublease, and Yuma is entitled to and has exclusive possession of such Leased Properties, and the Leased Properties are not subject to any other legally binding lease, tenancy, license or easement of any kind that materially interferes with any Yuma Company’s use of its Leased Properties as currently used.  Yuma has good and valid title to the leasehold estate or other interest created under each applicable lease, free and clear of any liens, claims or encumbrances, except where the failure to have such good and valid title would not have a Yuma Material Adverse Effect.

(d) The Yuma Companies have defensible title to all Yuma Oil and Gas Properties forming the basis for the reserves reflected in the Yuma Financial Statements as attributable to interests owned by Yuma, except for those defects in title that do not have a Yuma Material Adverse Effect, and are free and clear of all liens, except for liens associated with obligations reflected in the Yuma Financial Statements. The oil and gas leases and other agreements that provide Yuma with its ownership interest and/or operating rights in the Yuma Oil and Gas Properties are legal, valid and binding and in full force and effect, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Yuma Material Adverse Effect.

SECTION 4.23 Intellectual Property.  The Yuma Companies own free and clear of any lien, or possess licenses or other valid rights to use, all patents, patent rights, domain names, trademarks (registered or unregistered), trade dress, trade names, copyrights (registered or unregistered), service marks, trade secrets, know-how and other confidential or proprietary rights and information, inventions (patentable or unpatentable), processes, formulae, as well as all goodwill symbolized by any of the foregoing (collectively, “Intellectual Property”) necessary in connection with the business of Yuma and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses would not have a Yuma Material Adverse Effect.  To the knowledge of Yuma, the conduct, products or services of the business of the Yuma Companies as currently conducted do not infringe in any material respect upon any Intellectual Property of any third party except where such infringement.  There are no claims or suits pending or, to the knowledge of Yuma, threatened (a) alleging that any Yuma Company’s conduct, products or services infringe in any material respect upon any Intellectual Property of any third party, or (b) challenging any Yuma Company’s ownership of, right to use, or the validity or enforcement of any material license or other material agreement relating to Yuma’s Intellectual Property.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of any Yuma Company with respect to any material Intellectual Property owned or used by them.

SECTION 4.24 Production and Reserves.  NSAI, whose report as of January 1, 2016 and dated January 22, 2016 (the “Yuma Reserve Report”) provided to the Company, was as of the date of such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to Yuma. The information underlying the estimates of reserves of Yuma and its Subsidiaries contained in the Yuma Reserve Report, which information was supplied by Yuma to NSAI, for purposes of reviewing the Yuma Reserve Report and estimates of Yuma and preparing the letter of NSAI, including production and costs of operation as well as working interests and net revenue interests (for the remaining life of the properties), was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than (a) the production of reserves in the ordinary course of business, and (b) the resulting intervening price fluctuations and averages, Yuma is not aware of any facts or circumstances that would result in a Yuma Material Adverse Effect in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of Yuma or the standardized measure of discounted future net cash flows therefrom, as described in the Yuma Reserve Report and reflected in the reserve information as of the respective dates such information is given.

SECTION 4.25 Hedging. Except as set forth on Section 4.25 of the Yuma Disclosure Schedule, Yuma is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments.  Section 4.25 of the Yuma Disclosure Schedule sets forth obligations of Yuma for the delivery of Hydrocarbons attributable to any of the Yuma Oil and Gas Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.  Except as set forth on Section 4.25 of the Yuma Disclosure Schedule, as of the date hereof, Yuma is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

SECTION 4.26 Preferential Purchase Rights.  With respect to the Yuma Oil and Gas Properties, to the knowledge of the Yuma Companies, there are no (a) preferential purchase rights, rights of first refusal or similar rights and (b) rights of first offer, tag-along rights, drag-along rights or other similar rights, in each case of clause (a) and (b) above, that are applicable in connection with the transactions contemplated by this Agreement.

SECTION 4.27 Payment of Royalties.  Except for such items that are being held in suspense as permitted pursuant to applicable Law or the terms of the applicable contract, Yuma has timely and in accordance with the terms of each of the applicable Yuma Oil and Gas Properties paid in all material respects all royalties (including lessor’s royalties), overriding royalties, and other burdens upon, measured by or payable out of Production (each, a “Burden”) due by any Yuma Company with respect to the Yuma Oil and Gas Properties of any Yuma Company except as set forth on Section 4.27 of the Yuma Disclosure Schedule or as reserved against in the Yuma Financial Statements.  No Yuma Company has received any notice of any dispute or claim in respect of non-payment or underpayment of royalties attributable to the Yuma Oil and Gas Properties.

SECTION 4.28 Imbalances.  Except as set forth on Section 4.28 of the Yuma Disclosure Schedule, there are no material Well Imbalances or material Pipeline Imbalances, in each case, associated with the Yuma Oil and Gas Properties as of the date hereof.

SECTION 4.29 Current Commitments.  Section 4.29 of the Yuma Disclosure Schedule sets forth, as of the date hereof, all approved authorizations for expenditures and other approved capital commitments relating to the Yuma Oil and Gas Properties in an amount exceeding $250,000 to drill or rework wells or conduct other operations for which any Yuma Company or its affiliates proposed to the joint interests or had the right to consent or non-consent the operations to which such capital expenditures or commitments pertain (in each case) for which all of the activities anticipated in such approved authorizations or capital commitments have not been completed by the date of this Agreement.

SECTION 4.30 Delivery of Hydrocarbons.  Except as set forth on Section 4.30 of the Yuma Disclosure Schedule and for the rights of any lessor to take free gas under the terms of the applicable oil, gas or mineral lease for its use on the lands covered by such oil, gas or mineral lease, no Yuma Company is obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than gas balancing arrangements), to deliver Production, or proceeds from the sale thereof, attributable to the Yuma Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.  None of the revenues attributable to any Yuma Company’s interests in any producing well are being held in suspense.

SECTION 4.31 Payout Status.  To the knowledge of Yuma, Section 4.31 of the Yuma Disclosure Schedule sets forth the payout status as of the date hereof of each well or other Oil and Gas Interests subject to a reversion or other adjustment at some level of cost recovery or payout and, for each such well or Oil and Gas Interests, the before payout and after payout net revenue interest and working interest amounts.

SECTION 4.32 Mandatory Drilling Obligations or Pending Proposals

.  Except as provided in Section 4.32 of the Yuma Disclosure Schedule, to the knowledge of Yuma, there are no mandatory drilling or completion obligations and there are no pending or expected proposals or elections for drilling, completing, recompleting, reworking, facilities or similar activities that would require such commitment on behalf of any Yuma Company within one (1) year of the date hereof in any of the Yuma Oil and Gas Properties or any of the contracts governing any of the Yuma Oil and Gas Properties, including any of the oil, gas or mineral leases or participation and development agreements.

SECTION 4.33 Wells.  Except as set forth in Section 4.22(a) of the Yuma Disclosure Schedule, to the knowledge of Yuma, as of the date hereof, there are no wells included in the Yuma Oil and Gas Properties that have ceased producing or are subject to any statute, Order, rule, regulation, ordinance or judgment from any Governmental Entity or written notice from any regulatory agency having jurisdiction or any other third parties requiring that such well be plugged and abandoned.

SECTION 4.34 Suspense Accounts.  Except as set forth in Section 4.34 of the Yuma Disclosure Schedule, as of the date set forth on such Section, no Yuma Company holds any funds in suspense with respect to any of the Yuma Oil and Gas Properties.

SECTION 4.35 Gathering and Processing Contracts.  Except as set forth on Section 4.35 of the Yuma Disclosure Schedule, none of the contracts in respect of gathering, processing, storage or transportation Production from the Yuma Oil and Gas Properties contain any minimum volume or throughput provisions or require any Yuma Company to pay for services regardless of whether any Yuma Company delivers Production for use of the services provided for under any such contract.

SECTION 4.36 Extraordinary Lease Provisions.  Except as set forth in Section 4.36 of the Yuma Disclosure Schedule, none of the contracts relating to the Yuma Oil and Gas Properties (including all oil, gas and mineral leases and similar contracts described in Section 4.07(a)(iii)) contain any provision (a) requiring the lessee to pay royalties on hedges, (b) causing the oil, gas or mineral lease or contract to terminate without advance notice and the opportunity to cure that result in a loss, in whole or in part, of any of the Yuma Oil and Gas Properties for lessee’s failure to pay royalties or for lessee’s breach of any covenant thereunder, (c) requiring lessor’s consent to the consummation of the transactions of the type contemplated under this Agreement, (d) is expected to result in a mandatory payment or expenditure not otherwise disclosed in the Yuma Disclosure Schedule.

SECTION 4.37 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, neither Yuma nor any other Person makes any other express or implied representation or warranty on behalf of Yuma, the Yuma Entities or any of their affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Yuma Entities that, except as set forth in the disclosure schedule delivered to Yuma by the Company at or prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall be arranged in sections corresponding to the numbered sections of this Article V, it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed to be disclosure with respect to any other section of the Company Disclosure Schedule and this Agreement to the extent that the applicability of such item to such other section of the Company Disclosure Schedule is reasonably apparent from the face of such disclosure:

SECTION 5.01 Organization and Qualification.

(a) Each of the DPAC Companies is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite corporate power or entity power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the DPAC Companies is duly qualified and licensed to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so organized, existing, qualified, licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect. True, accurate and complete copies of the Governing Documents of the DPAC Companies as in effect on the date hereof, including all amendments thereto, have heretofore been made available to Yuma.

(b) For purposes of this Agreement, “Company Material Adverse Effect” means any change, event, circumstance, development or other occurrence (other than an effect arising out of or resulting from the entering into or the public announcement or disclosure of this Agreement and the transactions contemplated hereby) that, individually or in the aggregate with any other occurrences:

(i) has a material effect on the business, assets, financial condition or ongoing operations of the DPAC Companies taken as a whole, which results in or is reasonably likely to result in, losses, claims, damages, liabilities, fees, expenses or fines to any of the DPAC Companies (collectively, “DPAC Losses”) that, when taken together with all DPAC Losses pursuant to Section 5.01(b)(ii), would exceed $3,000,000 in aggregate amount.  For absence of doubt, any operational event which results in a reduction of proved reserves which would reduce the net present value of the Company Oil and Gas Properties set forth in the Company Reserve Report would result in DPAC Losses in the amount of the reduction in such net present value shall be included in Yuma Losses; provided, however, that notwithstanding any language to the contrary herein, financial statement adjustments not relating to operational events, such as ceiling test write-downs, changes in commodity prices and other non-cash charges, if there is no corresponding cash cost, shall not be deemed to constitute DPAC Losses; or

(ii) results in the breach of any representation, warranty or covenant of any DPAC Company contained in this Agreement (other than a breach of Section 5.06(b)), or which would reasonably be expected to result in the breach of any representation, warranty or covenant of any DPAC Company at Closing, which, individually or in the aggregate, results in, or is reasonably likely to result in, DPAC Losses that, when taken together with all DPAC Losses pursuant to Section 5.01(b)(i), would exceed $3,000,000 in aggregate amount, or

(iii) has a material adverse effect on the Company’s ability to timely consummate the Merger; provided, however, that in no event shall a write down resulting from a ceiling test impairment by itself constitute a Yuma Material Adverse Effect.

(c) Section 5.01(c) of the Company Disclosure Schedule lists each of the DPAC Companies and sets forth as to each the type of entity, its jurisdiction of organization and, except in the case of the Company, its stockholders or other equity holders.  Except for the Capital Stock of, or other equity or voting interests in, the Subsidiaries of the Company listed on Section 5.01(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any Capital Stock of, or other equity or voting interests in, any other Person.

SECTION 5.02 Capitalization.

(a) The authorized Capital Stock of the Company consists of 450,100,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock.  As of the date hereof, (i) 151,472,853 shares of Company Common Stock are issued and outstanding, including 10,765,688 Company Restricted Shares, all of which have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, other than as disclosed in Section 5.02 of the Company Disclosure Schedule, (ii) 33,367,187 shares of Company Preferred Stock are issued and outstanding, all of which have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and (iii) 6,794,510 shares of Company Common Stock are reserved for issuance upon vesting and settlement of outstanding Company Plans (in addition to Company Restricted Shares outstanding).  The outstanding shares of Company Common Stock, the Company Preferred Stock, the Company Restricted Shares and the Company Plans have been issued in compliance with all applicable securities Laws.  Since the date hereof, except as permitted by this Agreement or as disclosed in Section 5.02(a) of the Company Disclosure Schedule, (x) no shares of Capital Stock of the Company have been issued, and (y) no options, warrants or securities convertible into, or commitments with respect to the issuance of, shares of Capital Stock of the Company have been issued, granted or made.  Section 5.02(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the holders of record of Company Common Stock and Company Preferred Stock as of the date hereof.

(b) Section 5.02(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Stock Plans and all holders of Company Restricted Shares, indicating with respect to each Company Restricted Share, the number of shares of Company Common Stock subject to such Company Restricted Shares, the date of grant, settlement terms, vesting period and the expiration date thereof.  The Company has delivered or made available to Yuma accurate and complete copies of all Company Stock Plans, the standard forms of the Company Restricted Share Agreement evidencing Company Restricted Shares, and any Company Restricted Share Agreements evidencing a Company Restricted Share that deviates in any material manner from the Company’s standard forms of the Company Restricted Share Agreement.

(c) Except for the shares of the Company Preferred Stock and the terms and conditions of the Company Stockholder Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating any DPAC Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Capital Stock of any DPAC Company or obligating any DPAC Company to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation rights or similar derivative securities or rights of any DPAC Company.  Except for the Company Stockholder Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which any DPAC Company is a party or is bound with respect to the voting of any shares of Capital Stock of the Company.

(d) All of the issued and outstanding shares of Capital Stock (or equivalent equity interests of entities other than corporations) of each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of any liens, other than statutory liens for Taxes not yet due and payable, such other restrictions as may exist under applicable securities Law, and liens in favor of the Company’s lenders as listed on Section 5.02(d) of the Company Disclosure Schedule, and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

SECTION 5.03 Authority; Non-Contravention; Approvals.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholders’ Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company, subject only to the Company Stockholders’ Approval. The only vote or approval of the holders of any class or series of Capital Stock of the Company required for approval of this Agreement or the Merger is the affirmative vote of the (i) holders of a majority of the outstanding shares of Company Common Stock, and (ii) holders of two-thirds of the Company Preferred Stock voting as a separate class, entitled to vote thereon (the “Company Stockholders’ Approval”).  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company Stockholders may vote.  This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the Yuma Entities, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).

(b) The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) approved this Agreement and the Merger, and determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company’s stockholders, and (ii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger.

(c) Except as set forth in Section 5.03(c) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Governing Documents of any DPAC Company, (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 5.03(d) and obtaining the Company Stockholders’ Approval, any statute, Law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, Permit or license of any court or Governmental Entity applicable to any of the DPAC Companies or any of their respective properties or assets, or (iii) any contract, agreement, commitment or understanding to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected, other than, in the case of clauses (ii) and (iii) of this Section 5.03(c), such violations, conflicts, breaches, defaults, terminations, accelerations, contractual requirements or creations of liens, security interests or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(d) Except for (i) the filing with the SEC of the Registration Statement, (ii) the filing of the Certificate of Merger with the Secretary of State in connection with the Merger and (iii) such approvals as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of the NYSE MKT, and except as provided in Section 5.03 of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to, Consent of, any Governmental Entity or authority or other Person is necessary under any Company Material Contract or otherwise for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such Consents which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(e) The Company Board has approved the Merger, this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the provisions of Section 203 of DGCL to the extent, if any, such section is applicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby.  No other state takeover control share, fair price or similar statute or regulation applies to or purports to apply to the Company with respect to the Merger, this Agreement or the transactions contemplated hereby and thereby.

SECTION 5.04 Financial Statements.

(a) The Company has made available to Yuma true and complete copies of (i) the Company’s unaudited balance sheet as of September 30, 2015 (the “Company Balance Sheet”), and the related unaudited statement of operations and statement of cash flows of the Company for the periods covered therein (collectively with the Company Balance Sheet, the “Company Interim Financial Statements”), and (ii) the Company’s audited balance sheets as of December 31, 2014, December 31, 2013, and December 31, 2012, and the related audited statements of operations and statements of cash flows of the Company for the periods covered therein  (collectively, the “Company Annual Financial Statements” and, together with the Company Interim Financial Statements, the “Company Financial Statements”).  The Company Financial Statements (i) are consistent with, and have been prepared from, the books and records of the Company, and (ii) were prepared in accordance with United States generally accepted accounting principles (except with respect to the Company Interim Financial Statements) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the DPAC Companies as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

(b) The Company has not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of SEC Regulation S-K) since December 31, 2011.

(c) Since January 1, 2014, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or principal financial officer of the Company, the Company Board or any committee thereof.  Since January 1, 2014, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (iii) any claim or allegation regarding any of the foregoing.

SECTION 5.05 Liabilities.  As of the date hereof, no DPAC Company has incurred liabilities or obligations (whether known or unknown, absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles consistently applied, including the footnotes thereto.

SECTION 5.06 Absence of Certain Changes or Events.  Since December 31, 2014, (a) except with respect to the transactions contemplated by this Agreement, the DPAC Companies have carried on and operated their businesses in all material respects in the ordinary course of business, (b) there have not been any changes, events, circumstances, developments or occurrences that would reasonably be expected to have a Company Material Adverse Effect, and (c) except as disclosed on Section 5.06 of the Company Disclosure Schedule, no DPAC Company has taken any action that, if taken after the date hereof and before the Closing, would constitute a breach of Sections 6.01(b) through (e) and (g) through (n).

SECTION 5.07 Litigation; Government Investigations.  There are no material claims, suits, actions, proceedings, arbitrations or other actions pending or, to the knowledge of the Company, threatened against, relating to or affecting any DPAC Company or any of their assets, before any court, Governmental Entity, governmental department, commission, agency, instrumentality or authority, or any arbitrator.  No material investigation or review by any Governmental Entity or authority is pending or, to the knowledge of the Company, threatened, and no Governmental Entity or authority has indicated an intention to conduct the same.  No DPAC Company is subject to any judgment, decree, injunction, rule or Order of any court, Governmental Entity, governmental department, commission, agency, instrumentality or authority, or any arbitrator, or any settlement agreement or stipulation, which as of the date hereof prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

SECTION 5.08 Proxy Statement/Prospectus.  None of the information to be supplied by the Company or its stockholders for inclusion in the Proxy Statement/Prospectus will, at the time of the mailing thereof or any amendments or supplements thereto, or as of the date of the Company Stockholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Registration Statement will comply, as of its effective date, as to form in all material respects with all applicable Laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein or information supplied by any Yuma Entity in writing for inclusion therein.

SECTION 5.09 No Violation of Law.  Neither the Company nor any of its Subsidiaries is in violation of or has been given written (or, to the knowledge of the Company, oral) notice of any violation of any Law, statute, order, rule, regulation, ordinance or judgment of any Governmental Entity or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.  Except as set forth on Section 5.09 of the Company Disclosure Schedules, the DPAC Companies have all material Permits necessary to conduct their businesses as presently conducted.  The DPAC Companies are in compliance, in all material respects, with the terms of such material Permits.

SECTION 5.10 Material Contracts; Compliance with Contracts.

(a) Except as otherwise noted below, Section 5.10 of the Company Disclosure Schedule includes a list of the following contracts, agreements, licenses, arrangements or understandings to which any of the DPAC Companies is a party or by which any of them or their respective assets are bound or affected as of the date hereof (each, whether or not listed on Section 5.10 of the Company Disclosure Schedule, a “Company Material Contract”):

(i) contracts for professional services, consulting agreements, licenses, technical data and other Intellectual Property, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period, and master services agreements pursuant to which any DPAC Company made aggregate payments of $1,000,000 in the twelve (12) months prior to the date hereof or reasonably expects to make aggregate payments of $1,000,000 in the twelve (12) months after the date hereof;

(ii) contracts relating to any Owned Property or Leased Property of any DPAC Company, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period;

(iii) contracts relating to the Company Oil and Gas Properties, including oil and gas leases, oil, gas and mineral leases, subleases and other leaseholds, as well as operating agreements, unitization, pooling and communitization agreements, area of mutual interest agreements, farmin and farmout agreements, participation agreements, exchange agreements, exploration agreements, and development agreements, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period, and provided that the contracts listed in this Section 5.10(a)(iii) need not be listed on Section 5.10 of the Company Disclosure Schedule;

(iv) pursuant to which payments are required or acceleration of benefits is required upon a change of control of the Company or similar event, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period;

(v) contracts for the sale, gathering, processing, storage or transportation of production, or otherwise relating to the marketing of production from the Company Oil and Gas Properties, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period, and other than contracts which are subject to cancellation on not more than sixty (60) days’ notice without penalty or other detriment to the applicable DPAC Company;

(vi) contracts that contain calls upon or options to purchase production, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period;

(vii) which is material to any of the DPAC Companies or any of their assets, including the Company’s Intellectual Property, or business and which requires the Consent or waiver of a third party prior to the Company consummating the transactions contemplated hereby, in each case that provide for aggregate payments by or to any DPAC Company in excess of $250,000 during any twelve (12) month period;

(viii) contracts which concern payments by the DPAC Companies in excess of $250,000 in the aggregate unless terminable by the DPAC Companies on not more than thirty (30) days’ notice without penalty,

(ix) contracts restricting, in any material respect, any DPAC Company from freely engaging in any business or competing anywhere;

(x) contracts that constitute a partnership or joint venture agreement (excluding any tax partnership);

(xi) any mortgages, indentures, guarantees, letters of credit, loans or credit agreements, security agreements or similar contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $250,000, other than (A) accounts receivable and payable, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xii) any employee collective bargaining agreement or other contract with any labor union;

(xiii)  which would be deemed a “material contract” within the meaning of Item 601(b)(10) of SEC Regulation S-K; or

(xiv) which, with respect to any DPAC Company’s Intellectual Property, relates to (A) any acquisition by or from the Company or any of its Subsidiaries, or any grant by or to the Company or any of its Subsidiaries, of any right, title or interest in, under or to any of the Company’s Intellectual Property, including contracts, agreements, arrangements or understandings with respect to the Company’s Intellectual Property, or (B) any covenant not to sue granted by any of the DPAC Companies to any Person or granted by any Person to the DPAC Companies for the benefit of the DPAC Companies, with respect to any of the Intellectual Property of any DPAC Company, all of which any DPAC Company’s Intellectual Property in clauses (A) and (B) is material to the DPAC Companies, taken as a whole, other than standardized nonexclusive licenses obtained by the DPAC Companies in the ordinary course of business.

(b) With respect to each Company Material Contract (i) the Company Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the applicable DPAC Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity) and (ii) neither the Company nor any of its Subsidiaries is, or has any knowledge that any other party thereto is, in material breach or violation of or in material default in the performance or observance of any term or provision of any Company Material Contract, and, to the knowledge of the DPAC Companies, no event has occurred which, with lapse of time or action by a third party, would result in a default under, the Company Material Contract.

(c) True, accurate and complete copies of each Company Material Contract have heretofore been made available to Yuma.

SECTION 5.11 Taxes.

(a) Each DPAC Company has timely (i) filed with the appropriate Governmental Entity all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or reserved in accordance with United States generally accepted accounting principles on the Company Financial Statements all material Taxes required to be paid.  No DPAC Company has requested an extension of time within which to file a material Tax Return, which has not been since filed.  There are no liens for Taxes upon any property or asset of the Company, other than liens for Taxes not yet due and payable or Taxes contested in good faith by appropriate proceedings or that are otherwise not material and reserved against in accordance with United States generally accepted accounting principles. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against any DPAC Company, which has not been fully paid or adequately reserved or reflected in the Company Financial Statements, and there are no material unresolved issues of Law or fact arising out of a written notice of a deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the DPAC Companies.  No DPAC Company has agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect.  Neither the Company nor any of its Subsidiaries has received (A) notice from any federal taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Tax Returns or (B) notice from any state taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Tax Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a Company Material Adverse Effect.  No DPAC Company is a party to any agreement providing for the allocation or sharing of Taxes with any entity other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements.  The Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the five-year period ending on the date hereof.

(b) The Company and each of its Subsidiaries has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable Law.

(c) The statutes of limitations for the federal income Tax Returns of the Company and its Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 2009.

(d) Since December 31, 2009, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(e) Neither the Company nor any of its Subsidiaries is the subject of or bound by any material private letter ruling, technical advice memorandum, closing agreement or similar material ruling, memorandum of agreement with any taxing authority.

(f) Neither the Company nor its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the U.S. Treasury Regulations.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in the U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(h) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i) The Company has made available to Yuma correct and complete copies of (i) all U.S. federal income Tax Returns of the Company and its Subsidiaries relating to taxable periods ending on or after December 31, 2009, filed through the date hereof and (ii) any material audit report within the last three years relating to any material Taxes due from or with respect to the Company or any of its Subsidiaries.

(j) No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a claim that the Company or any of its Subsidiaries is required to file a Tax Return for a material amount of Taxes for such jurisdiction.

(k) Within the last three (3) years, neither the Company nor any of its Subsidiaries has owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(l) Except as set forth in Section 5.11(l) of the Company Disclosure Schedule, all of the transactions which the Company has accounted for as hedges under SFAS 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to U.S. Treasury Regulation Section 1.1221-2 and have been properly identified as such under U.S. Treasury Regulation Section 1.1221-2(f).

SECTION 5.12 Employee Benefit Plans; ERISA; Employment Agreements.

(a) Section 5.12(a) of the Company Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, change in control, supplemental retirement, fringe benefits, cafeteria benefits, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, or other benefits, whether written or unwritten, including without limitation each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to by the Company and any trade or business (whether or not incorporated) that is or at any relevant time was treated as an ERISA Affiliate of the Company or any of its Subsidiaries for the benefit of any Person who performs or who has performed services for the Company or any of its Subsidiaries, or with respect to which the Company, any of its Subsidiaries, or any ERISA Affiliate of the Company or any of its Subsidiaries has or may have any liability (including without limitation contingent liability) or obligation (collectively, the “Company Employee Plans”).

(b) The Company has furnished to Yuma true and complete copies of documents embodying each of the Company Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three (3) plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto.  With respect to each Company Employee Plan, if any, that is subject to ERISA reporting requirements, the Company has provided copies of the Form 5500 reports filed for the last three (3) plan years.

(c) Compliance. Except as disclosed in Section 5.12 of the Company Disclosure Schedule, (i) Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and the Company and each ERISA Affiliate of the Company have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable U.S. Treasury Regulations or IRS pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person; (iv) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan; (v) none of Company or, to the knowledge of the Company, any ERISA Affiliate of the Company is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan; (vi) all contributions required to be made by Company or any ERISA Affiliate of the Company to any Company Employee Plan have been timely paid and accrued; (vii) with respect to each Company Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (viii) each Company Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or U.S. Department of Labor; (x) there has been no amendment to, written interpretation or announcement by Company or any ERISA Affiliate of the Company that would materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that Company Employee Plan for the most recent fiscal year included in the Company Financial Statements; and (xi) no Company Employee Plan is subject to or maintained pursuant to the Laws of a foreign jurisdiction.  No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company or any Subsidiary of the Company or their ERISA Affiliates has or will obtain a right to receive a gross-up payment from the Company or any Subsidiary of the Company or their ERISA Affiliates with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(d) Neither the Company nor any ERISA Affiliate of the Company has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any “multiemployer plan” (as defined in Section 3(37) of ERISA), to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 or 430 of the Code or any multiple employer welfare arrangement or voluntary employee benefits association.  None of Company or any ERISA Affiliate of the Company has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e) With respect to each Company Employee Plan, the Company and each of its Subsidiaries has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state Law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of HIPAA; (iv) the applicable requirements of the Cancer Rights Act of 1998, and (v) the PPAC.  Neither the Company nor any of its Subsidiaries has unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Law governing health care coverage extension or continuation.

(f) Except as set forth in Section 5.12(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company, any Subsidiary of the Company, or any ERISA Affiliate of the Company or any Subsidiary of the Company to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Company Employee Plan), except as expressly provided in Section 6.21(c); or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider.  No benefit payable or that may become payable by the Company or any Subsidiary of the Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code and no such benefit will fail to be deductible for federal income Tax purposes by virtue of Sections 162(m) of the Code.  Except as set forth in Section 5.12(f) of the Company Disclosure Schedule, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Merger Effective Time in accordance with its terms, without material liability to Yuma, Yuma Delaware, the Company or any Subsidiary of the Company other than ordinary administration expenses typically incurred in a termination event.

(g) The Company and each Subsidiary of the Company is in compliance with all currently applicable Laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration Laws, discrimination Laws, verification of employment eligibility, employee leave Laws, classification of workers as employees and independent contractors, wage and hour Laws, and occupational safety and health Laws.  There are no proceedings pending or, to the knowledge of the Company, reasonably expected or threatened, between the Company or any of its Subsidiaries, on the one hand, and any or all of their respective current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage.  There are no claims pending, or, to the knowledge of the Company, reasonably expected or threatened, against the Company or any of its Subsidiaries under any workers’ compensation or long-term disability plan or policy. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract.  Neither the Company nor any of its Subsidiaries is paying or is obligated to pay any employee or any former employee any disability or workers compensation payments or unemployment benefits. Except as set forth in Section 5.12(g) of the Company Disclosure Schedule, the employment of each of the Company’s employees and each of the employees of each Subsidiary of the Company is terminable by the Company or its Subsidiaries, as applicable, at will.  To the best of the knowledge of the Company, no employee of the Company or any of its Subsidiaries intends to terminate his employment with the Company or any of its Subsidiaries.

(h) Except as set forth in Section 5.12(h) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to or bound by any employment, consulting, termination, severance or similar agreement with any individual officer, director or employee of the Company or any Subsidiary of the Company, or any agreement pursuant to which any such Person is entitled to receive any benefits from the Company or any Subsidiary of the Company upon the occurrence of a change in control of the Company or similar event.

(i) All Company Employee Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder.  Except as set forth in Section 5.12(i) of the Company Disclosure Schedule, no Company Common Stock, Company Preferred Stock or other security of the Company, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Company Employee Plan.

SECTION 5.13 Environmental Matters.  Each DPAC Company is in material compliance with all applicable Environmental Laws, which compliance includes the possession by the DPAC Companies of all material Permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof.  With respect to each Company Oil and Gas Property that is operated by a DPAC Company, the Company has made available to Yuma any and all material Permits, spill reports and notifications from any governmental body, court, administrative agency or commission or other Governmental Entity or instrumentality held, prepared or received, as applicable, by any DPAC Company at any time during the past 5 years with respect to the generation, treatment, storage and disposition by the Company of Hazardous Materials together with all other regulatory records and files relative to the Company Oil and Gas Properties.  Since January 1, 2006: (a) no DPAC Company and, to the knowledge of the Company, no current or prior owner of any property leased or controlled by any DPAC Company has received any written notice or other communication relating to property owned or leased at any time by any DPAC Company, whether from a governmental body, court, administrative agency or commission or other Governmental Entity or instrumentality, citizens group, employee or otherwise, that alleges that a DPAC Company and/or such current or prior owner or any DPAC Company is not in material compliance with or has materially violated any Environmental Law relating to such property, which, in both cases, remains unresolved and (b) the Company does not have any material liability under any Environmental Law.  The Company is not aware of any ongoing material environmental corrective action or remediation action at any of the Company Oil and Gas Properties operated by any DPAC Company.

SECTION 5.14 Title to Properties.

(a) Section 5.14(a) of the Company Disclosure Schedule sets forth a complete and correct list of (i) all Owned Property of the DPAC Companies (other than the Company Oil and Gas Properties), and (ii) all Leased Property of the DPAC Companies (other than the Company Oil and Gas Properties); and (iii) all existing wells (whether producing, non-producing, water injection, inactive, shut-in or any other status) and proved undeveloped locations included in the Company Oil and Gas Properties (specifying the working interest and net revenue interest with respect to each well and proved undeveloped location), in each case setting forth information sufficient to specifically identify such Owned Properties and Leased Properties and, with respect to the Company Oil and Gas Properties, to identify the wells and proved undeveloped locations of the DPAC Companies (such Owned Properties, Leased Properties and all Company Oil and Gas Properties collectively, “Company Properties”), as the case may be, and the legal owner thereof.

(b) Except as set forth in Section 5.14(b) of the Company Disclosure Schedule, the DPAC Companies have good title to all of their Owned Properties, as reflected in the Company Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current Taxes, payments of which are not yet delinquent or are being disputed in good faith by appropriate proceedings and (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise have a Company Material Adverse Effect.

(c) The DPAC Companies are in possession of all of their Leased Properties pursuant to each lease or sublease, and the Company is entitled to and has exclusive possession of such Leased Properties, and the Leased Properties are not subject to any other legally binding lease, tenancy, license or easement of any kind that materially interferes with any DPAC Company’s use of its Leased Properties as currently used.  The Company has good and valid title to the leasehold estate or other interest created under each applicable lease, free and clear of any liens, claims or encumbrances, except where the failure to have such good and valid title would not have a Company Material Adverse Effect.

(d) The DPAC Companies have defensible title to all Company Oil and Gas Properties forming the basis for the reserves reflected in the Company Financial Statements as attributable to interests owned by the Company, except for those defects in title that do not have a Company Material Adverse Effect, and are free and clear of all liens, except for liens associated with obligations reflected in the Company Financial Statements. The oil and gas leases and other agreements that provide the Company with its ownership interest and/or operating rights in the Company Oil and Gas Properties are legal, valid and binding and in full force and effect, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Company Material Adverse Effect.

SECTION 5.15 Intellectual Property.  The DPAC Companies own free and clear of any lien, or possess licenses or other valid rights to use, all Intellectual Property necessary in connection with the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess such rights or licenses would not have a Company Material Adverse Effect.  The conduct, products or services of the business of the DPAC Companies as currently conducted do not infringe in any material respect upon any Intellectual Property of any third party except where such infringement.  There are no claims or suits pending or, to the knowledge of the Company, threatened (a) alleging that any DPAC Company’s conduct, products or services infringe in any material respect upon any Intellectual Property of any third party, or (b) challenging any DPAC Company’s ownership of, right to use, or the validity or enforcement of any material license or other material agreement relating to the Company’s Intellectual Property.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any encumbrance on, the rights of any DPAC Company with respect to any material Intellectual Property owned or used by them.

SECTION 5.16 Insurance.  Section 5.16 of the Company Disclosure Schedule sets forth each insurance policy maintained by or on behalf of any DPAC Company as of the date hereof and each general liability, umbrella and excess liability policy currently maintained by any DPAC Company (each, a “Company Insurance Policy”).  Each Company Insurance Policy is in full force and effect with respect to the period covered and is valid, outstanding and enforceable, and all premiums or installment payments of premiums, as applicable, due thereon have been paid in full. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company, indicated any intent to do so or not to renew any such policy.  To the knowledge of the Company, all material claims under the Company Insurance Policies have been filed in a timely fashion.

SECTION 5.17 Certain Payments.  The Company has not, nor to the knowledge of the Company, has any director, officer, agent or employee of any DPAC Company, or any other Person, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any entity or Person, private or public, regardless of form, whether in money, property or services, in material violation of any applicable Law.

SECTION 5.18 Brokers and Finders.  The Company has not entered into any contract with any Person that may result in the obligation of the Company or the Surviving Company to pay any investment banking fees, finder’s fees or brokerage fees in connection with the transactions contemplated hereby.  The Company has provided to Yuma a true, correct and complete copy of any and all engagement or retention agreements with financial advisors or other advisors, to which the Company is a party and which are related to the transactions contemplated hereby.

SECTION 5.19 Production and Reserves.  NSAI, whose report as of December 31, 2015 and dated January 11, 2016 (the “Company Reserve Report”) provided to Yuma, was as of the date of such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Company. The information underlying the estimates of reserves of the Company and its Subsidiaries contained in the Company Reserve Report, which information was supplied by the Company to NSAI, for purposes of reviewing the Company Reserve Report and estimates of the Company and preparing the letter of NSAI, including production and costs of operation as well as working interests and net revenue interests (for the remaining life of the properties), was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than (a) the production of reserves in the ordinary course of business, and (b) the resulting intervening price fluctuations and averages, the Company is not aware of any facts or circumstances that would result in a Company Material Adverse Effect in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Company Reserve Report and reflected in the reserve information as of the respective dates such information is given.

SECTION 5.20 Tax Matters.  Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.  Without limiting the generality of the foregoing:

(a) The Merger will be carried out strictly in accordance with this Agreement and pursuant to the DGCL.  The Company is not a party to any other written or oral agreements regarding the Merger other than those expressly referred to in this Agreement.

(b) Yuma is a publicly traded company and its value is determined on that basis. The Merger Consideration was negotiated by the parties on an arm’s length basis. Based on the volume weighted average closing price of Yuma Common Stock over the fifteen (15) trading days prior to the date of this Agreement, the fair market value of the Merger Consideration received by each stockholder of the Company will be approximately equal to the fair market value of Company Common Stock and Company Preferred Stock exchanged in the Merger.

(c) Prior to the Merger Effective Time and in connection with or anticipation of the Merger, (i) none of the shares of Company Common Stock or Company Preferred Stock will be redeemed, other than the surrender by any holder of Company Restricted Shares to the Company to be credited against such holder’s applicable Tax withholding obligation in accordance with the terms of the applicable Company RSA Agreement, (ii) no extraordinary dividends will be made with respect to the shares of Company Common Stock, and (iii) none of the shares of Company Common Stock or Company Preferred Stock will be acquired by the Company or any Related Person.

(d) The Company and Company Stockholders will each pay their respective expenses, if any, incurred in connection with the Merger.

(e) Any compensation paid to the Company Stockholders who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with Yuma or Yuma Delaware, as the case may be, (i) will be for services actually rendered or to be rendered, (ii) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (iii) will not represent consideration for the surrender of the shares of Company Common Stock or Company Preferred Stock in the Merger.

(f) No debt of the Company is guaranteed by any Company Stockholder.

(g) The Company owns no stock of Yuma.

(h) No assets of the Company have been sold, transferred or otherwise disposed of which would prevent Yuma Delaware from continuing the historic business of the Company or from using a significant portion of the Company’s historic business assets in a business following the Merger, within the meaning of U.S. Treasury Regulation Section 1.368-1(d).

(i) The Company is not an investment company as defined in Section 368(a)(2)(F) of the Code.  An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment.  In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any Subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the Subsidiary’s assets, and a corporation shall be considered a Subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.  For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(j) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(k) There is no indebtedness existing between Yuma, Merger Subsidiary and the Company that was or will be issued, acquired, or settled at a discount in connection with the Merger.

(l) The Company has substantial non-tax business purposes and reasons for the Merger, and the terms of the Merger are the product of arm’s length negotiations.

(m) The Company will not take, and the Company is not aware of any plan or intention of any of the Company Stockholders to take, any position on any Tax Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Code Section 1313(a)(1)).

(n) No stock or securities of the Company will be issued to any Company Stockholder for services rendered to or for the benefit of Yuma, Yuma Delaware or the Company in connection with the Merger (except to the extent of outstanding Company equity awards as described in Section 5.12(a) of the Company Disclosure Schedule).

(o) No stock or securities of Yuma, Yuma Delaware or of the Company will be issued to any Company Stockholder for any indebtedness owed to any Company Stockholder in connection with the Merger.

(p) No assets were transferred to the Company, nor did the Company assume any liabilities, in anticipation of the Merger. The fair market value of the assets of the Company will exceed the sum of the Company’s liabilities, plus the amount of liabilities, if any, to which the assets are subject. The total adjusted basis of the assets of the Company will equal or exceed the sum of the Company’s liabilities, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of the Company to be assumed or paid and the liabilities to which the assets of the Company are subject were incurred by the Company in the ordinary course of its business.

(q) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since February 10, 2014.  The stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since February 10, 2014.

(r) During the five-year period leading up to and ending as of the Merger Effective Time, the Company was a USRPHC.

(s) At the Merger Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in the Company that, if exercised or converted, would affect Yuma Delaware’s acquisition or retention of control of the Company, as defined in Section 368(c)(1) of the Code.

(t) Immediately following the transaction, the Company will hold at least ninety (90%) percent of the fair market value of its net assets and at least seventy (70%) percent of the fair market value of its gross assets and at least ninety (90%) percent of the fair market value of Merger Subsidiary’s net assets and at least seventy (70%) percent of the fair market value of Merger Subsidiary’s gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by the Company or Merger Subsidiary to holders of Dissenting Shares, amounts paid by the Company or Merger Subsidiary to shareholders who receive cash or other property, amounts used by the Company or Merger Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Subsidiary, respectively, immediately prior to the transaction.

(u) The Company has no plan or intention to issue additional shares of its stock that would result in Yuma Delaware losing control of the Company within the meaning of Section 368(c)(1) of the Code.

(v) In the Merger, shares of Company stock representing control of the Company, as defined in Section 368(c)(1) of the Code, will be converted solely into voting stock of Yuma Delaware. For purposes of this representation, shares of Company stock exchanged for cash or other property originating with Yuma Delaware will be treated as outstanding Company stock on the date of the Closing.

SECTION 5.21 Hedging

. Except as set forth on Section 5.21 of the Company Disclosure Schedule, the Company is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments.  Section 5.21 of the Company Disclosure Schedule sets forth obligations of the Company for the delivery of Hydrocarbons attributable to any of the Company Oil and Gas Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.  Except as set forth on Section 5.21 of the Company Disclosure Schedule, as of the date hereof, the Company is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

SECTION 5.22 Preferential Purchase Rights

.  With respect to the Company Oil and Gas Properties, to the knowledge of the DPAC Companies, there are no (a) preferential purchase rights, rights of first refusal or similar rights and (b) rights of first offer, tag-along rights, drag-along rights or other similar rights, in each case of clause (a) and (b) above, that are applicable in connection with the transactions contemplated by this Agreement.

SECTION 5.23 Payment of Royalties

.  Except for such items that are being held in suspense as permitted pursuant to applicable Law or the terms of the applicable contract, the Company has timely and in accordance with the terms of each of the applicable Company Oil and Gas Properties paid in all material respects all Burdens due by any DPAC Company with respect to the Company Oil and Gas Properties of any DPAC Company except as set forth on Section 5.23 of the Company Disclosure Schedule or as reserved against in the Company Financial Statements.  No DPAC Company has received any notice of any dispute or claim in respect of non-payment or underpayment of royalties attributable to the Company Oil and Gas Properties.

SECTION 5.24 Imbalances

.  Except as set forth on Section 5.24 of the Company Disclosure Schedule, there are no material Well Imbalances or material Pipeline Imbalances, in each case, associated with the Company Oil and Gas Properties as of the date hereof.

SECTION 5.25 Current Commitments

.  Section 5.25 of the Company Disclosure Schedule sets forth, as of the date hereof, all approved authorizations for expenditures and other approved capital commitments relating to the Company Oil and Gas Properties in an amount exceeding $250,000 to drill or rework wells or conduct other operations for which any DPAC Company or its affiliates proposed to the joint interests or had the right to consent or non-consent the operations to which such capital expenditures or commitments pertain (in each case) for which all of the activities anticipated in such approved authorizations or capital commitments have not been completed by the date of this Agreement.

SECTION 5.26 Delivery of Hydrocarbons

.  Except as set forth on Section 5.26 of the Company Disclosure Schedule and for the rights of any lessor to take free gas under the terms of the applicable oil, gas or mineral lease for its use on the lands covered by such oil, gas or mineral lease, no DPAC Company is obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than gas balancing arrangements), to deliver Production, or proceeds from the sale thereof, attributable to the Company Oil and Gas Properties at some future time without receiving payment therefor at or after the time of delivery.  None of the revenues attributable to any DPAC Company’s interests in any producing well are being held in suspense.

SECTION 5.27 Payout Status

.  To the knowledge of the Company, Section 5.27 of the Company Disclosure Schedule sets forth the payout status as of the date set forth in such Section of the Company Disclosure Schedule of each well or other Oil and Gas Interests subject to a reversion or other adjustment at some level of cost recovery or payout and, for each such well or Oil and Gas Interests, the before payout and after payout net revenue interest and working interest amounts.

SECTION 5.28 Mandatory Drilling Obligations or Pending Proposals

.  Except as provided in Section 5.28 of the Company Disclosure Schedule, to the knowledge of the Company, there are no mandatory drilling or completion obligations and there are no pending or expected proposals or elections for drilling, completing, recompleting, reworking, facilities or similar activities that would require such commitment on behalf of any DPAC Company within one year of the date hereof in any of the Company Oil and Gas Properties or any of the contracts governing any of the Company Oil and Gas Properties, including any of the oil, gas or mineral leases or participation and development agreements.

SECTION 5.29 Wells

.  Except as set forth in Section 5.14(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there are no wells included in the Company Oil and Gas Properties that have ceased producing or are subject to any statute, Order, rule, regulation, ordinance or judgment from any Governmental Entity or written notice from any regulatory agency having jurisdiction or any other third parties requiring that such well be plugged and abandoned.

SECTION 5.30 Suspense Accounts

.  Except as set forth in Section 5.30 of the Company Disclosure Schedule, as of the date set forth on such Section, no DPAC Company holds any funds in suspense with respect to any of the Company Oil and Gas Properties.

SECTION 5.31 Gathering and Processing Contracts

.  Except as set forth on Section 5.31 of the Company Disclosure Schedule, none of the contracts in respect of gathering, processing, storage or transportation Production from the Company Oil and Gas Properties contain any minimum volume or throughput provisions or require any DPAC Company to pay for services regardless of whether any DPAC Company delivers Production for use of the services provided for under any such contract.

SECTION 5.32 Extraordinary Lease Provisions

.  Except as set forth in Section 5.32 of the Company Disclosure Schedule, none of the contracts relating to the Company Oil and Gas Properties (including all oil, gas and mineral leases and similar contracts described in Section 5.10(a)(iii)) contain any provision (a) requiring the lessee to pay royalties on hedges, (b) causing the oil, gas or mineral lease or contract to terminate without advance notice and the opportunity to cure that result in a loss, in whole or in part, of any of the Company Oil and Gas Properties for lessee’s failure to pay royalties or for lessee’s breach of any covenant thereunder, (c) requiring lessor’s consent to the consummation of the transactions of the type contemplated under this Agreement, (d) is expected to result in a mandatory payment or expenditure not otherwise disclosed in the Company Disclosure Schedule

SECTION 5.33 No Other Representations or Warranties

.  Except for the representations and warranties contained in this Article V, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VI

COVENANTS

SECTION 6.01 Conduct of Business by the Company Pending the Merger

.  Except as otherwise contemplated by this Agreement or disclosed in Section 6.01 of the Company Disclosure Schedule, after the date hereof and until the Merger Effective Time or earlier termination of this Agreement (the “Pre-Closing Period”), unless Yuma shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its Subsidiaries to:

(a) conduct its business in the ordinary course of business consistent with past practice;

(b) not make capital expenditures or enter into any binding commitment or contract to make capital expenditures, except (i) capital expenditures which the Company is currently committed to make, (ii) capital expenditures in the ordinary course of the Company’s business, (iii) capital expenditures for repairs and other capital expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company’s business or operations consistent with past practice, and (iv) repairs and maintenance in the ordinary course of business; provided, however, that the DPAC Companies shall not make any capital expenditure or series of related capital expenditures in an amount greater than $1,000,000 without the prior written consent of Yuma, not to be unreasonably withheld, conditioned or delayed;

(c) not (i) amend or propose to amend its Governing Documents, except as agreed to by the parties hereto, (ii) split, combine, subdivide or reclassify any shares of outstanding Capital Stock, (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, or make any other distribution in respect of any shares of its Capital Stock, except for dividends by a direct or wholly-owned Subsidiary of the Company to its parent, or a quarterly in-kind dividend on the Company Preferred Stock, or (iv) repurchase, redeem or otherwise acquire, or modify or amend, any shares of its Capital Stock or any other securities or any rights, warrants or options to acquire any such shares or other securities except, with respect to each of the foregoing, (A) the issuance of securities upon the exercise of outstanding options, warrants, rights, or upon the conversion of outstanding securities, (B) the declaration, set aside or payment of dividends (including by way of issuance of securities) pursuant to terms of the Company Preferred Stock existing on the date hereof, and (C) any obligation of the Company with respect to Company Plans or the awards or securities issued thereunder in connection with this Agreement;

(d) not, nor shall it permit any of its Subsidiaries to (i) issue, sell, pledge, grant or dispose of, or agree to issue, sell, pledge, grant or dispose of, any equity awards under any Company incentive plans, or any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its Capital Stock of any class or any debt or equity securities convertible into or exchangeable for its Capital Stock, or (ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries; except (A) that the Company may issue shares pursuant to awards outstanding as of the date hereof under Company Plans or pursuant to bonus awards described in Section 6.21(d), (B) upon conversion of Company Preferred Stock outstanding on the date hereof, (C) the DPAC Companies may from time to time, borrow, repay and reborrow under its revolving credit facility, and the DPAC Companies may pledge their properties, issue debt securities and amend, modify, increase, extend, replace or refinance such bank credit facility;

(e) not, nor shall it permit any of its Subsidiaries to (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its Capital Stock or any options, warrants or rights to acquire any of its Capital Stock or any security convertible into or exchangeable for its Capital Stock, (ii) make any acquisition of any Capital Stock, assets or businesses of any other Person other than expenditures for current assets in the ordinary course of business consistent with past practice and expenditures for fixed or capital assets in the ordinary course of business consistent with past practice, (iii) sell, pledge, dispose of or encumber any assets or businesses that are material to the Company or its Subsidiaries, except, with respect to each of the foregoing, (A) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (B) pursuant to contracts that are in force at the date of this Agreement and are disclosed in Section 5.10 of the Company Disclosure Schedule, and (C) dispositions of obsolete or worthless assets, or (iv) enter into any contract with respect to any of the foregoing items (i) through (iii);

(f) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it, other than as expressly permitted by the terms of this Agreement;

(g) not adopt a plan or agreement of complete or partial liquidation or dissolution;

(h) not pay, discharge or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) of any such material claims, material liabilities or material obligations in the ordinary course of business consistent with past practice or (ii) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto);

(i) not enter into any contract that restrains, limits or impedes the ability of the Company or the Surviving Company to compete with or conduct any business or line of business, including geographic limitations on the activities of the Company;

(j) not enter into, amend, modify or renew any employment, consulting, severance or similar contract with, pay any bonus or grant any material increase in salary, wage or other compensation or any increase in any employee benefit to, any of its directors, officers or employees, except in each such case (i) as may be required by applicable Law, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof;

(k) not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any of its directors, officers or employees, except, in each such case (i) as may be required by applicable Law or pursuant to the terms of this Agreement, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof;

(l) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date hereof or as expressly provided by this Agreement, not accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

(m) not agree to the settlement of any claim, litigation, investigation or other action that is material to it;

(n) except in the ordinary course of the Company’s business, not materially modify or amend, or terminate any Company Material Contract, or waive, relinquish, release or terminate any material right or material claim, or enter into any contract that would have been a Company Material Contract if it had been in existence at the time of the execution of this Agreement; and

(o) not agree to take any of the foregoing actions, other than Section 6.01(a) and (f).

SECTION 6.02 Conduct of Business by Yuma and Yuma Delaware Pending the Merger

.  Except as otherwise contemplated by this Agreement or disclosed in Section 6.02 of the Yuma Disclosure Schedule, during the Pre-Closing Period, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), Yuma (and, after the Reincorporation Effective Time, Yuma Delaware) shall, and shall cause its Subsidiaries to:

(a) conduct its business in the ordinary course of business consistent with past practice;

(b) not make capital expenditures or enter into any binding commitment or contract to make capital expenditures, except (i) capital expenditures which Yuma is currently committed to make, (ii) capital expenditures in the ordinary course of Yuma’s business, (iii) capital expenditures for repairs and other capital expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to Yuma’s business or operations consistent with past practice, and (iv) repairs and maintenance in the ordinary course of business; provided, however, that the Yuma Companies shall not make any capital expenditure or series of related capital expenditures in an amount greater than $1,000,000 without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed;

(c) not (i) amend or propose to amend its Governing Documents, except as agreed to by the parties hereto, (ii) split, combine, subdivide or reclassify any shares of its Capital Stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or Yuma Delaware Common Stock, or make any other distribution in respect of any shares of its Capital Stock, as the case may be, except for (A) dividends by a direct or wholly-owned Subsidiary of Yuma to its parent, (B) dividends payable to the holders or Yuma Series A Preferred Stock as provided for in the Governing Documents or pursuant to, or as a result of, the transactions contemplated by this Agreement, or (C) as set forth in this Agreement, or (iv) repurchase, redeem or otherwise acquire, or modify or amend, any shares of its Capital Stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

(d) not, nor shall it permit any of its Subsidiaries to (i) issue, sell, pledge, grant or dispose of, or agree to issue, sell, pledge, grant or dispose of, any equity awards under any Yuma incentive plans, or any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its Capital Stock of any class or any debt or equity securities convertible into or exchangeable for its Capital Stock, or (ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except pursuant to the terms and conditions of Yuma’s existing credit facility;

(e) not, nor shall it permit any of its Subsidiaries to (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its Capital Stock or any options, warrants or rights to acquire any of its Capital Stock or any security convertible into or exchangeable for its Capital Stock, (ii) make any acquisition of any Capital Stock, assets or businesses of any other Person other than expenditures for current assets in the ordinary course of business consistent with past practice and expenditures for fixed or capital assets in the ordinary course of business consistent with past practice, (iii) sell, pledge, dispose of or encumber any assets or businesses that are material to Yuma or its Subsidiaries, except (A) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (B) pursuant to contracts that are in force at the date of this Agreement and are disclosed in Section 4.07 of the Yuma Disclosure Schedule, (C) dispositions of obsolete or worthless assets, or (iv) enter into any contract with respect to any of the foregoing items (i) through (iii);

(f) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it, other than as expressly permitted by the terms of this Agreement;

(g) not adopt a plan or agreement of complete or partial liquidation or dissolution;

(h) not pay, discharge, or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) of any such material claims, material liabilities or material obligations in the ordinary course of business consistent with past practice or (ii) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, Yuma Financial Statements (or the notes thereto);

(i) not enter into any contract that restrains, limits or impedes its ability to compete with or conduct any business or line of business, including geographic limitations on its activities;

(j) not make any changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in United States generally accepted accounting principles or applicable Law;

(k) not enter into, amend, modify or renew any employment, consulting, severance or similar contract with, pay any bonus or grant any material increase in salary, wage or other compensation or any increase in any employee benefit to, any of its directors, officers or employees, except in each such case (i) as may be required by applicable Law, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof;

(l) not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any of its directors, officers or employees, except, in each such case (i) as may be required by applicable Law or pursuant to the terms of this Agreement, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof;

(m) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date hereof or as expressly provided by this Agreement, not accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

(n) not agree to the settlement of any claim, litigation, investigation or other action that is material to it;

(o) except in the ordinary course of its business, not materially modify or amend, or terminate any Yuma Material Contract, or waive, relinquish, release or terminate any material right or material claim, or enter into any contract that would have been a Yuma Material Contract if it had been in existence at the time of the execution of this Agreement; and

(p) not agree to take any of the foregoing actions, other than Section 6.02(a) and (f).

SECTION 6.03 No Solicitation

.

(a) General.  Each party hereto agrees that it shall not, nor shall it authorize or permit any of the officers, directors, investment bankers, attorneys, accountants, affiliates or other representatives retained by it to, and that it shall use commercially reasonable efforts to cause its non-officer employees and other agents and affiliates not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding such party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (unless permitted pursuant to Sections 6.07 and 6.08); or (v) execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal; provided, however, that, notwithstanding anything contained in this Section 6.03(a), prior to obtaining the Company Stockholders’ Approval, the Company may, and prior to obtaining Yuma Shareholder Approval, Yuma may, furnish nonpublic information regarding such party to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal, which such party’s board of directors determines in good faith, after consultation with a nationally recognized independent financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal was not solicited in violation of this Section 6.03(a); (B) the board of directors of such party concludes in good faith based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of the fiduciary duties of the board of directors of such party under applicable Laws; (C) at least two (2) Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, such party gives the other parties written notice of the identity of such Person and of such party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) such party receives from such Person an executed confidentiality agreement containing provisions at least as favorable to such party as those contained in the Confidentiality Agreement; and (E) concurrently with furnishing any such nonpublic information to such Person, such party furnishes such nonpublic information to the other parties hereto (to the extent such nonpublic information has not been previously furnished by such party to the other parties).  Without limiting the generality of the foregoing, each party acknowledges and agrees that, in the event any representative of such party (whether or not such representative is purporting to act on behalf of such party) takes any action that, if taken by such party, would constitute a breach of this Section 6.03 by such party, the taking of such action by such representative shall be deemed to constitute a breach of this Section 6.03 by such party for purposes of this Agreement.

(b) Notice of Proposal or Inquiry.  If any party or any representative of such party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such party shall promptly (and in no event later than two (2) Business Days after such party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other parties hereto orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof).  Such party shall keep the other parties informed in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(c) Cease Current Discussions.  Each party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and shall use its commercially reasonable efforts to obtain, in accordance with the terms of any applicable confidentiality agreement, the return or destruction of any confidential information previously furnished to any such Person by such party or any of its Subsidiaries.

SECTION 6.04 Access to Information; Confidentiality

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(a) Subject to applicable Law relating to the exchange of information, the parties shall afford to each other and the other’s accountants, counsel, financial advisors, sources of financing and other representatives reasonable access during normal business hours with reasonable notice throughout the period from the date hereof until the Merger Effective Time to all of their respective properties, books, contracts and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities Laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning its businesses, properties and personnel as any party shall reasonably request, and will use reasonable efforts to obtain the reasonable cooperation of its officers, employees, counsel, accountants, consultants and financial advisors in connection with the review of such other information by the parties and their respective representatives.

(b) The parties hereto acknowledge that the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

SECTION 6.05 Notices of Certain Events

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(a) The Company and Yuma shall as promptly as reasonably practicable after their executive officers acquire knowledge thereof, notify the other of: (i) any notice or other communication from any Person alleging that the Consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement which Consent relates to a Yuma Material Contract or a Company Material Contract, as applicable, or the failure of which to obtain could materially delay consummation of the Merger; (ii) any notice or other communication from any Governmental Entity or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened, relating to or involving or otherwise affecting the Company or Yuma, as the case may be that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 6.09, 6.10 or 6.12, or which relate to the consummation of the transactions contemplated by this Agreement.

(b) Subject to the provisions of Section 6.03, each of the Company and Yuma agrees to give prompt notice to the other of, and to use its commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would reasonably be expected to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Merger Effective Time, and (ii) any failure on its part to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.05(b) shall not limit or otherwise affect the representations, warranties, covenants or agreements of the parties, the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

SECTION 6.06 Delaware Merger Subsidiary and Merger Subsidiary

.  Yuma will take all action necessary to cause each of its Subsidiaries to perform its obligations under this Agreement and to consummate the Reincorporation Merger and the Merger on the terms and conditions set forth in this Agreement. Until the Merger Effective Time, Delaware Merger Subsidiary and Merger Subsidiary will not carry on any business or conduct any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters reasonably related hereto.

SECTION 6.07 Company Stockholder Meeting or Written Consent

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(a) The Company agrees that, subject to Section 6.07(c), promptly after the S-4 Effective Date, the Company shall solicit approval at a meeting or by written consent (the “Company Stockholder Action”) from the holders of Company Common Stock and Company Preferred Stock to vote for the approval of (i) this Agreement and (ii) the principal terms of the Merger. If the Company Stockholder action is to be considered at a meeting, such meeting shall be held as promptly as practicable after the S-4 Effective Date. The Company shall take reasonable measures to ensure that all proxies or consents solicited in connection with the Company Stockholder Action are solicited in compliance with all applicable Laws.

(b) The Company agrees that, subject to Section 6.07(c): (i) the Company Board shall recommend that the Company Stockholders vote to adopt and approve this Agreement and the Merger and shall use its commercially reasonable efforts to solicit such approval within the time set forth in Section 6.07(a) (the recommendation of the Company Board that the Company Stockholders vote to adopt and approve this Agreement and the Merger being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Yuma or, after the Reincorporation Effective Time, Yuma Delaware, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Yuma or, after the Reincorporation Effective Time, Yuma Delaware shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 6.07(b), at any time prior to the approval of this Agreement by the Company Stockholders, the Company Board may withhold, amend, withdraw or modify the Company Board Recommendation in a manner adverse to Yuma if, but only if the Company Board determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withdraw, withhold, amend, or modify such recommendation would result in a breach of its fiduciary duties under applicable Law; provided, that Yuma receives written notice from the Company confirming that the Company Board has determined to change its recommendation at least two (2) Business Days in advance of the Company Board Recommendation being so withdrawn, withheld, amended or modified in a manner adverse to Yuma.

(d) The Company’s obligation to solicit the consent or approval of the Company’s stockholders in connection with the Company Stockholder Action in accordance with Section 6.07(a) shall not be limited or otherwise affected by any withdrawal or modification of the Company Board Recommendation.

SECTION 6.08 Yuma Shareholders’ Meeting

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(a) Yuma agrees, subject to Section 6.08(c), that it shall take all action necessary to call, give notice of and hold a meeting (such meeting, the “Yuma Shareholders’ Meeting”), and that it will recommend to, and solicit the vote of the holders of Yuma Common Stock and Yuma Series A Preferred Stock to vote for approval of, (i) this Agreement, (ii) the principal terms of the Reincorporation Merger, (iii) the principal terms of the Merger, and (iv) the issuance of shares of Yuma Delaware Common Stock in the Merger (collectively, the “Yuma Shareholder Approval Matters”). The Yuma Shareholders’ Meeting shall be held as promptly as practicable after the S-4 Effective Date. Yuma shall take reasonable measures to ensure that all proxies solicited in connection with the Yuma Shareholders’ Meeting are solicited in compliance with all applicable Laws.

(b) Yuma agrees that, subject to Section 6.08(c): (i) the Yuma Board shall recommend that the holders of Yuma Common Stock and Yuma Series A Preferred Stock vote to approve the Yuma Shareholder Approval Matters and shall use its commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.08(a), (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Yuma Board recommends that Yuma’s shareholders vote to approve the Yuma Shareholder Approval Matters (the recommendation of the Yuma Board that Yuma’s shareholders vote to approve the Yuma Shareholder Approval Matters being referred to as the “Yuma Board Recommendation”); and (iii) the Yuma Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the Yuma Board or any committee thereof to withdraw or modify the Yuma Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c) Notwithstanding anything to the contrary contained in Section 6.08(b), at any time prior to the approval of the Yuma Shareholder Approval Matters by Yuma’s shareholders, the Yuma Board may withhold, amend, withdraw or modify the Yuma Board Recommendation in a manner adverse to the Company if, but only if the Yuma Board determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would result in a breach of its fiduciary duties under applicable Law; provided that the Company receives written notice from Yuma confirming that the Yuma Board has determined to change its recommendation at least two (2) Business Days in advance of the Yuma Board Recommendation being withdrawn, withheld, amended or modified in a manner adverse to the Company.

(d) Yuma’s obligation to call, give notice of and hold the Yuma Shareholders’ Meeting in accordance with Section 6.08(a) shall not be limited or otherwise affected by any withdrawal or modification of the Yuma Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Yuma or the Yuma Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.    Yuma shall not withdraw or modify in a manner adverse to the Company the Yuma Board Recommendation unless specifically permitted pursuant to the terms of Section 6.08(c).

SECTION 6.09 Proxy Statement/Prospectus; Registration Statement

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(a) As promptly as practicable after the date of this Agreement, Yuma shall prepare and cause to be filed with the SEC the Proxy Statement/Prospectus and Yuma shall prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus.  Each of the parties shall use commercially reasonable efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Each of the parties shall use commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of Yuma and the Company as promptly as practicable after the date on which the Registration Statement is declared effective under the Securities Act (the “S-4 Effective Date”).  Each party hereto shall promptly furnish to the other party all information concerning such party and such party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.09.

(b) Each party shall reasonably cooperate with the other and provide, and require its representatives, advisors, accountants and attorneys to provide, the other party and its representatives, advisors, accountants and attorneys, with all such information regarding such party as is required by Law to be included in the Registration Statement or reasonably requested from such party to be included in the Registration Statement.

SECTION 6.10 Public Announcements

.  In connection with the execution and delivery of this Agreement, Yuma and the Company shall issue a joint press release mutually agreed to by the Company and Yuma.  Yuma, in its discretion, shall be entitled to convene an investor conference call in conjunction with the issuance of such press release.  Except for the press release and such conference call, no party shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement, the Reincorporation Merger, the Merger, or the other transactions contemplated hereby without the prior written Consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Law, including applicable SEC requirements, applicable fiduciary duties or by any applicable listing agreement with the NYSE MKT (in which case such party shall not issue or cause the publication of such press release or other public statement without prior consultation with the other party).

SECTION 6.11 Expenses and Fees

.  Each of the parties shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.12 Agreement to Cooperate

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(a) Subject to the terms and conditions of this Agreement, including Section 6.03 and this Section 6.12, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Yuma and the Company and their respective Subsidiaries and to effect all necessary registrations, filings and submissions.  In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective board of directors of the Company and Yuma, including, without limitation, the provisions of Section 6.07(c) and Section 6.08(c), none of the parties hereto shall knowingly take or cause to be taken any action that would reasonably be expected to materially delay or prevent consummation of the Reincorporation Merger and the Merger.

(b) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company, Yuma, Yuma Delaware, Delaware Merger Subsidiary and Merger Subsidiary shall cooperate in all respects with the other parties and shall use their commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, if so precluded in the exercise of their directors’ fiduciary duties, none of the Company, Yuma, Yuma Delaware, Delaware Merger Subsidiary, Merger Subsidiary, or any of their affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by this Agreement.

SECTION 6.13 Exemption From Liability Under Section 16(b)

.  Yuma, Yuma Delaware and the Company shall cause their respective boards of directors and the board of directors of the Surviving Company to adopt prior to the Merger Effective Time such resolutions as may be required to, and shall otherwise use reasonable efforts to, exempt the transactions contemplated by this Agreement from the provisions of Section 16(b) of the Exchange Act to the maximum extent permitted by Law. The Company shall use reasonable efforts to provide the information to Yuma and Yuma Delaware required in connection with the adoption of such resolutions to exempt the transactions contemplated by this Agreement from the provisions of Section 16(b) of the Exchange Act to the maximum extent permitted by Law.

SECTION 6.14 Certain Tax Matters

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(a) Yuma, Yuma Delaware and the Company shall each use their reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and before or after the Merger Effective Time, none of Yuma, Yuma Delaware, Merger Subsidiary, or the Company shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

(b) Yuma, Yuma Delaware and the Company shall comply with the record keeping and information reporting requirements set forth in U.S. Treasury Regulation Section 1.368-3.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of U.S. Treasury Regulation Section 1.368-2(g).

(c) The Company, Yuma, and Yuma Delaware shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Merger that are required or permitted to be filed on or before the Merger Effective Time. Each of Yuma, Yuma Delaware, and the Company shall pay, without deduction from any amount payable to holders of Company Common Stock and Company Preferred Stock and without reimbursement from the other party, any such Taxes or fees imposed on it by any Governmental Entity, which becomes payable in connection with the Merger.

(d) Following the Merger, Yuma Delaware and the Company will not take any action and will not fail to take any action that would prevent the merger from satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in U.S. Treasury Regulation 1.368-1(d).

(e) Yuma or Yuma Delaware and the Company shall each use its reasonable best efforts to obtain the Tax opinions set forth in Sections 8.02(e) and 8.03(e).

(f) Officers of Yuma or Yuma Delaware and the Company shall execute and deliver to Jones & Keller, P.C., Tax counsel for Yuma and Yuma Delaware, and Porter Hedges LLP, Tax counsel for the Company, certificates substantially in the form agreed to by the parties and such law firms at such time or times as may reasonably be requested by such law firms, including prior to the time the Registration Statement is declared effective by the SEC and the Merger Effective Time, in connection with such Tax counsel’s respective delivery of opinions pursuant to Sections 8.02(e) and 8.03(e).  Each of Yuma or Yuma Delaware and the Company shall use its commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 6.14(f).

SECTION 6.15 Company Financial Statements

.  As soon as practicable but prior to March 30, 2016, the Company shall use its commercially reasonable efforts to deliver to Yuma true and complete copies of the Company’s audited balance sheet as of December 31, 2015, and the related audited statements of operations and statements of cash flows of the Company for the periods covered therein, together with all related notes and schedules thereto, accompanied by the report thereon of the Company’s independent auditors (collectively, the “Company 2015 Audited Financial Statements”).  The Company shall use its commercially reasonable efforts ensure that the Company 2015 Audited Financial Statements comply in all material respects with the applicable rules and regulations of the SEC, including Regulation S-X and Regulation S-K, in connection with the preparation and filing of the Registration Statement.

SECTION 6.16 Yuma Consolidated Financial Statements

.  As soon as practicable but prior to March 30, 2016, Yuma shall use its commercially reasonable efforts to deliver to the Company true and complete copies of Yuma’s audited consolidated balance sheet as of December 31, 2015, and the related audited statements of operations and statements of cash flows of the Company and its Subsidiaries on a consolidated basis for the periods covered therein, together with all related notes and schedules thereto, accompanied by the report thereon of Yuma’s independent auditors (collectively, the “Yuma 2015 Audited Financial Statements”).  Yuma shall use its commercially reasonable efforts ensure that the Yuma 2015 Audited Financial Statements comply in all material respects with the applicable rules and regulations of the SEC, including Regulation S-X and Regulation S-K, in connection with the preparation and filing of the Registration Statement.

SECTION 6.17 Directors’ and Officers’ Indemnification and Insurance

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(a) Yuma and Delaware Merger Subsidiary agree that all rights to indemnification, advancement of expenses and exculpation by the Company and Yuma now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Merger Effective Time an officer or director of (i) any DPAC Company (each, a “Company Indemnified Party”), as provided in its Governing Documents, the Governing Documents of the Company or the DGCL, in each case as in effect on the date of this Agreement, or pursuant to any other contracts in effect on the date hereof and disclosed in Section 5.10 of the Company Disclosure Schedule, shall be assumed by the Company as the Surviving Company in the Merger at the Merger Effective Time, (ii) any Yuma Company (each, a “Yuma Indemnified Party” and collectively with the Company Indemnified Party, the “Indemnified Parties”), as provided in Yuma’s Governing Documents or the CCC, in each case as in effect on the date of this Agreement, or pursuant to any other contracts in effect on the date hereof and disclosed in Section 4.07 of the Yuma Disclosure Schedule, shall be assumed by Yuma Delaware in the Reincorporation Merger at the Reincorporation Effective Time, without further action, and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b) For six (6) years after the Merger Effective Time, to the fullest extent permitted under applicable Law, Yuma Delaware and the Surviving Company shall jointly and severally indemnify, defend and hold harmless each Company Indemnified Party and each Yuma Indemnified Party, as applicable, against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions (and alleged actions or omissions) in their capacity as an officer or director of any of the DPAC Companies or the Yuma Companies, as applicable, occurring at or prior to the Merger Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Company Indemnified Party and each Yuma Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party or Yuma Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Company’s or Yuma Delaware’s receipt of an undertaking by such Company Indemnified Party or Yuma Indemnified Party, as the case may be, to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Company Indemnified Party or Yuma Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Company and Yuma Delaware will not be liable to any Yuma Indemnified Party for any settlement effected without Yuma Delaware’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c) The Company shall obtain, prior to the Merger Effective Time, to be effective not later than the Merger Effective Time, “tail” insurance policies, covering each director and officer of the Company for all risks and perils currently covered by the Company’s director and officer insurance policies, except that the insured amounts may be increased as determined by the Company in its reasonable discretion, with a claims period of not less than six (6) years from the Merger Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, as applicable, in each case with respect to claims arising out of or relating to events which occurred before or at the Merger Effective Time (including in connection with the transactions contemplated by this Agreement).

(d) Yuma Delaware shall obtain or maintain insurance policies covering each director and officer of Yuma Delaware and Yuma for all risks and perils currently covered by Yuma’s director and officer insurance policies, except that the insured amounts may be increased as determined by the Company in its reasonable discretion, with a claims period of not less than six (6) years from the Merger Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of Yuma and its Subsidiaries, as applicable, in each case with respect to claims arising out of or relating to events which occurred before or at the Merger Effective Time (including in connection with the transactions contemplated by this Agreement).

(e) The obligations of Yuma, Yuma Delaware and the Surviving Company under this Section 6.17 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Company Indemnified Party or Yuma Indemnified Party to whom this Section 6.17 applies without the consent of such affected Company Indemnified Party or Yuma Indemnified Party, as applicable (it being expressly agreed that the Indemnified Parties to whom this Section 6.17 applies shall be third party beneficiaries of this Section 6.17, each of whom may enforce the provisions of this Section 6.17).

(f) In the event Yuma, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Yuma or the Surviving Company, as the case may be, shall assume all of the obligations set forth in this Section 6.17. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Company Indemnified Party and any Yuma Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Yuma, the Company or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.17 is not prior to, or in substitution for, any such claims under any such policies.

SECTION 6.18 Assumption of Registration Statements

.  Yuma, Delaware Merger Subsidiary and Yuma Delaware shall take such steps as may reasonably be necessary or appropriate, if any, to cause Yuma Delaware to, at the Reincorporation Effective Time, assume or otherwise become the successor issuer under any and all registration statements of Yuma filed with the SEC that are in effect at the Reincorporation Effective Time.

SECTION 6.19 Subsequent Filings

.  Until the earlier of the Merger Effective Time or the termination of this Agreement, Yuma will timely file with the SEC each form, report and document required to be filed by Yuma under the Exchange Act.  As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited consolidated financial statements and unaudited interim financial statements of Yuma included in such reports shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and shall fairly present, in all material respects, the financial position of the Yuma Companies as at the dates thereof and the results of their operations and changes in financial position for the periods then ended.

SECTION 6.20 Stockholder Litigation

.  Yuma shall promptly advise the Company orally and in writing of any shareholder litigation commenced against Yuma and/or its directors relating to this Agreement, the Reincorporation Merger, the Merger and/or the transactions contemplated by this Agreement and shall keep the Company fully informed regarding any such shareholder litigation. Yuma shall give the Company the opportunity to consult with Yuma regarding the defense or settlement of any such shareholder litigation, shall give due consideration the Company’s advice with respect to such shareholder litigation and shall not settle any such litigation without the Company’s consent (not be unreasonably withheld, conditioned or delayed).

SECTION 6.21 Company Employee Matters

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(a) As soon as practicable following the date hereof, Yuma shall meet with employees of the DPAC Companies (i) who have expressed an interest in continuing employment with the Yuma Companies or the DPAC Companies after the Merger Effective Time, and (ii) who Yuma has an interest in continuing the employment, and in each such case, Yuma shall negotiate in good faith with such person to determine terms of his or her continuing employment, including compensation and benefits on terms substantially comparable, in the aggregate, to the terms of employment of such Persons with the DPAC Companies or, if greater, to similarly situated employees of the Yuma Companies. If Yuma continues the employment of any such employee or any such employee accepts an offer to become an employee of the Yuma Companies effective immediately following the Merger Effective Time, (each such employee a “Continuing Employee”), the Company shall reduce the Company Aggregate Severance Amount by an amount commensurate with such employee’s unpaid severance benefits.  Yuma and the Company shall agree on the list of all such Continuing Employees two (2) Business Days prior to the Closing.  Employment of the employees of any DPAC Company who are not Continuing Employees shall be terminated by the Company as of the Merger Effective Time.

(b) All Continuing Employees will be provided credit for their service with the DPAC Companies under any Yuma Employee Plan or other plan in which the Continuing Employee participates after the Merger Effective Time as credited to such employees under a similar Company Employee Plan.

(c) Prior to the Merger Effective Time, the Company shall make severance payments to employees and officers of the DPAC Companies in the aggregate amount of up to $4,713,830 (“Company Aggregate Severance Amount”) in accordance with either (i) the terms of the respective employment agreement for the executives listed in Section 6.21(c) of the Company Disclosure Schedule, if applicable, or (ii) the severance policies of the DPAC Companies and pursuant to the authorization of the Company Board, provided, that the Company Aggregate Severance Amount shall be subject to reduction in the amount of each Continuing Employee’s unpaid severance benefits as a result of employment of the Continuing Employees by Yuma or its Subsidiaries (including the DPAC Companies) effective immediately after the Merger Effective Time; provided, further, that to the extent that the Closing does not occur in June 2016, such Company Aggregate Severance Amount shall be increased or decreased, as applicable, by an amount equal to approximately $7,600 per month, as pro-rated for any partial month, to the extent that the Closing occurs after June 2016 or prior to June 2016, respectively.  In addition, prior to the Merger Effective Time, the Company Board may, in its discretion, issue to certain employees and officers of the DPAC Companies additional Company Restricted Shares in satisfaction of the cancellation of any such employee’s and officer’s Company Options pursuant to Section 3.02(a), which Company Restricted Shares shall be subject to vesting and limitations as provided in Section 3.02(b).  Further, prior to the Merger Effective Time, the Company shall pay each employee (except for Continuing Employees) for vacation time which has been accrued but not yet taken, and for any reasonable unreimbursed employee expenses, in accordance with the Company's normal business practices.

(d) Prior to the Merger Effective Time, (i) the Company shall pay or award performance bonuses, whether in the form of cash, Company Common Stock or Company Restricted Shares, to officers and employees of the DPAC Companies with respect to their 2015 fiscal year in accordance with the Company’s compensation policies, provided that no such bonus shall exceed 100% of the target bonus for any such officer or employee and the aggregate amount of such performance bonuses shall not exceed $1,353,993; and (ii) the Company shall pay or award performance bonuses, whether in the form of cash, Company Common Stock or Company Restricted Shares, to officers and employees of the DPAC Companies with respect to the period from January 1, 2016 through the Merger Effective Time in accordance the Company’s compensation policies; provided that the 2016 target bonus shall be the same as the 2015 target bonus and the amount paid with respect to each such bonus shall be pro-rated for such period and shall not exceed an amount equal to 100% of the target bonus for such officer or employee after giving effect to such pro-ration.

(e) With respect to each Continuing Employee, Yuma shall continue the Company Employee Plan that is a group health plan within the meaning of COBRA and that is in effect immediately prior to the Merger Effective Time (the “Company Group Health Plan”) or, if such continuance is not available for continuance, a Yuma Employee Plan that is in the aggregate substantially the same as the Company Group Health Plan, from the Merger Effective Time through December 31, 2016, and thereafter, will provide coverage under the group health plan of Yuma as in effect from time to time.  With respect to any employee of a DPAC Company who is not a Continuing Employee, Yuma shall provide continuation of group health coverage in accordance with COBRA under the Company Group Health Plan or, if such continuance is not available for continuance, a Yuma Employee Plan that is in the aggregate substantially the same as the Company Group Health Plan, from the Merger Effective Time through December 31, 2016, and thereafter, will provide continuation of group health coverage in accordance with COBRA under the group health plan of Yuma as in effect from time to time.  In addition, for the period from the Merger Effective Time until December 31, 2016, Yuma will pay the same share of the aggregate group health insurance cost for such group health plan that the DPAC Companies paid for the policy period immediately prior to the Merger Effective Time, including for any employee of the DPAC Companies who is not a Continuing Employee and who elects COBRA continuation.

(f) Prior to the Merger Effective Time, the Company Employee Plan that is qualified as a 401(k) plan (the “Company 401(k) Plan”) shall be terminated by the Company, and it is intended that all distributions from the Company 401(k) Plan will be made within ninety (90) days following the Merger Effective Time.

(g) The provisions in this Section 6.21 are intended for the sole benefit of the parties hereto, and shall not inure to the benefit of any other entity or Person (other than permitted assigns of the parties hereto) either as a third party beneficiary or otherwise.

SECTION 6.22 Yuma Companies Employee Matters

.

(a) Prior to the Merger Effective Time, Yuma shall amend the employment agreement of Yuma’s Chief Executive Officer to provide for the discontinuation of grants of overriding royalty interests associated with any oil and gas properties or prospects in accordance with the amendment to the Overriding Royalty Interest Plan dated November 7, 2013 (the “ORRI Plan”), which amendment was approved and ratified by the Yuma Board in 2014.

(b) The provisions in this Section 6.22 are intended for the sole benefit of the parties hereto, and shall not inure to the benefit of any other entity or Person (other than permitted assigns of the parties hereto) either as a third party beneficiary or otherwise.

SECTION 6.23 Company Management Agreement

.  Prior to the Merger Effective Time, the Company shall make all payments required under the Amended and Restated Management Agreement, dated as of March 3, 2013, by and among the Company and the other parties thereto, including the payment of the annual management fee prorated to the Merger Effective Time and payment of the termination fee of $1,000,000 thereunder.

SECTION 6.24 Credit Facility

. Yuma and the Company shall use commercially reasonable efforts to obtain a reserve based revolving credit facility for the Yuma Companies (or an amendment to Yuma’s existing credit facility), which shall: (i) be effective immediately following the Merger Effective Time; (ii) provide for an initial borrowing base and minimum aggregate loan commitments of not less than $44,000,000; and (iii) provide terms and conditions acceptable to each party in its reasonable discretion (the “Credit Facility”).

SECTION 6.25 Advisors and Consultants

.  Yuma, Yuma Delaware and the Company shall each be entitled to pay fees and expenses of their respective professional advisors and consultants for services rendered on agreed terms pursuant to invoices received from time to time prior to the Closing Date; provided, that the discretionary amounts, if any, payable to legal counsel for the Company will be evaluated and determined in good faith by the Persons serving as representatives on the Company Board of the two largest common stockholders of the Company, and the discretionary component of such compensation so determined will be deemed for all purposes the amount payable to such counsel with respect to such component of compensation.

SECTION 6.26 Registration Rights Agreement

.  At or prior to the Closing, (a) Yuma Delaware shall enter into a registration rights agreement in the form attached hereto as Exhibit H (the “Registration Rights Agreement”) with each of the Registration Rights Persons, to be effective upon the Closing, and (b) Yuma Delaware shall, and the Company shall use commercially reasonable efforts to cause each of Additional DPAC Holders to, enter into the Registration Rights Agreement with the Additional DPAC Holders, to be effective upon the Closing; provided, however, that in the event that any Additional DPAC Holder does not execute and deliver a Lock-Up Agreement to Yuma Delaware as provided in Section 2.12 and a voting agreement in substantially the form of the Company Voting Agreement as provided in Section 6.28, then such Additional DPAC Holder shall not be entitled to be a party to the Registration Rights Agreement.

SECTION 6.27 Certificate of Incorporation of Yuma Delaware

.  Within 30 days following the date hereof, Yuma shall have delivered to the Company the certificate of incorporation of Delaware Merger Subsidiary, which shall be in form and substance acceptable to the Company in its reasonable discretion.

SECTION 6.28 Additional Voting Agreements

.  The Company shall use commercially reasonable efforts to cause the Additional DPAC Holders to execute and deliver to Yuma a voting agreement in substantially the form of the Company Voting Agreement.

ARTICLE VII

CONDITIONS TO THE REINCORPORATION MERGER

SECTION 7.01 Conditions to the Reincorporation Merger

.  The occurrence of the Reincorporation Closing shall be subject to the satisfaction, or waiver by each of Yuma, Delaware Merger Subsidiary and the Company, at or prior to the Reincorporation Effective Time of the following conditions:

(a) the Yuma Shareholder Approval shall have been obtained in accordance with the CCC;

(b) none of the parties hereto shall be subject to any Law, order, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity of competent jurisdiction that prohibits the consummation of the Reincorporation Merger or makes the consummation of the Reincorporation Merger illegal;

(c) the Registration Statement shall be declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

(d) no Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws, or any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity (any of the foregoing, an “Order”), whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Reincorporation Merger or the other transactions contemplated by this Agreement.

SECTION 7.02 Additional Conditions to Obligations of Yuma and Delaware Merger Subsidiary

.  In addition, the occurrence of the Reincorporation Closing shall be subject to the satisfaction, or waiver by both Yuma and Delaware Merger Subsidiary, at or prior to the Reincorporation Effective Time of each of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Sections 5.02 (Capitalization), and 5.03(a) – (c) (Authority; Non-Contravention) shall be true and correct in all material respects as of the date hereof and as of the Reincorporation Effective Time as if made on and as of the Reincorporation Effective Time (or, if given as of a specific date, at and as of such date) and (ii) the other representations and warranties of the Company contained in this Agreement, shall be true and correct in all material respects as of the date hereof and as of the Reincorporation Effective Time as if made on and as of the Reincorporation Effective Time (or, if given as of a specific date, at and as of such date), except in the case of this clause (ii) for changes expressly permitted by this Agreement. Yuma shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Reincorporation Effective Time, and Yuma shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(c) Yuma shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 8.03(h) of the Company Disclosure Schedule.

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party

.  The obligations of the parties to consummate the Merger are subject to the fulfillment at or prior to the Merger Effective Time of the following conditions:

(a) this Agreement and the Merger shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the DGCL;

(b) the principal terms of the Merger and the issuance of shares of Yuma Delaware Common Stock, the Yuma Delaware Series A Preferred Stock and the Yuma Delaware Series D Preferred Stock in the Merger shall have been adopted and approved by the requisite vote of the shareholders of Yuma in accordance with the CCC;

(c) none of the parties hereto shall be subject to any Law, order, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger or makes the consummation of the Merger illegal;

(d) the Registration Statement shall be declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

(e) the issuance of the shares of Yuma Delaware Common Stock to be issued as the Common Stock Merger Consideration, as well as the Yuma Delaware Common Stock, to be issued upon conversion of such Yuma Delaware Series D Preferred Stock, shall have been appropriately registered under the Securities Act and registered, qualified or qualified for exemption under applicable state securities Laws;

(f) the issuance of the shares of Yuma Delaware Series D Preferred Stock, shall have been appropriately qualified for exemption under the Securities Act and applicable state securities Laws;

(g) the shares of Yuma Delaware Common Stock to be issued as the Common Stock Merger Consideration, as well as the Yuma Delaware Common Stock to be issued upon conversion of the Yuma Delaware Series D Preferred Stock, shall have been approved for listing on the NYSE MKT, effective upon notice of issuance;

(h) no Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Order, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement;

(i) the Lock-Up Agreement in the form of Exhibit F shall be executed by each of the Lock-Up Persons and delivered to Yuma Delaware;

(j) the Yuma Board shall have received an opinion from the Financial Advisor to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the terms of the Merger are fair, from a financial point of view, to Yuma and its shareholders, and such opinion shall not have been rescinded or revoked;

(k) the Reincorporation Merger shall have occurred; and

(l) Yuma shall have entered into the Credit Facility which complies with the requirements of Section 6.24 hereof and such Credit Facility shall be effective immediately following the Merger Effective Time.

SECTION 8.02 Conditions to Obligation of the Company to Effect the Merger

.  Unless waived by the Company, the obligation of the Company to consummate the Merger shall be subject to the fulfillment at or prior to the Merger Effective Time of the following additional conditions:

(a) (i) the representations and warranties of the Yuma Entities set forth in Sections 4.02 (Capitalization), and 4.03(a) – (c) (Authority; Non-Contravention) shall be true and correct in all material respects as of the date hereof and as of the Merger Effective Time as if made on and as of the Merger Effective Time (or, if given as of a specific date, at and as of such date) and (ii) the other representations and warranties of the Yuma Entities contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Merger Effective Time as if made on and as of the Merger Effective Time (or, if given as of a specific date, at and as of such date), except in the case of this clause (ii) for changes expressly permitted by this Agreement.  The Company shall have received a certificate of the chief executive officer or the chief financial officer of Yuma to that effect;

(b) each Yuma Entity shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Merger Effective Time and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Yuma to that effect;

(c) Prior to the Merger Effective Time, each of the seven (7) Persons named on Exhibit G, attached hereto shall have agreed to serve as a member of the board of Yuma Delaware if elected, and the Yuma board of directors shall have confirmed that upon the election of such persons, the Yuma Delaware Board shall have a sufficient number of “independent directors” to satisfy applicable SEC and NYSE MKT rules.  The Yuma Delaware Board shall take such action as may be necessary or desirable regarding such election and appointment of the foregoing individuals;

(d) Pursuant to terms of the Merger, and concurrently with the effectiveness thereof, the board of directors of Yuma Delaware (the “Yuma Delaware Board”) shall be set and established at seven (7) members and each of the Persons named on Exhibit G attached hereto shall be elected to serve as directors of Yuma Delaware to hold office in accordance with the certificate of incorporation and the bylaws of Yuma Delaware until their respective successors are duly elected or appointed and qualified;

(e) the Company shall have received the opinion of Porter Hedges LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, on the date on which the Registration Statement is filed and on the Closing Date, in each case dated as of such respective date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of the Company, Yuma and Yuma Delaware, all of which are consistent with the state of facts existing as of the date on which the Registration Statement is filed and the Merger Effective Time, as applicable, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and Yuma Delaware will each be a “party to the reorganization” within the meaning of Section 368 of the Code.  In rendering the opinion described in this Section 8.02(e), Porter Hedges LLP shall have received and may rely upon the certificates and representations referred to in Section 6.14(f);

(f) Yuma and Yuma Delaware must have delivered to its counsel, the Company and the Company’s counsel a certificate signed on behalf of Yuma and Yuma Delaware by a duly authorized officer of Yuma and Yuma Delaware certifying the representations set forth in Section 4.13 and as otherwise reasonably requested by the Company’s or Yuma and Yuma Delaware’s tax counsel;

(g) the Company shall have been furnished with evidence satisfactory to it that Yuma has obtained the consents, approvals and waivers set forth in Section 8.02(g) of the Yuma Disclosure Schedule;

(h) the certificate of incorporation of Delaware Merger Subsidiary shall be in a form and substance acceptable to the Company in its reasonable discretion at the Merger Effective Time; and

(i) the Registration Rights Agreement in the form of Exhibit H shall be executed by Yuma Delaware and delivered for execution to (A) the Registration Rights Persons and (B) each of the Additional DPAC Holders who sign both a Lock-Up Agreement pursuant to Section 6.26 and a voting agreement in substantially the form of the Company Voting Agreement pursuant to Section 6.28.

SECTION 8.03 Conditions to Obligations of Yuma Delaware and Merger Subsidiary to Effect the Merger

.  Unless waived by Yuma Delaware and Merger Subsidiary, the obligations of Yuma Delaware and Merger Subsidiary to consummate the Merger shall be subject to the fulfillment at or prior to the Merger Effective Time of the following additional conditions:

(a) (i) the representations and warranties of the Company set forth in Sections 5.02 (Capitalization), and 5.03(a) – (c) (Authority; Non-Contravention) shall be true and correct in all material respects as of the date hereof and as of the Merger Effective Time as if made on and as of the Merger Effective Time (or, if given as of a specific date, at and as of such date) and (ii) the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Merger Effective Time as if made on and as of the Merger Effective Time (or, if given as of a specific date, at and as of such date), except in the case of this clause (ii) for changes expressly permitted by this Agreement. Yuma Delaware shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Merger Effective Time, and Yuma Delaware shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(c) Dissenting Shares with regard to the Merger, if any, shall constitute less than 5% of the issued and outstanding shares of Company Common Stock and less than 5% of the issued and outstanding shares of Company Preferred Stock;

(d) Yuma or Yuma Delaware shall have received the opinion of Jones & Keller, P.C., counsel to Yuma and Yuma Delaware, in form and substance reasonably satisfactory to Yuma and Yuma Delaware, on the date on which the Registration Statement is filed and on the Closing Date, in each case dated as of such respective date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of the Company, Yuma and Yuma Delaware, all of which are consistent with the state of facts existing as of the date on which the Registration Statement is filed and the Merger Effective Time, as applicable, to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and Yuma Delaware will each be a “party to the reorganization” within the meaning of Section 368 of the Code.  In rendering the opinion described in this Section 8.03(d), Jones & Keller, P.C. shall have received and may rely upon the certificates and representations referred to in Section 6.14(f);

(e) the Company must have delivered to its counsel, Yuma and Yuma Delaware and their counsel a certificate signed on behalf of the Company by a duly authorized officer of the Company certifying the representations set forth in Section 5.20 and as otherwise reasonably requested by the Company’s or Yuma and Yuma Delaware’s tax counsel;

(f) the Company shall have terminated the Company Stock Plan;

(g) each of the Company’s agreements set forth in Section 8.03(g) of the Company Disclosure Schedule shall have been terminated, effective prior to or concurrently with the Merger, and Yuma shall have received from the Company evidence of such terminations in form and substance reasonably satisfactory to Yuma; and

(h) Yuma shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 8.03(h) of the Company Disclosure Schedule.

ARTICLE IX

TERMINATION

SECTION 9.01 Termination

.  This Agreement may be terminated, and the Reincorporation Merger and the Merger may be abandoned, at any time prior to the Merger Effective Time (whether before or after the Yuma Shareholder Approval or any approval of this Agreement by the stockholders of the Company):

(a) by mutual written consent of the Company and Yuma duly authorized by each of their respective board of directors; or

(b) by either the Company or Yuma, if the Reincorporation Merger and the Merger have not been consummated by September 30, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to (i) Yuma, if the failure of any Yuma Entity to fulfill any of its material obligations under this Agreement caused the failure of the Reincorporation Closing or the Closing to occur on or before such date, or (ii) the Company, if the failure of the Company to fulfill any of its material obligations under this Agreement caused the failure of the Reincorporation Closing or the Closing to occur on or before such date, or (iii) Yuma or the Company, if the failure of the Reincorporation Closing or the Closing to occur on or before such date is due solely to the failure of the condition set forth in Section 8.01(d) notwithstanding the performance by Yuma of any obligations under Section 6.09; or

(c) by the Company, in the event of a Yuma Material Adverse Effect, or by Yuma, in the event of a Company Material Adverse Effect, or by either the Company or Yuma, whichever is the non-breaching party, if (i) there has been a breach by the other of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a Yuma Material Adverse Effect, as the case may be, and which breach is not curable, or if curable, the breaching party shall not be using on a continuous basis its reasonable best efforts to cure in all material respects such breach after written notice of such breach by the terminating party or such breach has not been cured within thirty (30) days after written notice of such breach by the terminating party, or (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which would reasonably be expected to have a Yuma Material Adverse Effect or a Company Material Adverse Effect, as the case may be, and which breach is not curable, or if curable, the breaching party shall not be using on a continuous basis its reasonable best efforts to cure such breach after written notice of such breach by the terminating party, or such breach has not been cured within thirty (30) days after written notice of such breach by the terminating party; or

(d) by either the Company or Yuma after ten (10) days following the entry of any final and non-appealable judgment, injunction, order or decree by a court or Governmental Entity of competent jurisdiction restraining or prohibiting the consummation of the Merger; or

(e) by the Company if prior to receipt of the Company Stockholders’ Approval, the Company receives a Superior Offer, resolves to accept such Superior Offer, complies with its Company Termination Fee payment obligations under Section 9.02 hereof and gives Yuma at least four (4) Business Days’ prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 9.02 shall have been received by Yuma; or

(f) by Yuma or the Company, if the Yuma Board shall have failed to recommend, or shall have withdrawn, modified or amended in a manner adverse to the Company in any material respect the Yuma Board Recommendation, or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Yuma Board shall have resolved to accept a Superior Offer; or

(g) by Yuma if prior to receipt of the Yuma Shareholders’ Approval, Yuma receives a Superior Offer, resolves to accept such Superior Offer, complies with its Yuma Termination Fee payment obligations under Section 9.02 hereof and gives the Company at least four (4) Business Days’ prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 9.02 shall have been received by the Company; or

(h) by the Company or Yuma, if the Company Board shall have failed to recommend, or shall have withdrawn, modified or amended in a manner adverse to Yuma in any material respect the Company Board Recommendation, or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Company Board shall have resolved to accept a Superior Offer; or

(i) (i) by Yuma, if the stockholders of the Company fail to approve the Merger in accordance with Section 6.07, or (ii) by the Company, if the shareholders of Yuma fail to approve the Yuma Shareholder Approval Matters at the Yuma Shareholders’ Meeting (including any adjournment or postponement thereof).

SECTION 9.02 Termination Fee

.

(a) Payment of Termination Fees by the Company.  The Company shall pay to Yuma a termination fee in an amount in cash equal to $1,500,000  (the “Company Termination Fee”) in the event that (i) the Company terminates this Agreement pursuant to Section 9.01(e) or 9.01(h); (ii) Yuma terminates this Agreement pursuant to either (A) Section 9.01(c) as a result of any Company Material Adverse Effect provided that DPAC Losses pursuant to Section 5.01(b)(ii) of $1,500,000 or more occur, or (B) Section 9.01(h); or (iii) Yuma terminates this Agreement pursuant to Section 9.01(i), provided, in the case of this clause (iii), that (A) after the date hereof and prior to the date the Company solicits the approval of the Company’s stockholders at a meeting or by written consent in accordance with Section 6.07, an Acquisition Proposal has been publicly announced and not withdrawn or abandoned at the time of termination, and (B) within one (1) year after such termination, the Company enters into a definitive agreement with respect to or consummates such Acquisition Proposal.  Payment of the Company Termination Fee under this Section 9.02 shall be paid to Yuma within five (5) Business Days following the date of termination of this Agreement; provided, however, that in the event of payment pursuant to clause (iii) above, such payment shall be made within five (5) Business Days following the date of the execution and delivery by the Company of the definitive agreement regarding such Acquisition Proposal.

(b) Payment of Termination Fees by Yuma.  Yuma shall pay to the Company a termination fee in an amount in cash equal to $1,500,000 (the “Yuma Termination Fee”) in the event that (i) Yuma terminates this Agreement pursuant to Section 9.01(f) or 9.01(g); (ii) the Company terminates this Agreement pursuant to either (A) Section 9.01(c) as a result of any Yuma Material Adverse Effect provided that Yuma Losses pursuant to Section 4.01(b)(ii) of $1,500,000 or more occur, or (B) Section 9.01(f); or (iii) the Company terminates this Agreement pursuant to Section 9.01(i), provided, in the case of this clause (iii), that (A) after the date hereof and prior to the Yuma Shareholders’ Meeting, an Acquisition Proposal has been publicly announced and not withdrawn or abandoned at the time of termination, and (B) within one (1) year after such termination, Yuma enters into a definitive agreement with respect to or consummates such Acquisition Proposal.  Payment of the Yuma Termination Fee under this Section 9.02 shall be paid to the Company within five (5) Business Days following the date of termination of this Agreement; provided, however, that in the event of payment pursuant to clause (iii) above, such payment shall be made within five (5) Business Days following the date of the execution and delivery by Yuma of the definitive agreement regarding such Acquisition Proposal.

SECTION 9.03 Effect of Termination

.  In the event of termination of this Agreement by either Yuma or the Company pursuant to the provisions of Section 9.01, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and there shall be no liability or further obligation on the part of the Company, Yuma, Delaware Merger Subsidiary, Merger Subsidiary, or their respective officers or directors (except as set forth in the first sentence of Section 4.08, Section 9.02 and this Section 9.03, all of which shall survive the termination).  Nothing in this Section 9.03 shall relieve any party from liability for fraud in connection with this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Non-Survival of Representations and Warranties

.  Absent actual fraud, and any intentional, willful and material breach of any representation or warranty contained in this Agreement by the Company or any Yuma Entity, as applicable, none of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Merger Effective Time. This Section 10.01 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Merger Effective Time.  The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

SECTION 10.02 Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent via facsimile or e-mail (with confirmation of transmission) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Yuma, Delaware Merger Subsidiary, Merger Subsidiary:

1177 West Loop South, Suite 1825
Houston, Texas 77027
Attention:                   Sam L. Banks
Facsimile:                   (713) 968-7016
E-mail:                   sambanks@yumacompanies.com

with a copy to (which shall not constitute notice hereunder):

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Attention:                   Reid A. Godbolt
Facsimile:                   (303) 573-8133
E-mail:                   rgodbolt@joneskeller.com

If to the Company:

Davis Petroleum Acquisition Corp.
1330 Post Oak Blvd., Suite 600
Houston, Texas 77056
Attention:                   Michael Reddin
Facsimile:    (713) 439-3713
E-mail:                               mreddin@davcos.com

with a copy to (which shall not constitute notice hereunder):

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention:                   Robert J. Viguet, Jr.
Facsimile:                   (713) 226-6200
E-mail:                   rviguet@porterhedges.com

SECTION 10.03 Interpretation

.

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) ”knowledge” shall mean actual knowledge as of the date hereof of the executive officers of the Company or Yuma, as the case may be, after reasonable inquiry of any Person directly reporting to any such executive officer, (iii) “including” shall mean “including, without limitation,” and “includes” shall mean “includes, without limitation,” and (iv) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. For purposes of determining whether any fact or circumstance involves a material adverse effect on the ongoing operations of a party, any special transaction charges incurred by such party as a result of the consummation of transactions contemplated by this Agreement shall not be considered.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

SECTION 10.04 Assignments and Successors

.  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties.  Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such consent shall be void and of no effect  This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

SECTION 10.05 Governing Law

.  THIS AGREEMENT, AND ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARTIES’ RELATIONSHIP TO EACH OTHER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 10.06 Waiver of Jury Trial

.  Each of the parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the parties arising out of or relating to this Agreement and the transactions contemplated hereby.

SECTION 10.07 Exclusive Jurisdiction; Venue

.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.07, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 10.02 of this Agreement.

SECTION 10.08 No Third-Party Rights

.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that after the Merger Effective Time, the Company Indemnified Parties and the Yuma Indemnified Parties shall be third-party beneficiaries of, and entitled to enforce, Section 6.16, and provided further, that no consent of the Company Indemnified Parties and the Yuma Indemnified Parties shall be required to amend any provision of the Agreement prior to the Merger Effective Time.

SECTION 10.09 Counterparts

.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 10.10 Amendments; No Waivers

.

(a) Any provision of this Agreement may be amended or waived prior to the Merger Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Yuma, Delaware Merger Subsidiary and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment shall be effective against a party only if the board of directors of such party, or a person authorized to act on behalf of such party, approves such waiver or amendment.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

SECTION 10.11 Entire Agreement

.  This Agreement, including the schedules, exhibits and amendments hereto, the Confidentiality Agreement and the other agreements executed in connection with this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Articles I and II, which are intended for the benefit of the shareholders of Yuma, and Article II, which is intended for the benefit of the stockholders of the Company.

SECTION 10.12 Severability

.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

SECTION 10.13 Specific Performance

.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with their specific terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other rights or remedies at Law or in equity.

SECTION 10.14 Definitions

. The following terms have the following definitions:

(a) “Acquisition Inquiry” means, with respect to a party hereto, an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal with such party.

(b) “Acquisition Proposal” means, with respect to a party hereto, any offer or proposal, whether written or oral, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Yuma, Delaware Merger Subsidiary, the Company or any affiliates thereof (each, a “third party”) to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of (i) 15% or more of any class of the equity securities of such party or (ii) 15% or more of the fair market value of the assets of such party, in each case pursuant to any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction or series of related transactions, which is structured to permit a third party to acquire beneficial ownership of (A) 15% or more of any class of equity securities of the party or (B) 15% or more of the fair market value of the assets of the party; provided, however, that, for purposes of Sections 9.02(a) and 9.02(b), all such references to “15%” shall be deemed to be “50%”.

(c) “Additional DPAC Holders” means Accretive Exit Capital Partners, LP and Paul-ECP2 Holdings, LP.

(d) “Affiliated Group” means one or more chains of corporations connected through stock ownership with a common parent corporation, but only if: (i) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and (ii) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

(e) “Aggregate Dissenting Shares” has the meaning given to it in Section 2.06(e)(ix).

(f) “Aggregate Dissenting Share Amount” has the meaning given to it in Section 2.06(e)(x).

(g) “Agreement” has the meaning given such term in the Preamble of this Agreement.

(h) “Burden” has the meaning given to it in Section 4.27.

(i) “Business Day” means any day other than Saturday and Sunday and any day on which banks are not required or authorized to close in the State of Texas.

(j) “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

(k) “Capital Stock Agreement” has the meaning given to it in Section 4.02(d).

(l) “CCC” has the meaning given to it in the Second recital of this Agreement.

(m) “Certificate of Designation” has the meaning given to it in Section 1.05.

(n) “Certificate of Merger” has the meaning given to it in Section 2.02.

(o)  “Closing” has the meaning given to it in Section 2.09.

(p) “Closing Company Share Number” has the meaning given to it in Section 2.06(e)(ii).

(q) “Closing Date” has the meaning given to it in Section 2.09.

(r) “Closing Yuma Share Number” has the meaning given to it in Section 2.06(e)(iv).

(s) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.

(t) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(u) “Common Stock Merger Consideration” has the meaning given to it in Section 2.06(e)(iii).

(v) “Company” has the meaning given to it in the Second recital of this Agreement.

(w) “Company 2015 Audited Financial Statements” has the meaning given to it in Section 6.15.

(x) “Company 401(k) Plan” has the meaning given to it in Section 6.21(f).

(y) “Company Annual Financial Statements” has the meaning given to it in Section 5.04(a).

(z) “Company Balance Sheet” has the meaning given to it in Section 5.04(a).

(aa) “Company Board” means the board of directors of the Company.

(bb) “Company Board Recommendation” has the meaning given to it in Section 6.07(b).

(cc) “Company Certificates” has the meaning given to it in Section 2.08(a).

(dd) “Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

(ee) “Company Disclosure Schedule” has the meaning given to it in Article VI.

(ff) “Company Employee Plans” has the meaning given to it in Section 5.12(a).

(gg) “Company Equity Awards” means any outstanding awards granted under the Company Stock Plan.

(hh) “Company Financial Statements” has the meaning given to it in Section 5.04(a).

(ii) “Company Indemnified Party” has the meaning given to it in Section 6.17(a).

(jj) “Company Insurance Policy” has the meaning given to it in Section 5.16.

(kk) “Company Interim Financial Statements” has the meaning given to it in Section 5.04(a).

(ll) “Company Material Adverse Effect” has the meaning given to it in Section 5.01(b).

(mm) “Company Material Contract” has the meaning given to it in Section 5.10(a).

(nn) “Company Oil and Gas Properties” means Oil and Gas Properties in which the Company holds an interest.

(oo) “Company Option Agreement” has the meaning given to it in Section 3.02(a).

(pp) “Company Option” has the meaning given to it in Section 3.02(a).

(qq) “Company Ownership Percentage” has the meaning given to it in Section 2.06(e)(xii).

(rr) “Company Plans” has the meaning given to it in Section 3.02(a).

(ss) “Company Preferred Stock” means the Series A Preferred Stock, $0.01 par value per share, of the Company.

(tt) “Company Properties” has the meaning given to it in Section 5.14(a).

(uu) “Company Restricted Shares” has the meaning given to it in Section 3.02(b).

(vv) “Company RSA Agreement” has the meaning given to it in Section 3.02(b).

(ww) “Company Stockholder” has the meaning given to it in Section 2.07(a).

(xx) “Company Stockholder Agreement” means the Amended and Restated Stockholders Agreement dated as of March 8, 2013, among the Company and the other parties thereto.

(yy) “Company Stockholder Action” has the meaning given to it in Section 6.07(a).

(zz) “Company Stockholders’ Approval” has the meaning given to it in Section 5.03(a).

(aaa) “Company Stock Plan” means the Davis Petroleum Acquisition Corp. Management Incentive Plan, effective as of March 31, 2006, and any successor plan or agreement.

(bbb) “Company Termination Fee” has the meaning given to it in Section 9.02(a).

(ccc) “Company Voting Agreement” has the meaning given to it in the Preamble of this Agreement.

(ddd) “Confidentiality Agreement” means the confidentiality agreement dated July 8, 2015, between Yuma and the Company.

(eee) “Consent” has the meaning given to it in Section 4.03(d).

(fff) “Credit Facility” has the meaning given to it in Section 6.23.

(ggg) “Delaware Merger Subsidiary” has the meaning given to it in the Preamble of this Agreement.

(hhh) “DGCL” has the meaning given to it in the Second recital of this Agreement.

(iii) “Dissenting Shares” has the meaning given to it in Section 2.07(a).

(jjj) “DPAC Companies” (and with correlative meaning “DPAC Company”) means the Company and each of its Subsidiaries.

(kkk) “DPAC Losses” has the meaning given to it in Section 5.01(b)(i).

(lll) “Exchange Agent” has the meaning given to it in Section 2.08(a).

(mmm) “Excluded Shares” has the meaning given to it in Section 2.06(b).

(nnn) “Environmental Law” means any Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(ooo) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(ppp) “ERISA Affiliate” has the meaning given to it in Section 4.12(a).

(qqq) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(rrr) “Exchange Ratio” has the meaning given to it in Section 2.06(e)(xii).

(sss) “Financial Advisor” means Roth Capital Partners, LLC.

(ttt) “Governing Document” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the “Governing Documents” of a corporation would include its certificate of incorporation and bylaws, the “Governing Document” of a limited partnership would include its limited partnership agreement and the “Governing Document” of a limited liability company would include its operating agreement.

(uuu) “Governmental Entity” means, with respect to any Person or matter, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental body with jurisdiction over such Person or matter.

(vvv) “Hazardous Materials” means (i) any material, substance, chemical, pollutant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, including, without limitation, crude oil or any fraction thereof, and (ii) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

(www) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996.

(xxx) “Hydrocarbons” means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof (including drip gas and coalbed gas), and any combination thereof, produced or associated therewith, together with all minerals, products and substances extracted, separated, processed and produced therefrom or therewith.

(yyy) “Indemnified Parties” has the meaning given to it in Section 6.17(a).

(zzz) “Initial Common Stock Merger Consideration” has the meaning given to it in Section 2.06(e)(iv).

(aaaa) “Initial Company Share Number” has the meaning given to it in Section 2.06(e)(v).

(bbbb) “Initial Per Share Consideration” has the meaning given to it in Section 2.06(e)(vi).

(cccc) “Intellectual Property” has the meaning given to it in Section 4.23.

(dddd) “IRS” means the Internal Revenue Service.

(eeee) “Laws” means any federal, state, local or foreign law, ordinance, regulation, rule, code, order, judgment, decree or other requirement of law.

(ffff) “Leased Property” has the meaning given to it in Section 4.22(a).

(gggg) “Lock-Up Agreement” has the meaning given to it in Section 2.12.

(hhhh) “Lock-Up Persons” means Sam L. Banks, RMCP PIV DPC, LP, RMCP PIV DPC II, LP, Davis Petroleum Investment, LLC, Sankaty Davis, LLC, Michael Reddin, Thomas Hardisty, Susan Davis, Greg Schneider, and Steven Enger.

(iiii) “Merger” has the meaning given to it in the third recital of this Agreement.

(jjjj) “Merger Consideration” means collectively, the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

(kkkk) “Merger Effective Time” has the meaning given to it in Section 2.02.

(llll) “Merger Subsidiary” has the meaning given such term in the Preamble of this Agreement.

(mmmm) “NSAI” means Netherland, Sewell & Associates, Inc.

(nnnn) “NYSE MKT” means the NYSE MKT, LLC.

(oooo) “Oil and Gas Interests” means direct and indirect interests in and rights with respect to the oil, gas and mineral estate and assets of any kind and nature, direct or indirect, including oil, gas or mineral leases thereon, operating rights and royalties, overriding royalties, Production payments, net profit interests and other interests (whether working or non-working, operating or non-operating) in the oil, gas and mineral fee or leasehold estate; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous Hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil, gas and mineral leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, Hydrocarbons sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, Permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), Production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

(pppp) “Oil and Gas Properties” (with respect to any of the parties, the Oil and Gas Properties of such party or parties) shall mean:

(i) All of the party’s interest in and to the Hydrocarbons and Other Minerals in, under and that may be produced from (or pursuant to the terms of) its properties, rights and interests;

(ii) All other right, title and interest of a party, of whatever kind or character, in and to (i) its Oil and Gas Interests, (ii) the Hydrocarbons and Other Minerals in, under and that may be produced from its lands (including without limitation interests in oil, gas and mineral leases, overriding royalty interests, fee royalty interests, fee Hydrocarbons and other interests) and (iii) any other oil, gas and/or mineral property, right, interest or license, whether real/immovable, personal/movable, vested, contingent or otherwise, to the extent any such property, right, interest or license is located, or relates to lands located, anywhere in the United States;

(iii) All of a party’s interests in and to all Hydrocarbons and/or Other Mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby, which cover, affect or otherwise relate to the properties, rights and interests described in clause (a) or (b) above;

(iv) All of a party’s interest in and rights under all operating agreements, Production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause (a), (b), or (c) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;

(v) all of a party’s interest in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, Permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause (a), (b) or (c) above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests;

(vi) all Hydrocarbons and Other Minerals produced from or allocated to the properties, rights and interests described in clauses (a), (b) and/or (c) above, and any products processed or obtained therefrom (herein collectively called the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Closing Date hereof), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Oil and Gas Properties are located, or statutes made applicable to the Oil and Gas Properties under federal Law (or some combination of federal and state Law);

(vii) all payments received in lieu of Production from the properties, rights and interests described in clauses (a), (b) and/or (c) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Closing Date hereof), including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a Production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by a party as a result of the party (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in clauses (a), (b) and/or (c) above, than their ownership of such property right or interest would entitle them to receive and (iv) shut-in rental or royalty payments;

(viii) to the extent legally transferable, all favorable contract rights and choses in action (i.e. rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in clauses (a) through (g) above (regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Closing Date hereof, and further regardless of whether same arise under contract, the Law or in equity); and

(ix) all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e. rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

(qqqq) “Order” has the meaning given to it in Section 7.01(d).

(rrrr) “Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value which are not generally produced from a wellbore in conjunction with the Production of Hydrocarbons.

(ssss) “Outside Date” has the meaning given to it in Section 9.01(b).

(tttt) “Owned Property” has the meaning given to it in Section 4.22(a).

(uuuu) “Permit” (and with correlative meaning “Permits”) means each governmental or regulatory permit, license, franchise, variance, exemption, order and other governmental Consent.

(vvvv) “Per Share Consideration” has the meaning given to it in Section 2.06(e)(i).

(wwww) “Per Share Preferred Stock Consideration” has the meaning given to it in Section 2.06(e)(vii).

(xxxx) “Person” has the meaning given to it in Section 2.08(b).

(yyyy) “Pipeline Imbalance” means, with respect to any Person, any marketing imbalance between the quantity of Production attributable to the assets of such Person required to be delivered by such Person or any of its affiliates under any contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Production and the quantity of Production attributable to the assets of such Person actually delivered by such Person or its affiliate pursuant to the relevant contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

(zzzz) “PPAC” has the meaning given to it in Section 4.12(e).

(aaaaa) “Pre-Closing Period” has the meaning given to it in Section 6.01.

(bbbbb) “Preferred Stock Merger Consideration” has the meaning given to it in Section 2.06(e)(viii).

(ccccc) “Production” is defined in the definition of Oil and Gas Properties.

(ddddd) “Proxy Statement/Prospectus” has the meaning given to it in Section 4.03(d).

(eeeee) “Registration Rights Persons” means RMCP PIV DPC, LP, RMCP PIV DPC II, LP, Davis Petroleum Investment, LLC, Sankaty Davis, LLC, Sam L. Banks and each of the directors and officers of the Company who execute a Lock-Up Agreement.

(fffff) “Registration Statement” has the meaning given to it in Section 4.03(d).

(ggggg) “Reincorporation Certificate of Merger” has the meaning given to it in Section 1.04.

(hhhhh) “Reincorporation Closing” has the meaning given to it in Section 1.03.

(iiiii) “Reincorporation Closing Date” has the meaning given to it in Section 1.03.

(jjjjj) “Reincorporation Effective Time” has the meaning given to it in Section 1.04.

(kkkkk) “Reincorporation Merger” has the meaning given to it in the second recital of this Agreement.

(lllll) “Related Person” has the meaning given to it in Section 4.13(b).

(mmmmm) “S-4 Effective Date” has the meaning given to it in Section 6.09(a).

(nnnnn) “SEC” means the Securities and Exchange Commission.

(ooooo) “Secretary of State” has the meaning given to it in Section 1.04.

(ppppp) “Securities Act” means the Securities Act of 1933, as amended.

(qqqqq) “SFAS” means the Statement of Financial Accounting Standards.

(rrrrr) “Subsidiary” (and with the correlative meaning “Subsidiaries”) means, with respect to any Person, (a) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture, trust or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner, has a 50% or greater equity interest at the time or otherwise owns a controlling interest.

(sssss) “Superior Offer” means an unsolicited bona fide written offer by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the stockholders of a party hereto prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate company entity thereof) or (B) in which a Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership of securities representing 50% or more of the voting power of the party’s Capital Stock then outstanding or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the party, taken as a whole, in a single transaction or a series of related transactions which, in any case under clause (i) or (ii) above: (A) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (B) is on terms and conditions that the board of directors of Yuma or the Company, as applicable, determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to Yuma’s shareholders or the Company’s stockholders, as applicable, than the Merger and the other transactions contemplated hereby; and (y) is reasonably capable of being consummated.

(ttttt) “Surviving Company” has the meaning given to it in Section 2.01.

(uuuuu) “Tax Return” has the meaning given to it in Section 4.11(m).

(vvvvv) “Taxes” has the meaning given to it in Section 4.11(m).

(wwwww) “third party” has the meaning given to it in the definition of Acquisition Proposal.

(xxxxx) “USRPHC” has the meaning given to it in Section 4.13(t).

(yyyyy) “Well Imbalance” means, with respect to any Person, any imbalance at the wellhead between the amount of Hydrocarbons produced from a well and allocable to the interests of such Person therein and the shares of production from the relevant well to which such Person is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead.

(zzzzz) “Yuma” has the meaning given to it in the Preamble of this Agreement.

(aaaaaa) “Yuma 2006 Plan” has the meaning given to it in Section 1.09(a).

(bbbbbb) “Yuma 2011 Plan” has the meaning given to it in Section 1.09(b).

(cccccc) “Yuma 2014 Plan” has the meaning given to it in Section 1.09(b).

(dddddd) “Yuma 2015 Audited Financial Statements” has the meaning given to it in Section 6.16.

(eeeeee) “Yuma Board” means the board of directors of Yuma.

(ffffff) “Yuma Board Recommendation” has the meaning given to it in Section 6.08(b).

(gggggg) “Yuma Common Stock” means the common stock, no par value per share, of Yuma.

(hhhhhh) “Yuma Companies” (and with correlative meaning “Yuma Company”) means Yuma and each of its Subsidiaries.

(iiiiii) “Yuma Delaware” has the meaning given to it in the Second recital of this Agreement.

(jjjjjj) “Yuma Delaware Board” has the meaning given to it in Section 8.02(d).

(kkkkkk) “Yuma Delaware Common Stock” means the common stock, $0.001 par value per share, of Yuma Delaware.

(llllll) “Yuma Delaware DPAC Option” has the meaning given to it in Section 3.02(a).

(mmmmmm) “Yuma Delaware Option” has the meaning given to it in Section 1.09(b).

(nnnnnn) “Yuma Delaware Restricted Share” has the meaning given to it in Section 1.09(b).

(oooooo) “Yuma Delaware Series D Preferred Stock” means the Series D Convertible Preferred Stock, $0.001 par value per share, of Yuma Delaware.

(pppppp) “Yuma Delaware RSUs” has the meaning given to it in Section 1.09(c).

(qqqqqq) “Yuma Delaware SARs” has the meaning given to it in Section 1.09(d).

(rrrrrr) “Yuma Disclosure Schedule” has the meaning given to it in Article V.

(ssssss) “Yuma Employee Plans” has the meaning given to it in Section 4.12(a).

(tttttt) “Yuma Entity” has the meaning given to it in Article V.

(uuuuuu) “Yuma Financial Statements” has the meaning given to it in Section 4.04(b).

(vvvvvv) “Yuma Indemnified Party” has the meaning given to it in Section 6.17(a).

(wwwwww) “Yuma Insurance Policy” has the meaning given to it in Section 4.18.

(xxxxxx) “Yuma Losses” has the meaning given to it in Section 4.01(b)(i).

(yyyyyy) “Yuma Material Adverse Effect” has the meaning given to it in Section 4.01(b).

(zzzzzz) “Yuma Material Contract” has the meaning given to it in Section 4.07.

(aaaaaaa) “Yuma Oil and Gas Properties” means Oil and Gas Properties in which Yuma holds an interest.

(bbbbbbb) “Yuma Option Agreement” has the meaning given to it in Section 1.09(a).

(ccccccc) “Yuma Options” has the meaning given to it in Section 1.09(a).

(ddddddd) “Yuma Ownership Percentage” has the meaning given to it in Section 2.06(e)(xii).

(eeeeeee) “Yuma Plans” has the meaning given to it in Section 1.09(b).

(fffffff) “Yuma Preferred Stock” has the meaning given to it in Section 4.02(a)

(ggggggg) “Yuma Properties” has the meaning given to it in Section 4.22(a).

(hhhhhhh) “Yuma Reserve Report” has the meaning given to it in Section 4.24.

(iiiiiii) “Yuma Restricted Shares” has the meaning given to it in Section 1.09(b).

(jjjjjjj) “Yuma RSA Agreement” has the meaning given to it in Section 1.09(b).

(kkkkkkk) “Yuma RSU Agreement” has the meaning given to it in Section 1.09(c).

(lllllll) “Yuma RSUs” has the meaning given to it in Section 1.09(c).

(mmmmmmm) “Yuma SAR” has the meaning given to it in Section 1.09(d).

(nnnnnnn) “Yuma SAR Agreement” has the meaning given to it in Section 1.09(d).

(ooooooo) “Yuma SEC Reports” has the meaning given to it in Section 4.04(a).

(ppppppp) “Yuma Series A Preferred Stock” means the 9.25% Series A Cumulative Redeemable Preferred Stock, no par value per share, of Yuma.

(qqqqqqq) “Yuma Shareholder Approval” has the meaning given to it in Section 4.03(a).

(rrrrrrr) “Yuma Shareholder Approval Matters” has the meaning given to it in Section 6.08(a).

(sssssss) “Yuma Shareholders’ Meeting” has the meaning given to it in Section 6.08(a).

(ttttttt) “Yuma Stock Plans” has the meaning given to it in Section 2.06(g).

(uuuuuuu) “Yuma Termination Fee” has the meaning given to it in Section 9.02(b).

(vvvvvvv) “Yuma Voting Agreement” has the meaning given to it in the Preamble of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DAVIS PETROLEUM ACQUISITION CORP.

By: /s/ Michael Reddin
Name: Michael Reddin
Title: Chairman, President and Chief Executive Officer

YUMA ENERGY, INC.

By: /s/ Sam L. Banks
Name: Sam L. Banks
Title: Chairman, President and Chief Executive Officer

YUMA DELAWARE MERGER SUBSIDIARY, INC.

By: /s/ Sam L. Banks
Name: Sam L. Banks
Title: Chairman, President and Chief Executive Officer

YUMA MERGER SUBSIDIARY, INC.

By: /s/ Sam L. Banks
Name: Sam L. Banks
Title: Chairman, President and Chief Executive Officer

EXHIBIT A

FORM OF COMPANY VOTING AGREEMENT

(attached hereto)

EXHIBIT B

FORM OF YUMA VOTING AGREEMENT

(attached hereto)

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATION

(attached hereto)

CERTIFICATION OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF
YUMA ENERGY, INC.

To Be Designated
Series D Convertible Preferred Stock

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

Yuma Energy, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), in accordance with Section 151 of the DGCL, does hereby certify that:

1. The name of the corporation is Yuma Energy, Inc. (the “Corporation”).

2. The original Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on _________ __, 2016.

3. Pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) of the Corporation by the Certificate of Incorporation, and pursuant to the provisions of Sections 103 and 151(g) of the DGCL, said Board of Directors, by unanimous written consent on ______________ __, 2016, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series D Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation, the issuance of a series of preferred stock, $0.001 par value per share, of the Corporation, which shall consist of ___________ shares of Series D Convertible Preferred Stock be, and the same hereby is, authorized; and that any of the Chairman of the Board of Directors, President, Secretary, Treasurer or any person authorized by the Board of Directors (each, an “Authorized Officer”) of the Corporation be, and hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Designation of Series D Convertible Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:

1.           DESIGNATION AND AMOUNT. A total of ___________ shares of preferred stock, $0.001 par value per share, of the Corporation, are hereby designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”).

2.           DIVIDENDS. The holders of shares of Series D Preferred Stock shall be entitled to receive, in preference to all of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), issued previously or hereafter, a 7.0% per annum dividend on the Original Issue Price of each share of Series D Preferred Stock held by such holder that is cumulative and payable in kind per share in such number of shares of Series D Preferred Stock determined using a price per share equal to $[0.55 divided by the Per Share Consideration (as defined in the Merger Agreement)] per share (adjusted appropriately for stock splits, stock dividends, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Series D Preferred Stock) (the “Original Issue Price’’) and calculated on actual number of days elapsed in a year of 365 days. In lieu of the issuance of a fractional share of Series D Preferred Stock as a dividend, the Corporation shall issue a whole share of Series D Preferred Stock (rounded to the nearest whole share), determined on the basis of the total number of shares of Series D Preferred Stock held by the holder with respect to which such dividends are being calculated. Suchdividends will be cumulative and compound on a quarterly basis to the extent not paid for any reason. Dividends will accrue and be cumulative from the date that the Series D Preferred Stock is issued under this Certificate of Designation, whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared or paid. Quarterly dividends will be paid on the last business day of the fiscal quarter (the “Payment Date”). Dividends paid in an amount less than the total amount of such accrued dividends at the time shall be allocated pro rata on a share-by-share basis among all shares of Series D Preferred Stock at the time outstanding. The record date for determination of the holders of Series D Preferred Stock entitled to receive payment of a dividend thereon shall be fifteen (15) days before the Payment Date, or such other date that the Corporation establishes no less than ten (10) days and no more than thirty (30) days preceding the Payment Date.  In addition, if and when any dividend is declared or paid by the Board of Directors with respect to the Common Stock, the Board of Directors shall also declare and pay the same dividend on each share of the Series D Preferred Stock then outstanding on an as-if-converted to Common Stock basis.

3.           SALE TRANSACTION AND LIQUIDATION.

(a) Payments to Holders of Series D Preferred Stock. In the event of a Triggering Event, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, the Preference Amount payable with respect to each outstanding share of Series D Preferred Stock held by them. If, upon the occurrence of such Triggering Event, the assets and funds thus distributed or the consideration paid to the holders of the Corporation’s capital stock, as the case may be, among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Preference Amounts, then the entire assets and funds of the Corporation legally available for distribution or the consideration paid to the holders of the Corporation’s capital stock, as the case may be, shall be distributed ratably among the holders of Series D Preferred Stock in proportion to the Preference Amounts each such holder is otherwise entitled to receive. The term “Triggering Event” means a transaction or series of related transactions that results in (i) the sale, conveyance, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation or its subsidiaries, taken as a whole, (ii) the merger of the Corporation with or into or the consolidation of the Corporation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), (iii) a third party or a group of related third parties (other than pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”)) acquiring from the Corporation, or from the holders of the Corporation’s capital stock, shares representing 50% or more of the outstanding voting power of the Corporation, or (iv) the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary; provided that none of the following shall be considered a Triggering Event: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation or (B) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction. The term “Preference Amount” means, with respect to each outstanding share of Series D Preferred Stock, the greater of (x) the Original Issue Price for each outstanding share of Series D Preferred Stock then held by them, plus accrued but unpaid dividends and (y) the amount distributable or the consideration payable with respect to Common Stock on the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible in the event of a Triggering Event if all outstanding shares of Series D Preferred Stock were deemed to have converted into shares of Common Stock immediately prior to such Triggering Event. Nothing in this Section 3(a) shall require the distribution to stockholders of anything other than proceeds of such Triggering Event in the event of a merger or consolidation of the Corporation.

(b) Payments to Holders of Common Stock. Upon the completion of the distribution required by Section 3(a) above, if assets or consideration, as applicable, remain in the Corporation the holders of the Common Stock of the Corporation shall receive all of the remaining assets or consideration, as applicable, of the Corporation on a pro rata basis based on the number of shares of Common Stock held by each such holder.

(c) Valuation of Consideration. In the event of a Triggering Event as described in clauses (i), (ii) or (iii) of the definition of Triggering Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i)           Securities not subject to investment letter or similar restrictions on free marketability:

(A) if traded on a securities exchange or market, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange or market over a specified time period as determined in good faith by the Board of Directors;

(B) if actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period as determined in good faith by the Board of Directors; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)
The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 3(c)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

4.           VOTING.

(a) General Voting Rights.  The holders of the Series D Preferred Stock shall be entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote and shall be entitled to vote equally with the holders of the Common Stock as a single class on an as-converted basis on any matter presented to the stockholders of the Corporation for their action or consideration.

(b) Special Voting Rights.  In addition to any other vote required by law, the Certificate of Incorporation or this Certificate of Designation, the holders of shares of Series D Preferred Stock shall be entitled to vote as a separate class on all matters specifically affecting the Series D Preferred Stock.  Without limiting the foregoing, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, and any such act or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:

(i) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or this Certificate of Designation if such action would adversely alter or change the relative rights, preferences, privileges or powers of the Series D Preferred Stock;

(ii) authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(iii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share of Common Stock or any security (other than Series D Preferred Stock) convertible into or exchangeable or exercisable for shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock at fair market value from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares under existing agreements and/or upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal; or

(iv) declare, pay or set aside any dividends on any class of the Corporation’s capital stock (other than the payment of dividends on the Series D Preferred Stock in accordance with Section 2).

5.           CONVERSION.  The holders of shares of Series D Preferred Stock shall be entitled to conversion rights as follows:

(a) Optional Conversion. Subject to Section 5(c), each share of Series D Preferred Stock (including any shares of Series D Preferred Stock payable as dividends that have accrued but are unpaid) shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the principal corporate offices of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Original Issue Price, by (ii) the conversion price (the “Conversion Price”) applicable to such share, determined as hereafter provided, in effect on the date the stock certificate is surrendered for conversion. The initial Conversion Price per share of Series D Preferred Stock shall be $[0.55 divided by the Per Share Consideration (as defined in the Merger Agreement)], subject to adjustment as set forth in Section 5(d).

(b) Mandatory Conversion.   Without limiting the conversion rights set forth in Section 5(a) above, each share of Series D Preferred Stock shall, at the election of the Corporation, automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon a Mandatory Conversion Event. The term “Mandatory Conversion Event” means any of: (i) the date specified, if any, by vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock; (ii) with respect to any holder, any time that less than 10% of the original number of shares of Series D Preferred Stock issued to such holder (as adjusted for stock splits, stock dividends, reclassification and the like) are held by such holder together with its affiliates on combined basis; or (iii) with respect to any holder, when such holder, together with its affiliates on combined basis, is no longer a holder of shares of the Company’s Common Stock (or any securities received in consideration for such Common Stock in the event of merger, reorganization, reclassification or similar transaction).

(c) Mechanics of Conversion.

(i) Optional Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert shares of Series D Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering shares of Series D Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event such holder shall not be deemed to have converted shares of Series D Preferred Stock until immediately prior to the closing of such sale of securities.  At least ten (10) days prior to the occurrence of a Triggering Event, the Corporation shall notify each holder of Series D Preferred Stock in writing of such Triggering Event.  If the conversion is in connection with a Triggering Event, the conversion may, at the option of any holder tendering shares of Series D Preferred Stock for conversion, be conditioned upon the closing of such Triggering Event, in which event such holder shall not be deemed to have converted shares of Series D Preferred Stock until immediately prior to the closing of such Triggering Event.

(ii) Mandatory Conversion. At any time following a Mandatory Conversion Event, the Corporation shall have the right to convert all shares of Series D Preferred Stock then outstanding into that number of shares of Common Stock as determined by the Conversion Price. The Corporation shall effect such conversion by providing the holders of Series D Preferred Stock with written notice (a “Notice of Mandatory Conversion”) sent by facsimile or as a scanned e-mail attachment to the e-mail address provided to the Corporation by each such holder, promptly followed by delivery of such written notice by overnight courier to the address provided to the Corporation by each such holder, and (A) stating that a Mandatory Conversion Event has occurred, (B) specifying the then applicable Conversion Price, the number of shares of Series D Preferred Stock owned prior to the conversion, and the number of shares of Common Stock to be received as a result of such conversion, and (C) the date on which such conversion shall be consummated (the “Conversion Date”).  From and after the Conversion Date, the shares of Series D Preferred Stock shall be null and void and only represent the right to receive the shares of Common Stock due upon conversion thereof, and each holder shall be deemed to have become the record holder of such shares of Common Stock on the Conversion Date.  The Corporation shall issue the shares of Common Stock promptly following surrender by the holder Series D Preferred Stock of the certificate(s) representing the shares of Series D Preferred Stock to the Corporation.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock Below Conversion Price. If the Corporation should issue, at any time after the date upon which any shares of Series D Preferred Stock were first issued (the “Issue Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Conversion Price in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 5(d)(i), unless otherwise provided in this Section 5(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section 5(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 5(d)(i)(E) below.

(B) Definition of Additional Stock. For purposes of this Section 5(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(i)(E)) by the Corporation after the Issue Date, other than:

(1)           securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Section 5(d)(ii) hereof;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Issue Date including, without limitation, warrants, notes or options;

(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation pursuant to employee benefit plans, stock option plans, incentive plans, or restricted stock plans or agreements approved by the Board of Directors or a duly authorized committee thereof;

(4) Common Stock issued or issuable in an offering registered under the Securities Act, in connection with which all outstanding shares of Series D Preferred Stock convert to Common Stock;

(5) securities issued or issuable in connection with the acquisition by the Corporation of another company or business;

(6) securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;

(7) securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors;

(8) Common Stock issued or issuable upon conversion of the Series D Preferred Stock; and

(9) securities issued or issuable in any other transaction in which exemption from these price-based antidilution provisions is approved by the affirmative vote of at least a majority of the outstanding shares of Series D Preferred Stock.

(C) No Fractional Adjustments. No adjustment of the Conversion Price shall be made in an amount less than one cent per share; provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, as determined by the Board of Directors. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 5(d)(i):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 5(d)(i)(D)).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 5(d)(i)(E) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(d)(i)(E)(2) or (3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 5(d)(i), except to the limited extent provided for in Sections 5(d)(i)(E)(2) and (3), no adjustment of the Conversion Price pursuant to this Section 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the filing date of this Certificate of Designation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or the Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 5(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the filing date of this Certificate of Designation is decreased by a combination of the outstanding shares of Common Stock (including by way of a reverse stock split), then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(d)(ii) or 5(d)(iii), then, in each such case for the purpose of this Section 5(e), the holders of Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction or other Triggering Event provided for elsewhere in this Section 5 or in Section 3), a provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of each share of Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred Stock.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(j)           Reservation of Series D Preferred Stock Issuable as Dividends. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series D Preferred Stock, solely for the purpose of effecting the payment of dividends in kind on the Series D Preferred Stock, such number of its shares of Series D Preferred Stock as shall from time to time be sufficient to effect such payment of dividends on all outstanding shares of Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Series D Preferred Stock shall not be sufficient to effect the payment of dividends in kind on all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of shares of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation.

(k)           Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited 48 hours after being deposited in the United States mail, as certified mail with postage prepaid, and addressed to each holder of record at its address appearing on the records of the Corporation or its transfer agent.

6.           MISCELLANEOUS.

(a) Any provision in this Certificate of Designation (including, but not limited to, any notice requirements) may be waived, in whole or in part, amended or otherwise modified by the prior vote or written consent of holders representing at least a majority of the outstanding shares of Series D Preferred Stock.

(b) If any Series D Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation will issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Series D Preferred Stock certificate of like tenor and representing an equivalent amount of Series D Preferred Stock, upon receipt of evidence of such loss, theft or destruction of such certificate and, if requested by the Corporation, an indemnity on customary terms for such situations reasonably satisfactory to the Corporation.

(c) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(d) This Certificate of Designation shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

7.           NO OTHER RIGHTS. The shares of Series D Preferred Stock shall not have any relative, participating, optional or other special rights or powers except as set forth herein or as may be required by law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Authorized Officer, this ___ day of _________, 2016.

YUMA ENERGY, INC.

By: ________________________
Name: Sam L. Banks
Title: Authorized Officer

EXHIBIT D

FORM OF REINCORPORATION CERTIFICATE OF MERGER

(attached hereto)

CERTIFICATE OF MERGER
of
YUMA ENERGY, INC.
(a California corporation)
with and into
YUMA DELAWARE MERGER SUBSIDIARY, INC.
(a Delaware corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The name, jurisdiction of incorporation and type of entity of each of the constituent corporations which is to merge are as follows:

Name	Jurisdiction of Incorporation	Entity Type
Yuma Energy, Inc.	California	Corporation
Yuma Delaware Merger Subsidiary, Inc.	Delaware	Corporation

SECOND: The Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the DGCL.

THIRD: The name of the surviving Delaware corporation is Yuma Delaware Merger Subsidiary, Inc. (the “Surviving Corporation”).

FOURTH: The Amended and Restated Certificate of Incorporation of Yuma Delaware Merger Subsidiary, Inc., as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that the Article numbered “FIRST” of the Amended and Restated Certificate of Incorporation, as amended, of Yuma Delaware Merger Subsidiary, Inc., shall be amended and restated in its entirety to read as follows:

“The name of this corporation is Yuma Energy, Inc.”

FIFTH: The authorized stock and par value of the non-Delaware corporation is 300,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.

SIXTH: This Certificate of Merger, and the merger referenced herein, shall become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

SEVENTH: The executed Merger Agreement is on file at the principal place of 1177 West Loop South, Suite 1825, Houston, Texas 77027.

EIGHTH: Upon request, a copy of the Merger Agreement will be furnished by the Surviving Corporation, without cost, to any stockholder of the constituent corporations.

[Signature page follows]

IN WITNESS WHEREOF, said Surviving Corporation has caused this this Certificate of Merger to be signed by an authorized officer, this ________ day of ______________, 2016.

YUMA DELAWARE MERGER SUBSIDIARY, INC.

By: __________________________________
Name: ________________________________
Title: _________________________________

SIGNATURE PAGE TO THE CERTIFICATE OF MERGER

EXHIBIT E

FORM OF CERTIFICATE OF MERGER

(attached hereto)

CERTIFICATE OF MERGER
of
YUMA MERGER SUBSIDIARY, INC.
(a Delaware corporation)
with and into
DAVIS PETROLEUM ACQUISITION CORP.
(a Delaware corporation)

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The name, jurisdiction of incorporation and type of entity of each of the constituent corporations which is to merge are as follows:

Name	Jurisdiction of Incorporation	Entity Type
Yuma Merger Subsidiary, Inc.	Delaware	Corporation
Davis Petroleum Acquisition Corp.	Delaware	Corporation

SECOND: The Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251(c) of the DGCL.

THIRD: The name of the surviving Delaware corporation is Davis Petroleum Acquisition Corp. (the “Surviving Corporation”).

FOURTH: The Second Amended and Restated Certificate of Incorporation, as amended, of Davis Petroleum Acquisition Corp., as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: This Certificate of Merger, and the merger referenced herein, shall become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 1177 West Loop South, Suite 1825, Houston, Texas 77027.

SEVENTH: Upon request, a copy of the Merger Agreement will be furnished by the Surviving Corporation, without cost, to any stockholder of the constituent corporations.

[Signature page follows]

IN WITNESS WHEREOF, said Surviving Corporation has caused this this Certificate of Merger to be signed by an authorized officer, this ________ day of ____________________, 2016.

DAVIS PETROLEUM ACQUISITION CORP.

By: __________________________________
Name: ________________________________
Title: _________________________________

SIGNATURE PAGE TO THE CERTIFICATE OF MERGER

EXHIBIT F

FORM OF LOCK-UP AGREEMENT

(attached hereto)

FORM OF LOCK-UP AGREEMENT

Agreement and Plan of Merger and Reorganization
dated as of February ___, 2016
by and among
Yuma Energy, Inc.,
Yuma Delaware Merger Subsidiary, Inc.,
Yuma Merger Subsidiary, Inc.,
and
Davis Petroleum Acquisition Corp.

Dated as of ___________ ____, 2016

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Yuma Delaware Merger Subsidiary, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Ladies and Gentlemen:

This agreement is being delivered to Yuma Energy, Inc. (“Yuma”) and Yuma Delaware Merger Subsidiary, Inc. (“Yuma Delaware”) in connection with the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2016, by and among Yuma, Yuma Delaware, Yuma Merger Subsidiary, Inc., and Davis Petroleum Acquisition Corp. (“Davis”) (the “Merger Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

In order to induce you to enter into the Merger Agreement, and in light of the benefits that the Merger Agreement will confer upon the undersigned in its capacity as a securityholder of Davis, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Yuma and Yuma Delaware that, during the period beginning on and including the date of the Closing through and including the date that is the 180th day after the date of the Closing (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Yuma Delaware, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Yuma Delaware’s Common Stock, its Series D Convertible Preferred Stock or any other class of its capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by the undersigned during the Lock-Up Period or with respect to which the undersigned has or hereafter acquires the power of disposition during the Lock-Up Period, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Yuma or Yuma Delaware, transfer any Capital Stock or any securities convertible into or exchangeable or exercisable for any Capital Stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, and

(5) the conversion, exchange or exercise of any securities convertible into or exercisable or exchangeable for Yuma Delaware’s Common Stock, including Yuma Delaware’s Series D Preferred Stock, and any shares of Common Stock or received upon such conversion, exchange or exercise shall continue to be subject to the terms of this agreement, provided, however, that in the case of any transfer described in clause (1), (2), (3) or (4) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Yuma Delaware not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Yuma Delaware, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and (w) in the case of any transfer pursuant to clause (1), that such transfer is being made as a gift or by will or intestacy, as the case may be, (x) in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be, (y) in the case of any transfer pursuant to clause (3), that such transfer is being made to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned, and (z) in the case of any transfer pursuant to clause (4), that such transfer is being made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets.  For purposes of this paragraph, “immediate family” shall mean a spouse, father, mother, child, grandchild or other lineal descendant (including by adoption), brother or sister of the undersigned, and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).  Any Common Stock of Yuma Delaware acquired by the undersigned in the open market after the date hereof will not be subject to the restrictions set forth in this agreement.

Furthermore, nothing in this agreement shall prohibit the undersigned from receiving shares of Capital Stock, including Yuma Delaware’s Series D Preferred Stock, by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares received will also be subject to the terms of this agreement.

The undersigned further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the 1933 Act, of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Yuma Delaware may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by the undersigned that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]
IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

FORM OF LOCK-UP AGREEMENT

Agreement and Plan of Merger and Reorganization
dated as of February ___, 2016
by and among
Yuma Energy, Inc.,
Yuma Delaware Merger Subsidiary, Inc.,
Yuma Merger Subsidiary, Inc.,
and
Davis Petroleum Acquisition Corp.

Dated as of ___________ ____, 2016

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Yuma Delaware Merger Subsidiary, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Ladies and Gentlemen:

This agreement is being delivered to Yuma Energy, Inc. (“Yuma”) and Yuma Delaware Merger Subsidiary, Inc. (“Yuma Delaware”) in connection with the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2016, by and among Yuma, Yuma Delaware, Yuma Merger Subsidiary, Inc., and Davis Petroleum Acquisition Corp. (“Davis”) (the “Merger Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

In order to induce you to enter into the Merger Agreement, and in light of the benefits that the Merger Agreement will confer upon the undersigned in its capacity as a securityholder of Yuma, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Yuma and Yuma Delaware that, during the period beginning on and including the date of the Closing through and including the date that is the 180th day after the date of the Closing (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Yuma Delaware, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Yuma Delaware’s Common Stock or any other class of its capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by the undersigned during the Lock-Up Period or with respect to which the undersigned has or hereafter acquires the power of disposition during the Lock-Up Period, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Yuma or Yuma Delaware, transfer any Capital Stock or any securities convertible into or exchangeable or exercisable for any Capital Stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement, and

(5) the conversion, exchange or exercise of any securities convertible into or exercisable or exchangeable for Yuma Delaware’s Common Stock and any shares of Common Stock or received upon such conversion, exchange or exercise shall continue to be subject to the terms of this agreement, provided, however, that in the case of any transfer described in clause (1), (2), (3) or (4) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Yuma Delaware not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Yuma Delaware, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and (w) in the case of any transfer pursuant to clause (1), that such transfer is being made as a gift or by will or intestacy, as the case may be, (x) in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be, (y) in the case of any transfer pursuant to clause (3), that such transfer is being made to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned, and (z) in the case of any transfer pursuant to clause (4), that such transfer is being made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets.  For purposes of this paragraph, “immediate family” shall mean a spouse, father, mother, child, grandchild or other lineal descendant (including by adoption), brother or sister of the undersigned, and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).  Any Common Stock of Yuma Delaware acquired by the undersigned in the open market after the date hereof will not be subject to the restrictions set forth in this agreement.

Furthermore, nothing in this agreement shall prohibit the undersigned from receiving shares of Capital Stock, including Yuma Delaware’s Series D Preferred Stock, by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares received will also be subject to the terms of this agreement.

The undersigned further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the 1933 Act, of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Yuma Delaware may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by the undersigned that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT G

DIRECTORS OF YUMA DELAWARE

Directors Nominated by the Company:
Christopher Teets
Neeraj Mital
A nominee to be named by Sankaty Davis, LLC prior to Closing
Frank A. Lodzinski

Directors Nominated by Yuma Delaware:
Sam L. Banks
Richard K. Stoneburner (Non-Executive Chairman)
James W. Christmas

EXHIBIT H

FORM OF REGISTRATION RIGHTS AGREEMENT

(attached hereto)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2016 (this “Agreement”), is by and among Yuma Energy, Inc., a Delaware corporation (the “Company”), and each of the parties executing a counterpart signature page on or after the date hereof (the “Holders”).

RECITALS

WHEREAS, on February 10, 2016, the Company entered into an Agreement and Plan of Merger and Reorganization by and among Davis Petroleum Acquisition Corp., a Delaware corporation, Yuma Energy, Inc., a California corporation, the Company and Yuma Merger Subsidiary, Inc., a Delaware corporation (the “Merger Agreement”);

WHEREAS, under the Merger Agreement, certain Holders will receive shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company and certain Holders will receive shares of Series D Preferred Stock of the Company, par value $0.001 per share (“Preferred Stock”), which is convertible into shares of Common Stock under terms and conditions set forth in the Company’s certificate of designation with respect to the Series D Preferred Stock; and

WHEREAS, resales by the Holders of the Common Stock (including Common Stock issued upon conversion of the Preferred Stock) may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Common Stock; and

WHEREAS, the Company has agreed to provide such Holders who execute this Agreement with the registration rights specified in this Agreement with respect to any shares of Common Stock  held by them as well as shares of Common Stock to be issued upon conversion of Preferred Stock held by them, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Beneficial Ownership” and terms of similar import shall be as defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

“Business Day” means any day other than (a) a Saturday, Sunday or a federal holiday, or (b) a day on which commercial banks in New York City, New York are authorized or required to be closed.

“Closing” means the Closing as defined in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Requests pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

“Holder” means (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives shares of Common Stock upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.8.

“Participating Majority” shall mean, with respect to any particular Underwritten Shelf Takedown, the Holder(s) of a majority of the Registrable Securities requested to be included in such Underwritten Shelf Takedown; provided, however, that in the event that, with respect to any particular Underwritten Shelf Takedown, if any of RMCP PIV DPC, LP (“Red Mountain”), Davis Petroleum Investment, LLC (“Evercore”) or Sankaty Davis, LLC (“Sankaty”) proposes to sell in such offering 30% or more of the Registrable Securities acquired by it at the Closing, or Sam Banks proposes to sell in such offering 30% or more of his Registrable Securities then it shall constitute the “Participating Majority” for purposes of such Underwritten Shelf Takedown; provided, further, however, that if each of Red Mountain, Evercore and Sankaty, Sam Banks or any two of them propose to sell in such offering 30% or more of the Registrable Securities held by it, then those Holders shall jointly constitute the Participating Majority, provided, that if they shall fail to agree on any matter in such capacity, the one of them that proposes to sell the largest number of Registrable Securities in such offering shall be the “Participating Majority” for purposes of such Underwritten Shelf Takedown.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, the Common Stock owned by the Holders, whether owned on the date hereof or acquired hereafter, including any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock or shares of Preferred Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration (other than, for the avoidance of doubt, the sale of shares to the Holders as a result of the consummation of the transactions contemplated by the Merger Agreement) or (ii) which have been sold pursuant to Rule 144.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, FINRA and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE MKT, NYSE or NASDAQ (or any other national securities exchange) or the quotation of Registrable Securities on any inter-dealer quotation system; (vi) the fees and expenses incurred by the Company in connection with any road show for underwritten offerings; and (vii) reasonable fees, charges and disbursements of counsel to the Holders, including, for the avoidance of doubt, any expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that Registration Expenses shall only include the fees and expenses of one counsel to the Holders (and one local counsel per jurisdiction) with respect to any offering.

“Registration Statement” means any registration statement of the Company (including a Shelf-Registration Statement) that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement.

“Required Holders” means the consent or approval of Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Agreement together with each of Red Mountain, Evercore and Sankaty; provided that at any time that any of Red Mountain, Evercore or Sankaty ceases to hold at least 30% of the Registrable Securities acquired as a result of the transactions contemplated in the Merger Agreement (adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Registrable Securities), the consent or approval of such Holder shall not be required.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

(b) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Advice	2.5
Agreement	Introductory Paragraph
Common Stock	Recitals
Company	Introductory Paragraph
Company Notice	2.1(c)
Company Underwritten Offering	2.3
Demand Request	2.1(c)
First Reserve	2.1(d)
Lock-Up Period	2.3
Material Adverse Effect	2.2(b)
Merger Agreement	Recitals
Participating Majority	2.1(d)
Records	2.4(l)
Requesting Holder	2.1(c)
Seller Affiliates	2.7
Suspension Period	2.1(f)
Suspension Notice	2.5
Underwritten Shelf Takedown	2.1(b)

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II - REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) On or prior to the 180th day following the Closing, the Company will prepare and file one Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) registering for resale the Registrable Securities under the Securities Act. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. Until such time as all Registrable Securities cease to be Registrable Securities or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that in the case of each such Underwritten Shelf Takedown, such Holder or Holders will be entitled to make such demand only if the proceeds from the sale of Registrable Securities in the offering (before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $5 million; provided, further that the Company shall not be obligated to effect more than three Underwritten Shelf Takedowns during any period of twelve consecutive months and shall not be obligated to effect an Underwritten Shelf Takedown within ninety days after the pricing of a previous Underwritten Shelf Takedown. The Company shall not be deemed to have effected any Underwritten Shelf Takedown if the Holders participating in such offering are not able to sell at least 50% of the Registrable Securities desired to be sold in such Underwritten Shelf Takedown.

(c) All requests (a “Demand Request”) for Underwritten Shelf Takedowns shall be made by the Holder or Holders making such request (the “Requesting Holder”) by giving written notice to the Company. Each Demand Request shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within three Business Days after receipt of any Demand Request, the Company shall send written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Company Notice”) and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein from such other Holders within five Business Days after sending the Company Notice.

(d) The Company shall select one or more nationally prominent firms of investment bankers reasonably acceptable to the Participating Majority to act as the lead managing underwriter or underwriters in connection with such Underwritten Shelf Takedown. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 2.1(g). The Company shall not, without the written consent of the Participating Majority, include in such Underwritten Shelf Takedown any securities other than those beneficially owned by the participating Holders.

(e) If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the participating Holders in writing that, in their opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated among participating Holders, (i) first among the participating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities held by such Holders requested to be included in such underwriting and (ii) second to the extent all Registrable Securities requested to be included in such underwriting by the participating Holders have been included, to any securities to be included with the written consent of the Participating Majority pursuant to the final sentence of the above clause (d) allocated on such basis as the Company shall determine. The Company shall prepare preliminary and final prospectus supplements for use in connection with the Underwritten Shelf Takedown, containing such additional information as may be reasonably requested by the underwriter(s).

 (f) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a reasonable period of time (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the board of directors, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Company shall use its commercially reasonable efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless (but only for so long as) the Board of Directors determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company. The Holders acknowledge and agree that written notice of any Suspension Period may constitute material non-public information regarding the Company and shall keep the existence and contents of any such written notice confidential.

(g) If requested by the underwriters for an Underwritten Shelf Takedown, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be form and substance (including with respect to representations and warranties by the Company) as is customarily given by the Company to underwriters in an underwritten public offering, and to contain indemnities to the effect and to the extent provided in Section 2.7. The Holders of Registrable Securities participating in the Underwritten Shelf Takedown shall be parties to such underwriting agreement; provided, however, that no such Holder shall be required to (i) make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Holder’s power and authority to effect such transfer and (C) such customary matters pertaining to compliance with securities laws as may be reasonably requested or (ii) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7. No Holder may participate in the Underwritten Shelf Takedown unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities (subject to clause (ii) in the above proviso) and other documents reasonably required under the terms of such underwriting agreement. Each participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.

2.2 Piggyback Registrations.

(a) Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than 10 Business Days prior to the anticipated filing date), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Securities in such registration statement, subject to the limitations contained in Section 2.2(b) hereof. Each Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within five Business Days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal. Subject to Section 2.2(b) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. For the avoidance of doubt, any registration or offering pursuant to this Section 2.2 shall not be considered an Underwritten Shelf Takedown for purposes of Section 2.1 of this Agreement.

(b) With respect to any registration pursuant to Section 2.2(a), if the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the Registration Statement will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after all such shares for its own account), (i) first among the requesting Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities held by such Holders requested to be included in such Registration Statement and (ii) second to the extent all Registrable Securities requested to be included in such Registration Statement by the requesting Holders have been included, to any securities requested to be included in such Registration Statement by all Persons other than the Holders who have requested (pursuant to other contractual registration rights) that their shares be included in such Registration Statement, allocated on such basis as the Company shall determine, but in no event more than the maximum number of Registrable Securities that the managing underwriter advises may be sold in the offering covered by the Registration Statement without a Material Adverse Effect.  If, as a result of the provisions of this Section 2.2(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement. No Person may participate in any Registration Statement pursuant to Section 2.2(a) unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, customary indemnities (subject to the immediately following proviso), underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to (A) make any representations or warranties in connection with any such registration other than representations and warranties as to (1) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (2) such Person’s power and authority to effect such transfer and (3) such matters pertaining to compliance with securities laws as may be reasonably requested or (B) undertake any indemnification obligations to the Company or the underwriters with respect thereto except as otherwise provided in Section 2.7.

2.3 Holdback Agreement. In connection with any Underwritten Shelf Takedown or other registered underwritten offering of equity securities by the Company (a “Company Underwritten Offering”) commencing after the date of execution of the Merger Agreement (other than any registration on Form S-8, S-4 or any successor forms thereto), each Holder agrees, with respect to the Registrable Securities owned by such Holder, to be bound by any and all restrictions on the sale, disposition, distribution, hedging or other transfer of any interest in Registrable Securities (except with respect to such Registrable Securities as are proposed to be offered pursuant to the Underwritten Shelf Takedown or other registered underwritten offering), or any securities convertible into or exchangeable or exercisable for such securities, as are imposed on the Company, without prior written consent from the managing underwriter of such Company Underwritten Offering, for the period commencing on and ending 90 days following the date of pricing of such Company Underwritten Offering (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Lock-Up Period”). If requested by the managing underwriter, each Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect that the Company’s underwriters in any relevant Company Underwritten Offering shall be third party beneficiaries of this Section 2.3. The provisions of this Section 2.3 will no longer apply to a Holder once such Holder ceases to hold at least 1% of the Registrable Securities acquired as a result of the transactions contemplated in the Merger Agreement (adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations, consolidations, mergers, reclassifications and the like with respect to the Registrable Securities). Notwithstanding anything to the contrary set forth in this Section 2.3, (i) each Holder may sell or transfer any Registrable Securities to any Affiliate of such Holder, so long as such Affiliate agrees to be and remains bound hereby, (ii) each Holder may enter into a bona fide pledge of any Registrable Securities (and any foreclosure on any such pledge shall also be permitted), and (iii) any hedging transaction with respect to an index or basket of securities where the equity securities of the Company constitute a de minimis amount shall not be prohibited pursuant to this Section 2.3.

2.4 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b) promptly notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each selling Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Section 2 hereof;

(e) furnish to the selling Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriter(s) and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i) use its commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(j) if requested by the Holders, cooperate with the Holders and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(k) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an underwritten public offering, with the underwriter(s) of such offering;

(l) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company (collectively, “Records”), and use commercially reasonable efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, Records that the Company determines, in good faith, to be confidential and that it notifies the selling Holders are confidential shall not be disclosed by the selling Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(m) promptly notify the selling Holders and any underwriter(s) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(n) promptly notify the selling Holders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(o) promptly notify the selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(p) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(r) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement; and

(s) take all such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.

2.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.4(n) such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Shelf Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable. The Holders acknowledge and agree that receipt of a Suspension Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any such Suspension Notice confidential.

2.6 Registration Expenses. All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

2.7 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement in which a Holder that is a seller of Registrable Securities is participating, each such Holder will furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing specifically for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus, such seller has furnished to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7(b).

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.8 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to any purchaser or transferee of Registrable Securities; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; (iii) such transferee is not a direct competitor of the Company; and (iv) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.9 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (i) use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

2.10 Company Obligations Regarding Transfers. In connection with any sale or transfer of Registrable Securities by any Holder, including any sale or transfer pursuant to Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of the Company, by (i) issuing such directions to any transfer agent, registrar or depositary, as applicable, (ii) delivering such opinions to the transfer agent, registrar or depositary as are requested by the same, and (iii) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions (other than as may apply pursuant to Section 2.3) with respect to such Registrable Securities.

2.11 No Conflict of Rights. The Company represents and warrants that it has not granted, and is not subject to, any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby. The Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, inconsistent with or that in any way violate or subordinate the rights granted to the Holders hereby.

2.12 Free Writing Prospectuses. The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior written consent of each participating Holder and any underwriter. No Holder shall, or permit any officer, manager, underwriter, broker or any other person acting on behalf of such Holder to use any free-writing prospectus in connection with any registration statement covering Registrable Securities, without the prior written consent of the Company.

ARTICLE III - TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the fourth anniversary of the date of the effectiveness of the Registration Statement contemplated by Section 2.1(a), provided that this four-year period shall be extended to account for any period of time in which registration hereunder is unavailable (during a Suspension Period or the period of time contemplated by Section 2.5, during a suspension of the effectiveness of the Registration Statement or a suspension of the qualification of Registrable Securities for sale, or otherwise)   and (b) the date when there shall no longer be any Registrable Securities outstanding; provided, however, that notwithstanding the foregoing, the obligations of the Company under Section 2.10 shall not terminate and shall remain in effect until there shall no longer be any Registrable Securities outstanding.

ARTICLE IV - MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by facsimile transmission or electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by facsimile or electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Company:

Yuma Energy, Inc.
Attention: Chief Executive Officer
1177 West Loop South, Suite 1825
Houston, Texas 77027
Phone:  (713) 968-7068

With copies to (which shall not constitute notice):

Jones & Keller, P.C.
Attention: Reid A. Godbolt, Esq.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Phone:  (303) 573-1600
Facsimile:  (303) 573-8133
Email: rgodbolt@joneskeller.com

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which Member or Parent, as the case may be, is to receive notice in accordance with Section 4.2. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.3 and Section 2.7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.3 and Section 2.7, respectively.

4.4  Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders

4.8 Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the Holders shall be entitled to the equitable remedies of injunctive relief and of specific performance of the terms hereof in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

YUMA ENERGY, INC.

By:
Name:
Title:

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

RMCP PIV DPC, LP (RED MOUNTAIN)		Signature:
[Name of Entity]		Name:
By:	/s/
Name:
Title:
Taxpayer ID #:

ADDRESS FOR NOTICE:

Attention:
Tel:
Fax:
E-mail:

With a copy to:

Attention:
Tel:
Fax:
E-mail:

Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

RMCP PIV DPC II, LP (RED MOUNTAIN)		Signature:
[Name of Entity]		Name:
By:	/s/
Name:
Title:
Taxpayer ID #:

ADDRESS FOR NOTICE:

Attention:
Tel:
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With a copy to:

Attention:
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Counterpart Signature Page

FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

DAVIS PETROLEUM INVESTMENT, LLC (EVERCORE)		Signature:
[Name of Entity]		Name:
By:	/s/
Name:
Title:
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ADDRESS FOR NOTICE:

Attention:
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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

SANKATY DAVIS, LLC		Signature:
[Name of Entity]		Name:
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ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

ACCRETIVE EXIT CAPITAL PARTNERS, LP		Signature:
[Name of Entity]		Name:
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Name:
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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

PAUL-ECP2 HOLDINGS, LP		Signature:
[Name of Entity]		Name:
By:	/s/
Name:
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ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]		Name:	Sam L. Banks
By:	/s/
Name:
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ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]		Name:	Michael S. Reddin
By:	/s/
Name:
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Taxpayer ID #:

ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]		Name:	Thomas E. Hardisty
By:	/s/
Name:
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ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]		Name:	Susan Davis
By:	/s/
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ADDRESS FOR NOTICE:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

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[Name of Entity]		Name:	Greg Schneider
By:	/s/
Name:
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ADDRESS FOR NOTICE:

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With a copy to:

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FOR ENTITY INVESTORS:		FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]		Name:	Steven Enger
By:	/s/
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